UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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THE LIBERTY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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October 31, 2005

Dear Shareholder:

We cordially invite you to attend a special meeting of the shareholders of The Liberty Corporation to be held on December 6, 2005 at 10:30 a.m. local time at the Westin Poinsett Hotel located at 120 South Main Street, Greenville, South Carolina.

At the special meeting, you will be asked to consider and vote upon a merger agreement dated as of August 25, 2005 among Liberty, Raycom Media, Inc. and RL123, Inc., a wholly owned subsidiary of Raycom, pursuant to which RL123 will be merged with and into Liberty, with Liberty as the surviving corporation in the merger. Upon completion of the merger, each issued and outstanding share of Liberty’s common stock will be converted into the right to receive $47.35 in cash.

Our board of directors has unanimously determined that the merger agreement and the merger are advisable, fair to and in the best interests of Liberty and its shareholders. Accordingly, the board has unanimously approved and adopted the merger agreement and the merger and unanimously recommends that you vote “FOR” the approval and adoption of the merger agreement and the merger at the special meeting.

Your vote is very important. We cannot complete the merger unless holders of 66 2/3% of our issued and outstanding shares of common stock approve and adopt the merger agreement and the merger. If you fail to vote or vote to abstain, that will have the effect of a vote against the approval and adoption of the merger agreement and the merger. Certain of our shareholders holding approximately 19.6% of our outstanding shares of common stock have entered into voting agreements pursuant to which they have agreed to vote their shares in favor of the approval and adoption of the merger agreement and the merger.

Even if you plan to attend the special meeting in person, we recommend that you submit your proxy so that your vote will be counted if you later decide not to attend the meeting. You may vote in one of three ways: by calling the toll-free number listed on the enclosed proxy card; by using the Internet as instructed on the proxy card; or by signing, dating and returning the proxy card in the enclosed, postage-paid envelope.

We encourage you to read the accompanying proxy statement carefully because it explains the proposed merger and other related matters.

Sincerely,

HAYNE HIPP

Chairman & CEO

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the proposed merger, passed upon the merits or fairness of the merger agreement or the transactions contemplated thereby, including the proposed merger, or passed upon the adequacy or accuracy of the information contained in this proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated October 31, 2005, and we are mailing this proxy statement and the attached form of proxy to shareholders on or about November 2, 2005.

THE LIBERTY CORPORATION

135 South Main Street

Greenville, S.C. 29601

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 6, 2005

To the Shareholders of The Liberty Corporation:

A special meeting of the shareholders of The Liberty Corporation will be held on December 6, 2005 at 10:30 a.m. local time at the Westin Poinsett Hotel located at 120 South Main Street, Greenville, South Carolina, for the following purposes:

1.	To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of August 25, 2005, among The Liberty Corporation, Raycom Media, Inc. and RL123, Inc., a wholly owned subsidiary of Raycom, and the merger contemplated thereby, pursuant to which RL123 will be merged with and into Liberty, with Liberty as the surviving corporation. Upon completion of the merger, each issued and outstanding share of Liberty’s common stock will be converted into the right to receive $47.35 in cash.

2.	To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Holders of record of our common stock at the close of business on October 27, 2005 will be entitled to vote at the special meeting or any adjournment or postponement thereof. An alphabetical list of shareholders entitled to vote will be kept at our offices for inspection prior to the special meeting. This list will also be available at the special meeting.

Your vote is important. Whether or not you plan to attend the special meeting, please vote the enclosed proxy promptly. You may revoke your proxy at any time before the special meeting by written notice to such effect, by submitting a subsequently dated proxy or by attending the special meeting and voting in person. Please do not send us your share certificates. Your prompt attention will be greatly appreciated.

By Order of the Board of Directors,

Sophia G. Vergas

Corporate Secretary

ANNEX A—Agreement and Plan of Merger dated as of August 25, 2005 among The Liberty Corporation, Raycom Media, Inc. and RL123, Inc.

ANNEX B—Opinion of UBS Securities LLC

ANNEX C—Form of Voting Agreement

SUMMARY TERM SHEET

This summary highlights selected information contained in this proxy statement about the proposed merger and may not contain all of the information that is important to you. Accordingly, we urge you to read carefully this entire document and the other documents and information to which we refer you. See “Where You Can Find More Information”. In this proxy statement, the terms “we”, “us”, “our” and “Liberty” refer to The Liberty Corporation, the term “Raycom” refers to Raycom Media, Inc., and the term “RL123” refers to RL123, Inc., a wholly owned subsidiary of Raycom. The term “merger agreement” refers to the Agreement and Plan of Merger dated as of August 25, 2005 among Liberty, Raycom and RL123.

The Companies

•	Liberty. The Liberty Corporation is a South Carolina corporation with its executive offices at 135 South Main Street, Greenville, South Carolina 29601. Its telephone number is (864) 241-5400. Liberty is a holding company with operations primarily in the television broadcasting industry. Its television broadcasting subsidiary, Cosmos Broadcasting Corporation, owns fifteen network-affiliated stations located in the Southeast and Midwest, along with other ancillary businesses. The fifteen stations cover approximately 3.35% of U.S. households. Eight of our television stations are affiliated with NBC, five with ABC, and two with CBS. Liberty also operates a cable advertising company, CableVantage, Inc., through which it represents nine independent cable operators in seventeen locations that, in combination, reach approximately 450,000 subscribers.

•	Raycom. Raycom Media, Inc. is a Delaware corporation with its executive offices at RSA Tower, 20th Floor, 201 Monroe Street, Montgomery, Alabama 36104. Its telephone number is (334) 206-1400. Raycom owns and operates 37 television stations in 20 states which cover over 10% of U.S. television households. Raycom’s stations include two stations affiliated with ABC, seven stations affiliated with CBS, nine stations affiliated with FOX, thirteen stations affiliated with NBC, five stations affiliated with UPN and one station affiliated with the WB. In addition to television stations, Raycom owns Raycom Sports, a marketing, production, and events management and distribution company; Digitalize-Raycom Post, a post production facility in Burbank, California; and Broadview Media, a post production/telecommunication company in Montgomery, Alabama.

•	RL123. RL123, Inc. is a newly formed Delaware corporation and a wholly owned subsidiary of Raycom. RL123’s executive offices are located at RSA Tower, 20th Floor, 201 Monroe Street, Montgomery, Alabama 36104, and its telephone number is (334) 206-1400. RL123 was formed solely for the purpose of completing the proposed merger and has not engaged in any business except in anticipation of the proposed merger.

The Special Meeting (page 11)

•	Time, Place and Purpose. The special meeting will be held on December 6, 2005 at 10:30 a.m. local time at the Westin Poinsett Hotel located at 120 South Main Street, Greenville, South Carolina. The purpose of the special meeting is to consider and vote on the proposal to approve and adopt the merger agreement and the merger and to transact such other business as may properly come before the meeting.

•	Record Date. Holders of Liberty’s common stock as of the close of business on October 27, 2005 will be entitled to vote at the special meeting.

•

Vote Required.    The approval and adoption of the merger agreement and the merger require the affirmative vote of 66 2/3% of Liberty’s issued and outstanding shares of common stock. As an inducement to Raycom and RL123 entering into the merger

•	agreement, certain of our shareholders holding in the aggregate approximately 19.6% of our outstanding shares of common stock have entered into voting agreements pursuant to which they have agreed to vote their shares in favor of the approval and adoption of the merger agreement and the merger.

•	Quorum. Holders of a majority of Liberty’s outstanding common stock as of the record date represented in person or by proxy at the special meeting will constitute a quorum.

The Merger (page 13)

•	Structure of the Merger. If the conditions to the completion of the merger are satisfied, RL123, a wholly owned subsidiary of Raycom, will merge with and into Liberty, with Liberty as the surviving corporation. Following the merger, Liberty will be a wholly owned subsidiary of Raycom.

•	Merger Consideration. Upon completion of the merger, you will be entitled to receive $47.35 in cash, without interest, for each share of our common stock that you own at the effective time of the merger.

Board Recommendation; Reasons for the Merger (page 15)

Our board of directors, by unanimous vote, has determined that the merger agreement and the merger are advisable, fair to and in the best interests of Liberty and its shareholders, has approved and adopted the merger agreement and the merger, and unanimously recommends that Liberty’s shareholders vote “FOR” the approval and adoption of the merger agreement and the merger. See “The Merger—Recommendation of Our Board of Directors”.

In reaching its decision, our board of directors considered a number of factors that are described in “The Merger—Our Reasons for the Merger”. Our board of directors conducted an overall analysis of these factors and did not reach any specific conclusion on any factor or assign relative weights to the factors.

Opinion of Our Financial Advisor (page 18 and Annex B)

UBS Securities LLC (referred to as UBS) delivered to our board of directors its written opinion, dated August 25, 2005 (the date the merger agreement was executed), to the effect that, as of that date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations described in that opinion, the merger consideration to be paid to holders of our common stock of $47.35 in cash per share was fair from a financial point of view to such holders. See “The Merger—Opinion of UBS Securities LLC”.

The full text of UBS’s written opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. We urge you to read it carefully in its entirety. UBS’s opinion is directed to our board of directors and relates only to the fairness of the merger consideration from a financial point of view as of the date of the opinion. The opinion does not address the relative merits, material terms or any other aspect of the merger and is not a recommendation as to how any of our shareholders should vote with respect to the merger agreement or the merger.

Voting Agreements (page 23)

As an inducement to Raycom and RL123 entering into the merger agreement, certain of our shareholders holding in the aggregate approximately 19.6% of our common stock outstanding on the record date have entered into voting agreements with Raycom and RL123. Pursuant to the terms of each voting agreement, each such shareholder has agreed, among other things, to vote certain of the shares held by such shareholder in favor of the approval and adoption of the merger agreement and the merger. See “The Merger—Voting Agreements”.

Rights Agreement (page 23)

Prior to the execution of the merger agreement, we amended our rights agreement to exempt the execution of the merger agreement and the consummation of the transactions contemplated by the merger agreement and the voting agreements. See “The Merger—Rights Agreement”.

Material United States Federal Income Tax Consequences (page 24)

For United States federal income tax purposes, your receipt of cash in exchange for your shares of our common stock generally will cause you to recognize a gain or loss measured by the difference, if any, between the cash you receive in the merger and your tax basis in such shares. You are urged to consult your own tax advisor for a full understanding of how the merger will affect your taxes. See “The Merger—Material United States Federal Income Tax Consequences”.

Restricted Stock and Stock Options (page 26)

Each share of restricted common stock granted under our Performance Incentive Compensation Program that would otherwise be subject to a risk of forfeiture at the effective time of the merger will become fully vested as of the effective time and be converted into the right to receive $47.35 in cash, subject to any required withholding taxes.

All vested and unvested Liberty stock options outstanding at the effective time of the merger granted under our Performance Incentive Compensation Program will be cancelled and “cashed out,” meaning holders of these stock options will be entitled to receive cash payments for each share underlying their options equal to the excess of $47.35 per share over the exercise price per share of their options, subject to any required withholding taxes.

Non-Solicitation of Other Offers (page 31)

The merger agreement contains restrictions on our ability to solicit, engage in discussions or negotiations with, furnish confidential information to, knowingly facilitate efforts by, or enter into an agreement with a third party regarding an acquisition proposal. Notwithstanding these restrictions, under certain limited circumstances prior to the approval and adoption by our shareholders of the merger agreement and the merger at the special meeting, our board of directors may respond to an unsolicited bona fide acquisition proposal and terminate the merger agreement and enter into an acquisition agreement with respect to a superior acquisition proposal. See “The Merger Agreement—Non-Solicitation”.

Conditions to Completing the Merger (page 35)

Liberty’s and Raycom’s respective obligations to complete the merger are subject to the satisfaction of a number of conditions, including the following:

•	approval and adoption of the merger agreement and the merger by Liberty’s shareholders holding at least 66 2/3% of its issued and outstanding shares of common stock;

•	the absence of any law prohibiting the consummation of the merger;

•	expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (referred to as the HSR Act);

•	receipt of the consent of the Federal Communications Commission (referred to as the FCC) with respect to the transfer of control of our main licenses for our television stations to be effected by the merger;

•	the other party having performed in all material respects its obligations contained in the merger agreement required to be performed by it at or prior to the closing of the merger; and

•	the other party’s representations and warranties contained in the merger agreement and any certificate delivered pursuant to the merger agreement, subject to certain materiality exceptions, being true at and as of the closing date of the merger.

In addition, Raycom’s obligation to complete the merger is subject to the satisfaction of the following additional conditions:

•	the consent of the FCC referred to above having become a final order in full force and effect; and

•	receipt of certain third party consents.

If applicable law permits, either Liberty or Raycom could choose to waive a condition to its obligation to complete the merger even though that condition has not been satisfied. See “The Merger Agreement—Conditions to the Merger”.

Termination of the Merger Agreement (page 37)

Liberty and Raycom may mutually agree in writing to terminate the merger agreement at any time without completing the merger, even after Liberty’s shareholders have approved it. Either we or Raycom may also generally terminate the merger agreement prior to completion of the merger under specified circumstances, including the following:

•	if the merger is not completed by May 31, 2006, subject to a three-month automatic extension if (i) the FCC consent has not been obtained or has not become a final order or (ii) any of the required third party consents have not been received or waived, provided that in each case such consents are being diligently pursued (we refer to May 31, 2006, as such deadline may be extended, as the termination date);

•	if our shareholders do not approve the merger at the special meeting or at any adjournment or postponement thereof; or

•	if any final and non-appealable order or action by any governmental authority prohibits the merger.

In addition, Liberty may terminate the merger agreement under specified circumstances, including the following:

•	if prior to Liberty’s shareholders approving the merger, its board of directors authorizes Liberty to enter into a binding written agreement concerning a superior proposal, so long as such action is in compliance with the merger agreement and Liberty has paid any termination fee or other amounts required by the merger agreement;

•	if Raycom or RL123 has breached any representation or warranty or failed to perform any covenant or agreement set forth in the merger agreement and such breach would result in the failure to satisfy the related condition to closing by the termination date; or

•	if Raycom or RL123 has materially breached a provision of the merger agreement and such breach has not been waived or cured within fifteen business days following notice of such breach.

In addition, Raycom may terminate the merger agreement under specified circumstances, including the following:

•	if Liberty’s board of directors fails to make, withdraws or modifies, or publicly proposes to withdraw or modify its recommendation of the merger agreement and the merger in any manner adverse to Raycom, fails to reconfirm its recommendation of the merger agreement within five business days after Raycom’s written request to do so, or recommends an alternative acquisition proposal;

•	if Liberty enters into a binding written agreement with respect to a superior proposal;

•	if Liberty has breached any representation or warranty or failed to perform any covenant or agreement set forth in the merger agreement that would result in the failure to satisfy the related condition to closing by the termination date; or

•	if Liberty has materially breached a provision of the merger agreement and such breach has not been waived or cured within fifteen business days following our receipt of notice by Raycom of such breach.

See “The Merger Agreement—Termination”.

Termination Fee and Expenses (page 38)

We have agreed to pay Raycom a termination fee of $29,350,000 in the following circumstances:

•	we terminate the merger agreement prior to our shareholders approving the merger and our board of directors authorizes us to enter into a binding written agreement relating to a superior proposal;

•	Raycom terminates the merger agreement because our board of directors withdraws, changes in a manner adverse to Raycom, or fails to reconfirm its recommendation of the merger agreement and the merger, or we have entered into a binding written agreement with respect to a superior proposal; or

•

after an acquisition proposal has been made and publicly disclosed or certain related events have occurred, the merger agreement is terminated for any of the reasons set forth below and, within one year after such termination, we are acquired by a third party, or a third party acquires all or substantially all of our assets or more than 50% of our outstanding shares of common stock, in each case where the consideration per share received by our shareholders is greater than $36.95:

•	the merger agreement is terminated by either Raycom or us because the termination date has passed or because our shareholders did not approve the merger;

•	the merger agreement is terminated by Raycom because of our breach of any representation or warranty or failure to perform any covenant or agreement set forth in the merger agreement that would result in the failure to satisfy the related condition to closing by the termination date; or

•	the merger agreement is terminated by Raycom because we have materially breached a provision of the merger agreement and such breach has not been waived or cured within fifteen business days following our receipt of notice of such breach.

We are also required to reimburse Raycom for up to $5,000,000 of its actual out-of-pocket expenses if the merger agreement is terminated because our shareholders did not approve the merger, provided that such amount will be credited toward any termination fee that is otherwise payable as described above.

See “The Merger Agreement—Termination Fee”.

Employee Matters (page 33)

The merger agreement contains a number of provisions relating to the benefits our employees will receive in connection with and following the merger. In particular, under the merger agreement, Raycom has agreed, for one year following the closing of the merger, to provide our employees base salary or wage rates no less than those provided immediately prior to the closing. From and after the closing of the merger, our non-union employees are eligible to participate in Raycom’s benefit plans (including any annual incentive plans) on the same basis as similarly situated employees of Raycom, except with respect to severance to the extent enhanced severance benefits are to be provided under the merger agreement. For one year following the closing of the merger, Raycom will also provide certain of our employees with a guaranteed or enhanced level of severance benefits. Raycom has also agreed to continue our retiree medical and dental plans for current plan participants as well as employees who meet certain eligibility requirements as well as to continue retiree life insurance coverage for current participants.

See “The Merger Agreement—Employee Matters”.

Interests of the Company’s Directors and Executive Officers in the Merger (page 17)

When considering the recommendation by our board of directors in favor of the merger, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, your interests, including the following:

•	our directors and executive officers will have the vesting of their shares of restricted common stock effectively accelerated, and those shares will be converted into the right to receive $47.35 in cash per share, subject to any required withholding taxes;

•	our directors and executive officers will have the vesting of their stock options accelerated, and all options will be cancelled and “cashed out” in connection with the merger, meaning they will receive cash payments for each share underlying their options (whether or not vested or exercisable) equal to the excess of $47.35 per share over the exercise price per share of their options, subject to any required withholding taxes;

•	our executive officers may receive enhanced severance payments if their employment is terminated in connection with the merger; and

•	certain indemnification and insurance arrangements for our current and former directors and officers will be continued for six years following the closing of the merger.

See “The Merger—Interests of Our Directors and Executive Officers in the Merger”.

Procedure for Receiving Merger Consideration (page 27)

Raycom will appoint an exchange agent to coordinate the payment of the cash merger consideration following the merger. The exchange agent will send you written instructions for surrendering your certificates and obtaining the cash merger consideration after we have completed the merger. Do not send in your Liberty share certificates now. See “The Merger Agreement—Exchange Procedures”.

Regulatory Matters (page 24)

Under the provisions of the HSR Act, we may not complete the merger until we and Raycom have made filings with the Antitrust Division of the United States Department of Justice and the Federal Trade Commission and the applicable waiting period has expired or been terminated. We and Raycom initially filed pre-merger notifications under the HSR Act on September 9, 2005. Following informal discussions with the Antitrust Division, Raycom, with our consent, voluntarily withdrew and refiled its pre-merger notification form on October 13, 2005. The withdrawal and refiling was made as a procedural step to provide the Antitrust Division with additional time to complete its review of the proposed merger. The waiting period will expire on November 11, 2005 unless a request is made for additional information or documentary material or the review period is voluntarily extended.

The consent of the FCC is required in connection with the transfer of control of Liberty in the merger. Pursuant to the merger agreement, applications with the FCC requesting the FCC’s consent were filed on September 9, 2005. As part of the FCC applications, Raycom requested six-month waivers, commencing at the consummation of the merger, from the local television ownership rules in the Toledo, Ohio, Wilmington, North Carolina, Columbia, South Carolina and Albany, Georgia markets and a satellite exemption from the local television ownership rules for the Lufkin, Texas station. An objection to the ownership waivers has been filed with the FCC. In the event that the FCC consent has not been granted as of March 1, 2006 as a result of the application of any local television ownership rules in the above specified markets, Raycom is required, upon 30 days written notice given by us, to seek consent of the FCC to divest properties necessary to achieve compliance with such rules.

With respect to the Wilmington, North Carolina market, we, Raycom and RL123 entered into an agreement dated September 15, 2005 to permit Raycom, subject to various terms and conditions, to provide evaluation materials to prospective acquirers for the purpose of exploring a potential divestiture of our television station in such market. The agreement does not require us to dispose of or enter into any agreement with respect to the disposal of any asset of our Wilmington station prior to or at the closing of the merger.

We cannot assure you that an antitrust, FCC or other regulatory challenge to the merger will not be made. If a challenge is made, we cannot predict the result. We and Raycom have agreed to use our reasonable best efforts to take all actions necessary, proper or advisable under applicable law and regulations to consummate the merger and the other transactions contemplated by the merger agreement.

Dissenters’ Rights

Under the South Carolina Business Corporation Act of 1988, as amended, no dissenters’ rights are available for shares of any class or series of shares which, as of the applicable record date fixed to determine shareholders entitled to receive notice of a vote at the meeting of shareholders to act upon an agreement of merger, were listed on a national securities exchange. Because Liberty’s shares as of the record date were listed on the New York Stock Exchange, its shareholders are not entitled to dissenters’ rights.

Additional Questions

If you have additional questions about the merger or other matters discussed in this proxy statement after reading this proxy statement, you should contact our proxy solicitation agent, Georgeson Shareholder Communications Inc, by mail at 17 State Street, New York, NY 10004, or by phone at (866) 203-9357.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	What is the proposed transaction?

A:	Pursuant to the Agreement and Plan of Merger dated as of August 25, 2005 among The Liberty Corporation, Raycom Media, Inc. and RL123, Inc., a wholly owned subsidiary of Raycom, if the conditions to the completion of the merger are satisfied, RL123 will merge with and into Liberty, with Liberty as the surviving corporation. Following the merger, Liberty will be a wholly owned subsidiary of Raycom.

Q:	What will I receive for my shares of Liberty common stock in the merger?

A:	Upon completion of the merger, you will receive $47.35 in cash, without interest, for each share of Liberty common stock you own.

Q:	Where and when is the special meeting?

A:	The special meeting will take place on December 6, 2005 at 10:30 a.m. local time at the Westin Poinsett Hotel located at 120 South Main Street, Greenville, South Carolina.

Q:	What vote of our shareholders is required to approve and adopt the merger agreement and the merger?

A:	For us to complete the merger, shareholders holding at least 66 2/3% of our common stock outstanding at the close of business on the record date must vote “FOR” the approval and adoption of the merger agreement and the merger. In this regard, certain of our shareholders holding approximately 19.6% of our common stock outstanding on the record date have entered into voting agreements with Raycom and RL123, pursuant to which they have agreed to vote their shares in favor of the approval and adoption of the merger agreement and the merger.

Q:	Who may vote at the special meeting?

A:	Only holders of record of our common stock as of the close of business on October 27, 2005 may vote at the special meeting. As of October 27, 2005 there were 18,301,958 shares of our common stock issued and outstanding.

Q:	How does the Liberty board of directors recommend that I vote?

A:	Our board of directors unanimously recommends that our shareholders vote “FOR” the proposal to approve and adopt the merger agreement and the merger. You should read “The Merger—Our Reasons for the Merger” for a discussion of the factors that our board of directors considered in deciding to recommend the approval and adoption of the merger agreement and the merger.

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this proxy statement, please vote your shares as soon as possible. You may vote your shares by signing and returning the enclosed proxy card. If you are a registered holder, you may also vote by telephone or via the Internet by following the instructions on the proxy card. If you hold your shares through a bank or brokerage firm, you may be able to vote by telephone or via the Internet in accordance with instructions your bank or brokerage firm provides.

Q:	How will my proxy be voted?

A:	If proxies are properly dated, executed and returned, the shares they represent will be voted at the special meeting in accordance with the instructions of the shareholder. If no specific instructions are given, the shares will be voted as follows:

•	“FOR” the approval and adoption of the merger agreement and the merger; and

•	with respect to any other matter that may properly come before the special meeting, including postponing or adjourning the special meeting to solicit additional proxies in favor of the approval and adoption of the merger agreement and the merger (in the event there are not sufficient votes for such approval and adoption at the special meeting), in the discretion of the persons voting the respective proxies.

Q:	Can I change my vote after I have mailed my signed proxy card?

A:	Yes. You may revoke your proxy at any time before the special meeting by written notice to such effect, by submitting a subsequently dated proxy or by attending the special meeting and voting in person.

Q:	What happens if I do not vote or vote to abstain?

A:	Because the required vote of our shareholders is based upon the number of outstanding shares of our common stock, rather than upon the shares actually voted, the failure to return your proxy card or to otherwise vote or a vote to abstain will have the same effect as voting “AGAINST” the merger.

Q:	If my shares are held in “street name” by my broker or bank, will my broker or bank vote my shares for me?

A:	Yes, but only if you provide instructions to your broker or bank on how to vote. You should follow the directions provided by your broker or bank regarding how to instruct your broker or bank to vote your shares. Without such instructions, your shares will not be voted, which will have the same effect as voting against the merger. See “The Special Meeting of Our Shareholders—Voting by Proxy”.

Q:	Am I entitled to dissenters’ or appraisal rights?

A:	No. Under the South Carolina Business Corporation Act of 1988 (as amended), no dissenters’ rights are available for shares of any class or series of shares which, as of the applicable record date fixed to determine shareholders entitled to receive notice of a vote at the meeting of shareholders to act upon an agreement of merger, were listed on a national securities exchange. Because our shares were listed on the New York Stock Exchange as of the record date, shareholders are not entitled to dissenters’ rights.

Q:	Is the merger expected to be taxable to me?

A:	Generally, yes. The receipt of $47.35 in cash for each share of our common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. For United States federal income tax purposes, you will generally recognize gain or loss as a result of the merger measured by the difference, if any, between $47.35 per share and your adjusted tax basis in that share. You should read “The Merger—Material United States Federal Income Tax Consequences” for a more complete discussion of the federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You are urged to consult your tax advisor regarding the tax consequences of the merger to you.

Q:	When do you expect the merger to be completed?

A:	Although we do not know if or when we will receive the required regulatory approvals for the merger and satisfy the other conditions to closing, we anticipate that the merger will be completed before the end of the first quarter of 2006. In order to complete the merger, we must obtain shareholder approval, the consent of the FCC and satisfy a number of other closing conditions under the merger agreement. See “The Merger Agreement—General” and “The Merger Agreement—Conditions to the Merger”.

Q:	Should I send in my share certificates now?

A:	No. Shortly after the merger is completed, you will receive a letter of transmittal with instructions informing you how to send in your share certificates in order to receive the merger consideration. You should use the letter of transmittal to exchange share certificates for the merger consideration to which you are entitled as a result of the merger. PLEASE DO NOT SEND ANY SHARE CERTIFICATES WITH YOUR PROXY.

Q:	What will I receive for my Liberty restricted stock and stock options in the merger?

A:	Your restricted common stock will become fully vested as of the effective time of the merger, and you will be entitled to receive $47.35 in cash for each share of your restricted common stock, subject to any required withholding taxes. Your stock options will be cancelled and “cashed out,” meaning you will be entitled to receive cash payments for each share underlying your options equal to the excess of $47.35 per share over the exercise price per share of your options, subject to any required withholding taxes. If the exercise price of your options is equal to or greater than $47.35 per share, you will not be entitled to receive any cash payments for your options in connection with the merger.

Q:	Who can help answer my other questions?

A:	If you have more questions about the merger, you should contact our proxy solicitation agent, Georgeson Shareholder Communications Inc., by mail at 17 State Street, New York, NY 10004, or by phone at (866) 203-9357.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement and the documents to which we refer you in this proxy statement contain forward-looking statements based on estimates and assumptions. Forward-looking statements include statements concerning the expected completion and timing of the merger and other information relating to the merger, and statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. There are forward-looking statements throughout this proxy statement, including, among others, under the headings “Summary Term Sheet” and “The Merger” and in statements containing the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “plans”, “will”, “would”, “could”, “estimates” or other similar expressions. For each of these statements, Liberty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects. These forward-looking statements speak only as of the date on which the statements were made. We do not intend, and undertake no obligation, to update these forward-looking statements. In addition to other factors and matters contained or incorporated by reference in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	our ability to obtain the shareholder approval required for the merger;

•	our ability to obtain, and the timing of, the regulatory approvals and third-party consents required for the merger;

•	the imposition of any conditions by regulatory authorities that could cause the parties to abandon the merger;

•	the satisfaction of, or failure of Liberty or Raycom to satisfy, the other conditions to the closing of the merger;

•	legislative or regulatory developments that could have the effect of delaying or preventing the merger;

•	the financial performance of Liberty through the completion of the merger; and

•	other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission (referred to as the SEC).

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

The special meeting will be held on December 6, 2005 at 10:30 a.m. local time at the Westin Poinsett Hotel located at 120 South Main Street, Greenville, South Carolina. The purpose of the special meeting is to consider and vote on the proposal to approve and adopt the merger agreement and the merger and to transact such other business as may properly come before the meeting. Our board of directors has unanimously determined that the merger agreement and the merger are advisable, fair to and in the best interests of Liberty and its shareholders, has approved and adopted the merger agreement and the merger and recommends that Liberty’s shareholders vote “FOR” the approval and adoption of the merger agreement and the merger.

Who Can Vote at the Special Meeting

Only holders of record of our common stock as of the close of business on October 27, 2005, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting or any adjournment or postponement thereof. If you own shares that are registered in someone else’s name, for example, a bank or broker, you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the meeting. As of October 27, 2005, there were 18,301,958 shares of our common stock issued and outstanding.

Vote Required; Quorum

The approval and adoption of the merger agreement and the merger requires the affirmative vote of the holders of 66 2/3% of our issued and outstanding shares of common stock. Each share of common stock is entitled to one vote on all matters to come before the special meeting. Because the required vote of shareholders is based upon the number of outstanding shares of our common stock, rather than upon the shares actually voted, failure to submit a proxy or to vote in person or a vote to abstain will have the same effect as a vote “AGAINST” the approval and adoption of the merger agreement and the merger. In this regard, certain of our shareholders holding approximately 19.6% of our common stock outstanding on the record date have entered into voting agreements with Raycom and RL123, pursuant to which they have agreed to vote their shares in favor of the approval and adoption of the merger agreement and the merger. See “The Merger—Voting Agreements”.

If your shares are held in “street name” by your bank or broker, you should instruct your bank or broker how to vote your shares using the instructions provided by your bank or broker. Under the rules of the New York Stock Exchange, banks or brokers who hold shares in “street name” for customers may not exercise their voting discretion with respect to non-routine matters such as the approval and adoption of the merger agreement and the merger. If you do not instruct your bank or broker to vote your shares, it will have the same effect as a vote “AGAINST” the approval and adoption of the merger agreement and the merger.

The holders of a majority of the outstanding shares of our common stock entitled to vote as of the record date, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Once a share is represented for any purpose at the special meeting, it will be considered present for quorum purposes for the remainder of the special meeting and for any adjournment thereof, unless a new record date is or must be set for the adjourned meeting.

Voting by Proxy

This proxy statement is being sent to you on behalf of our board of directors for the purpose of requesting that you allow your shares of our common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of our common stock represented at the meeting by properly executed proxy cards will be voted in accordance with the instructions indicated on that proxy. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by our board of directors. Our board of directors recommends a vote “FOR” the approval and adoption of the merger agreement and the merger.

If you hold shares of record as a registered shareholder, you can simplify your voting process and save us expense by voting your shares by telephone at 1-800-PROXIES (1-800-776-9437) or on the Internet at www.voteproxy.com. We provide more information regarding telephone and Internet voting on the proxy card. If you hold shares through a bank or brokerage firm, the bank or brokerage firm will provide you with separate instructions on a form you will receive from them. Many such firms make telephone or Internet voting available, but the specific processes available will depend on those firms’ individual arrangements.

We do not expect that any matter other than the proposal to approve and adopt the merger agreement and the merger will be brought before the special meeting. If, however, such a matter is properly presented at the special meeting, including postponing or adjourning the special meeting to solicit additional proxies in favor of the approval and adoption of the merger agreement and the merger (in the event there are not sufficient votes for such approval and adoption), the persons named in the proxy card will use their own judgment to determine how to vote your shares.

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either advise our Corporate Secretary in writing at our address stated on page 1 of this proxy statement, submit a later dated proxy (including a proxy given by telephone or via the Internet) or attend the special meeting and vote your shares in person. Attendance at the special meeting will not by itself constitute revocation of a proxy. If you have instructed your bank or broker to vote your shares, you must follow the directions provided by your bank or broker to change these instructions.

Solicitation of Proxies

Our board of directors is soliciting your proxy. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies personally and by telephone, e-mail or otherwise. None of these persons will receive additional or special compensation for soliciting proxies.

We have retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies for the special meeting and to verify records related to the solicitations. We will pay Georgeson a fee of approximately $8,500, plus reimbursement of its out-of-pocket expenses. Georgeson’s address is 17 State Street, New York, NY 10004, and its telephone number is (866) 203-9357.

THE MERGER

Background of the Merger

On November 1, 2000, Liberty sold its insurance operations to the Royal Bank of Canada for approximately $646 million. Following this sale, Liberty has primarily been involved in the television broadcasting industry.

From time to time during 2001, 2002 and 2003, Liberty’s board of directors and management periodically reviewed Liberty’s strategic alternatives, including the possibility of a business combination with another company engaged in the broadcasting industry. In connection with these reviews, members of Liberty’s senior management from time to time engaged in preliminary discussions with representatives of broadcasting and other media companies with respect to the possibility of engaging in a business combination transaction. None of these discussions advanced beyond the preliminary stage and, consequently, no transaction resulted.

In March 2004, a meeting was held between senior management of Liberty and representatives of a major private equity firm that had expressed interest in pursuing an equity investment in, or other transaction with, Liberty. During this meeting and in subsequent discussions, Liberty and the private equity firm discussed preliminary valuations of Liberty and possible transaction structures. The discussions did not, however, result in any specific proposals being made.

In late March 2004, Liberty was contacted by a publicly traded company engaged in the broadcasting business, referred to as Company X, with respect to the possibility of engaging in a business combination transaction. The Chief Financial Officers of each of Liberty and Company X met to discuss the possibility of a business combination between the two companies and, following the meeting, the parties entered into a confidentiality agreement and Company X commenced its due diligence investigation of Liberty. At this time, Liberty informed Company X that it would be interested in engaging in an all-cash transaction, rather than a transaction where the consideration to be received by Liberty’s shareholders would consist of or include Company X stock.

On April 30, 2004, at a meeting between senior management of each of Company X and Liberty, Company X indicated that it would be willing to pursue a business combination transaction in which Liberty’s shareholders would receive consideration consisting of 50% cash and 50% Company X stock. Liberty reiterated its position that it would only be interested in engaging in an all-cash transaction. Company X informed Liberty that it was not willing to engage in an all-cash transaction and, on the basis of this factor, the parties terminated their discussions.

On April 2, 2004, Liberty paid to its shareholders a special dividend of $4.00 per share, in addition to its regular quarterly dividend of $0.25 per share.

On May 4, 2004, at a regularly scheduled meeting of Liberty’s board of directors, senior management reviewed for the board the discussions with Company X.

In early July 2004, Company X contacted Liberty to again discuss the merits of engaging in a business combination transaction. On July 15, 2004, Company X indicated to Liberty that, subject to completion of due diligence and negotiation of satisfactory definitive documentation, Company X would be willing to engage in an all-cash transaction with Liberty based on a preliminary enterprise value for Liberty of approximately $1 billion. Following discussions regarding the principal terms of a possible transaction, Company X recommenced its due diligence investigation of Liberty and the parties, together with their respective advisors, began negotiation of a merger agreement.

On August 3, 2004, at a regularly scheduled meeting of Liberty’s board of directors, senior management reviewed for the board the discussions with Company X.

The negotiations between Liberty and Company X and the due diligence process continued until late September 2004, at which time the parties terminated their discussions due to disagreements with respect to certain due diligence matters, contractual issues and valuation.

On November 2, 2004, Liberty held a regularly scheduled meeting of its board of directors in Montgomery, Alabama. While in Montgomery, Hayne Hipp, Liberty’s Chief Executive Officer, met with Dr. David Bronner of the Retirement Systems of Alabama, the principal financing source of Raycom. Mr. Hipp and Dr. Bronner discussed the broadcast television industry generally and the businesses of each of Liberty and Raycom.

In late 2004, members of Liberty’s senior management held preliminary discussions with a privately held broadcasting company with respect to a possible business combination transaction. However, the discussions were terminated when it became apparent that the parties would not be able to reach agreement on valuation.

During the period from January through June of 2005, preliminary discussions were held with various other broadcasting companies with respect to a possible business combination transaction with Liberty. Also during this period, Company X indicated that it might be interested in resuming discussions with respect to a transaction if Liberty was able to resolve the due diligence and contractual matters that were the subject of the previous disagreement in a manner acceptable to Company X. Liberty and Company X were unable to resolve these issues, and the parties again terminated their discussions.

On April 4, 2005, Liberty paid to its shareholders a special dividend of $4.00 per share, in addition to its regular quarterly dividend of $0.25 per share.

On May 3, 2005, at a regularly scheduled meeting of Liberty’s board of directors, senior management reviewed for the board the discussions with Company X described above.

In June 2005, Mr. Hipp received a telephone call from a representative of Belmoro Corporate Advisors, LLC, financial advisor to Raycom, in which the representative of Belmoro indicated that Raycom might be interested in a business combination transaction with Liberty. Following this conversation, Mr. Hipp received a telephone call from Dr. Bronner in which Dr. Bronner confirmed that the Retirement Systems of Alabama was willing to provide financing to fund Raycom’s proposed transaction with Liberty. Following these telephone conversations, Belmoro and Liberty entered into a confidentiality agreement.

On July 1, 2005, representatives of Belmoro met with senior management of Liberty. At this meeting, representatives of Belmoro were given access to high-level financial information regarding Liberty.

On July 7, 2005, following initial discussions in May and June of 2005, members of senior management of Liberty and a publicly traded broadcasting company, referred to as Company Y, held a meeting to provide Company Y with an opportunity to engage in preliminary due diligence with respect to Liberty.

On July 15, 2005, Liberty received a letter from the Chief Executive Officer of Company Y proposing that the parties commence negotiations with respect to a business combination transaction based on a preliminary enterprise value for Liberty of $950 million. Company Y also requested that any such negotiations be exclusive for a period of 30 days. The Chief Executive Officers of Liberty and Company Y engaged in a subsequent telephone conversation with respect to the adequacy of the proposed valuation. No further discussions were held between the parties following that conversation.

Also on July 15, 2005, representatives of Belmoro, financial advisor to Raycom, participated in a conference call with senior management of Liberty. During this conference call, Belmoro indicated that Raycom was prepared to proceed with a business combination transaction based on a preliminary enterprise value for Liberty of $1 billion, subject to completion of due diligence investigation and negotiation of mutually satisfactory definitive documentation. Following this conversation, Raycom and Liberty entered into a confidentiality agreement.

During the remainder of July, Raycom and its financial, legal and other advisors conducted due diligence investigation of Liberty.

On August 2, 2005, at a regularly scheduled meeting of Liberty’s board of directors, senior management presented to the board its view of the state of the television broadcasting industry and the valuation of broadcasting properties generally. In addition, senior management updated the board with respect to the various discussions it had engaged with respect to a possible business combination.

Raycom’s due diligence investigation continued through the first two weeks of August 2005. On August 17, 2005, the Chief Executive Officer of Raycom and representatives of Belmoro met with senior management of Liberty to discuss the results of Raycom’s due diligence investigation and the proposed transaction value. Following these discussions, the parties agreed to proceed with the negotiations based on an enterprise value for Liberty of $987 million.

During the period from August 17 to August 25, the parties and their respective advisors continued to negotiate the terms of the merger agreement and related documentation.

On August 25, 2005, a special meeting of the board of directors of Liberty was held to consider the proposed transaction with Raycom. At the meeting, the Chief Executive Officer of Liberty reviewed for the board the events that had led up to the negotiations with Raycom, including the efforts that Liberty had undertaken over recent years to engage in a business combination transaction. Representatives of Davis Polk & Wardwell advised the board with respect to its legal duties and responsibilities and reviewed for the board the terms and conditions of the proposed merger agreement. Representatives of UBS Securities LLC, financial advisor to Liberty, reviewed its financial analysis and rendered its oral opinion, which was subsequently confirmed in writing, that as of August 25, 2005 and based upon the assumptions made, procedures followed, matters considered and limitations described in the opinion, the merger consideration payable to the holders of Liberty’s common stock in connection with the merger was fair from a financial point of view to those holders. Following consideration and discussion of the terms of the proposed transaction, Liberty’s board of directors determined that the merger agreement and the transactions contemplated thereby were advisable, fair to and in the best interests of Liberty and its shareholders, and unanimously voted to approve and adopt the merger agreement and the merger and to recommend that the shareholders approve and adopt the merger agreement and the merger. Later that day, Liberty and Raycom executed and delivered the merger agreement and issued press releases announcing the transaction.

Our Reasons for the Merger

Our board of directors consulted with our senior management and our financial and legal advisors in reaching its decision to approve and adopt the merger agreement and the merger and recommend that our shareholders vote “FOR” the approval and adoption of the merger agreement and the merger.

In reaching its decision to approve and adopt the merger agreement and the merger, and to recommend that our shareholders vote to approve and adopt the merger agreement and the merger, our board of directors considered, without limitation, the following factors:

•	the familiarity of our board of directors with, and presentations by our management regarding, our business, operations, financial condition, competitive position, business strategy and our growth opportunities and prospects (as well as the risks involved in achieving those opportunities and prospects);

•	current opportunities and trends in the television broadcasting industry, including potential regulatory developments;

•	the value of Raycom’s offering, including the fact that the merger consideration of $47.35 per share represents:

•	an approximate 28.8% premium over the closing price of our common stock on the New York Stock Exchange on August 24, 2005, one trading day prior to the public announcement of the execution and delivery of the merger agreement; and

•	an approximate premium of 27.6%, 26.0% and 27.2% over the average closing price of our common stock on the New York Stock Exchange for the ten days, thirty days and sixty days, respectively, prior to the public announcement of the execution and delivery of the merger agreement;

•	the current, historical and projected future market prices of our common stock relative to those of other industry participants and general market and sector indices;

•	the fact that the merger consideration is all cash, which provides certainty of value to our shareholders;

•	that our management had explored other strategic alternatives and periodically reviewed with the board its discussions with third parties regarding possible business combinations, and considered it unlikely that any third party would be willing to enter into a transaction offering greater value to our shareholders;

•	the fact that the terms of the merger agreement provide that, under certain circumstances and subject to certain conditions more fully described under “The Merger Agreement—Non-Solicitation”, “The Merger Agreement—Termination” and “The Merger Agreement—Termination Fee”, we are permitted to furnish information to and conduct negotiations with a third party in connection with an unsolicited proposal for an acquisition of Liberty that is reasonably likely to lead to a superior proposal and our board of directors is permitted to change its recommendation or terminate the merger agreement to accept a superior proposal;

•	the other terms of the merger agreement, including the limited ability of Raycom to terminate the merger agreement; and

•	the oral opinion of UBS Securities LLC on August 25, 2005, which was confirmed in a written opinion dated as of the same date, that, as of the date of such opinion, and based on and subject to the assumptions made, procedures followed, matters considered and limitations described in that opinion, the $47.35 per share cash consideration to be received by holders of our common stock pursuant to the merger agreement was fair from a financial point of view to such holders (see “—Opinion of UBS Securities”).

After considering these factors, our board of directors concluded that $47.35 per share was an attractive price for our shareholders in comparison to the values that we might reasonably achieve in the foreseeable future as a stand-alone, independent company or in an alternative acquisition transaction with a third party. Our board of directors also considered potential risks relating to the merger, including:

•	the fact that the all cash merger consideration would not allow our shareholders to participate in the benefits of any synergies created by the merger or in any future growth of the combined entity;

•	the risks and costs to Liberty if the merger is not completed (including the diversion of management and employee attention, the loss of business opportunities that might otherwise have been pursued, potential employee attrition and the potential adverse effect on business and customer relationships);

•	the restrictions on the conduct of our business during the period between the signing of the merger agreement and the completion of the merger or the termination of the merger agreement, which could delay or prevent us from pursuing business opportunities that may arise pending the completion of the merger;

•	the fact that gains arising from an all cash transaction would be taxable to our shareholders for United States federal income tax purposes;

•	the amount of time it could take to complete the merger given the required regulatory and other third party approvals; and

•	the possibility that, notwithstanding the provisions of the merger agreement allowing us, under certain circumstances and subject to certain conditions, to furnish information to and conduct negotiations with a third party and terminate the merger agreement in connection with a superior proposal for a business combination or acquisition of Liberty, the termination fee payable upon such termination may discourage other parties that may otherwise have an interest in a business combination with, or an acquisition of, Liberty (see “The Merger Agreement—Termination Fee”).

In addition, our board of directors was aware of and considered the interests of our executive officers and directors described under “—Interests of Our Directors and Executive Officers in the Merger”.

The foregoing discussion addresses certain material information and factors considered by our board of directors in its consideration of the merger, including factors that support the merger as well as those that may weigh against it. In view of the variety of factors and the quality and amount of information considered, our board of directors did not find it practicable to and did not make specific assessments of, or quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, our board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination. The determination to approve the merger was made after consideration of all of the factors in the aggregate. In addition, individual members of our board of directors may have given different weights to different factors.

Recommendation of Our Board of Directors

After careful consideration, our board of directors, by unanimous vote, has determined that the merger agreement and the merger are advisable, fair to and in the best interests of Liberty and its shareholders, has approved and adopted the merger agreement and the merger and recommends that Liberty’s shareholders vote “FOR” the approval and adoption of the merger agreement and the merger.

Interests of Our Directors and Executive Officers in the Merger

In considering the recommendation of our board of directors with respect to the merger agreement and the merger, you should be aware that our directors and executive officers have interests in the merger and have arrangements that are different from, or in addition to, those of our shareholders generally. Our board of directors was aware of these interests and considered them, among other matters, in reaching its decision to approve the merger agreement and the merger and to recommend that our shareholders vote in favor of the merger agreement and the merger.

Restricted Stock.    The merger agreement provides that upon completion of the merger, each share of restricted common stock, including those shares of restricted stock held by our directors and executive officers, that would otherwise then be subject to a risk of forfeiture will be converted into the right to receive $47.35 in cash as of the effective time of the merger. As of October 27, 2005, the aggregate amount of cash to be paid to holders of our restricted common stock in connection with the merger is expected to be $20,920,792.55, including $11,046,755.00 to directors and executive officers as follows: Edward E. Crutchfield: $205,972.50; John R. Farmer: $205,972.50; Hayne Hipp: $2,841,000.00; James M. Keelor: $2,263,330.00; William O. McCoy: $205,972.50; Frank E. Melton: $205,972.50; John H. Mullin, III: $205,972.50; Jonathan W. Norwood: $388,270.00; J. Thurston Roach: $205,972.50; Howard L. Schrott: $2,367,500.00; Eugene E. Stone, IV: $205,972.50; William B. Timmerman: $205,972.50; and Martha G. Williams: $1,538,875.00.

Stock Options.    The merger agreement provides that upon completion of the merger, each of our stock options, including those held by our executive officers and directors, which is then outstanding and has not been exercised will (whether or not fully vested) be cancelled and converted into the right to receive $47.35 per share, less an amount equal to the per share exercise price of the stock option. As of October 27, 2005, the aggregate amount of cash to be paid to option holders in connection with the merger is expected to be $10,619,544.58, including $4,519,355.20 to directors and executive officers as follows: Edward E. Crutchfield: $210,000.00; John R. Farmer: $210,000.00; Hayne Hipp: $0.00; James M. Keelor: $1,251,750.00; William O. McCoy: $210,000.00; Frank E. Melton: $210,000.00; John H. Mullin, III: $126,000.00; Jonathan W. Norwood: $105,350.00; J. Thurston Roach: $210,000.00; Howard L. Schrott: $868,000.00; Eugene E. Stone, IV: $84,000.00; William B. Timmerman: $210,000.00; and Martha G. Williams: $824,255.20.

Severance and Other Payments.    Under the merger agreement, we are entitled to pay enhanced severance benefits to certain of our employees (including our executive officers) whose employment is terminated in connection with the merger, as well as to pay certain discretionary bonuses. If the employment of our executive officers were terminated in connection with the merger, it is our current intent to pay them an amount of severance equal to one year’s base salary. The expected payments to our executive officers upon termination (based on their current base salaries) would be as follows: Hayne Hipp: $600,000.00; James M. Keelor: $525,000.00; Jonathan W. Norwood: $154,500.00; Howard L. Schrott: $400,000.00; and Martha G. Williams: $335,000.00. In addition, it is currently our intent to pay Mr. Norwood a special transaction bonus of $25,000.00.

Indemnification, Insurance and Employee Matters.    The merger agreement provides for director and officer indemnification and insurance and for the continuation of employee benefits as well as the provision of enhanced severance to certain of our employees for specified time periods. We describe these provisions in “The Merger Agreement—Indemnification and Insurance” and “The Merger Agreement—Employee Matters.”

Opinion of UBS Securities LLC

UBS Securities LLC (referred to as UBS) acted as financial advisor to our board of directors in connection with the merger and evaluated the fairness, from a financial point of view, to holders of Liberty common stock of the merger consideration to be received by such holders in the merger. Our board of directors selected UBS as its financial advisor based on UBS’s qualifications, expertise, reputation and its knowledge of our business. UBS rendered its opinion to our board of directors that, as of August 25, 2005, and based on and subject to various assumptions made, procedures followed, matters considered and limitations described in the opinion, the merger consideration to be received by holders of Liberty common stock in the merger is fair, from a financial point of view, to such holders.

The full text of UBS’s opinion, dated as of August 25, 2005, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS, is attached as Annex B and is incorporated by reference into this document. UBS’s opinion is directed only to the fairness, from a financial point of view, to holders of Liberty common stock of the merger consideration to be received by such holders in the merger, and does not address any other aspect of the merger. UBS’s opinion did not address the relative merits of the merger as compared to other business strategies or transactions that might be available to Liberty or the underlying business decision of Liberty to effect the merger, nor did it constitute a recommendation to any shareholder of Liberty as to how such shareholder should vote or act with respect to the merger or any other matter. UBS assumes no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of the opinion. Holders of Liberty common stock are urged to read the attached opinion carefully and in its entirety. This summary is qualified in its entirety by reference to the full text of the opinion attached as Annex B to this proxy statement.

UBS was neither asked by us, nor did it, offer any opinion as to the material terms of the merger agreement, the form of the merger or the likelihood the merger will be consummated. In rendering its opinion, UBS assumed, with our consent, that the final executed form of the merger agreement did not differ in any material respect from the draft dated August 23, 2005 that UBS examined, that the representations and warranties of Liberty, Raycom and RL123 contained in the merger agreement were true and correct in all material respects, that Liberty, Raycom and RL123 will comply with all material terms of the merger agreement and that all conditions to the obligations of each of Liberty, Raycom and RL123 will be satisfied without any waiver thereof.

In arriving at its opinion, UBS, among other things:

•	reviewed certain publicly available business and historical financial information relating to Liberty;

•	reviewed certain internal financial information and other data relating to the business and financial prospects of Liberty, including estimates and financial forecasts prepared by management of Liberty, that were provided to UBS by Liberty and were not publicly available;

•	conducted discussions with members of the senior management of Liberty concerning the business and financial prospects of Liberty;

•	reviewed publicly available financial and stock market data with respect to certain other companies UBS believed to be generally relevant;

•	compared the financial terms of the merger with the publicly available financial terms of certain other transactions which UBS believed to be generally relevant;

•	reviewed a draft of the merger agreement dated August 23, 2005; and

•	conducted such other financial studies, analyses and investigations, and considered such other information, as UBS deemed necessary or appropriate.

In addition, with our consent, UBS did not obtain or review any current financial information regarding Raycom, or otherwise assess its ability to obtain the financing necessary to consummate the merger.

In connection with its review, with our consent, UBS did not assume any responsibility for independent verification of any of the information reviewed by UBS for the purpose of its opinion and relied on such information being complete and accurate in all material respects. In addition, at our direction, UBS did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Liberty, nor was it furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates of Liberty referred to above, UBS assumed that they had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Liberty as to the future performance of Liberty. UBS also assumed, at our direction, that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any material adverse effect on Liberty and the merger. UBS’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to UBS as of, August 25, 2005 (the date of the opinion).

Financial Analyses used by UBS

The following is a summary of the material financial analyses used by UBS in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by UBS. The order of analyses described does not represent relative importance or weight given to those analyses by UBS. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of the described financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 23, 2005 and is not necessarily indicative of current market conditions.

Historical Stock Trading Analysis.    UBS reviewed and analyzed recent and historical trading prices and trading volume for shares of Liberty common stock for the one-year period from August 23, 2004 to August 23, 2005 to provide background information on the prices at which Liberty common stock has historically traded and compared such prices to certain stock market and industry indices.

Comparable Company Trading Analysis.    UBS analyzed and compared certain financial information, ratios and valuation multiples for Liberty based on the merger consideration to corresponding financial information, ratios and valuation multiples for selected publicly traded television broadcasting companies with businesses and operations that, for purposes of analysis, could be considered similar to the businesses and operations of Liberty in certain respects. The following companies were used by UBS for comparison in this analysis, which we refer to as the Selected Companies:

•	Gray Television Inc.

•	Hearst-Argyle Television Inc.

•	Lin TV Corp.

•	Nexstar Broadcasting Group Inc.

•	Sinclair Broadcast Group Inc.

UBS used closing stock prices for Liberty and the Selected Companies as of August 23, 2005 and calculated and compared:

•	the enterprise value, which is the market value of common equity, plus total debt less cash, plus the value of minority interests, less unconsolidated investments (assumed at book value), as a multiple of the estimated 2005 and 2006 BCF (which is book earnings before interest, taxes, depreciation and amortization, plus corporate expenses, plus program amortization, less program payments, plus non-cash compensation), and the average of estimated 2005 and 2006 BCF; and

•	the enterprise value as a multiple of the last twelve months (LTM) EBITDA (book earnings before interest, taxes, depreciation and amortization, plus program amortization, less program payments, plus non-cash compensation), estimated 2005 and 2006 EBITDA, and the average of estimated 2005 and 2006 EBITDA.

Historical financial results of the Selected Companies utilized by UBS for purposes of this analysis excluded unusual and non-recurring items and were based upon information contained in the applicable Selected Company’s latest publicly available financial statements, and projected financial data were based on various publicly available Wall Street research reports as of August 23, 2005. Historical financial results for Liberty utilized by UBS for purposes of this analysis excluded unusual and non-recurring items and were based upon information contained in the Liberty’s latest publicly available financial statements, and projected financial data were based on the Liberty management plan provided and confirmed by Liberty to UBS on August 20, 2005. LTM refers to the latest twelve-month period as reported in the most recently publicly available information as of June 30, 2005.

Although the Selected Companies were used for comparison purposes, no Selected Company is either identical or directly comparable to the businesses of Liberty. Accordingly, UBS’s comparison of the Selected Companies to Liberty and the analysis of the results of these comparisons were not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the analysis of the relative values of the Selected Companies and of Liberty.

The results of these analyses are summarized in the following table:

	Enterprise Value as Multiple of BCF:			Enterprise Value as Multiple of EBITDA:
	2005E (x)	2006E (x)	Avg 2005- 2006E (x)	LTM (x)	2005E (x)	2006E (x)	Avg 2005- 2006E (x)
Selected Companies
Mean	10.7	8.8	9.6	10.0	12.0	9.7	10.7
Median	10.8	8.7	9.7	10.0	12.1	9.7	11.0
High	11.1	9.3	10.1	11.6	12.7	10.4	11.3
Low	9.9	8.0	8.9	9.0	10.9	8.6	9.6
Liberty at August 23, 2005 Market Price	9.9	7.4	8.4	10.8	12.0	8.6	10.0
Liberty at Offer Price	12.5	9.3	10.7	13.7	15.2	10.9	12.7

Source: SEC filings, FactSet, Bloomberg

Selected Precedent Transactions Analysis.    UBS analyzed and compared the valuation multiples of Liberty common stock based on the merger consideration to the corresponding valuation multiples paid in eight selected transactions in the television broadcasting industry since 1996. The following table lists the transactions used by UBS for comparison:

Date Announced	Acquiror	Target

August 2005	Lin TV / Journal / Gray	Emmis

April 2002	Gray Television	Benedek

May 2000	Emmis	Lee

February 1998	Sinclair	Sullivan

August 1997	Hicks Muse	Lin TV

March 1997	Hearst	Argyle

July 1996	Media General	Park

April 1996	Sinclair	River City

For each of the selected transactions and for the merger, UBS calculated and compared the resulting:

•	enterprise value as a multiple of LTM BCF and forward BCF (based on estimates for the calendar year in which the deal was announced, if announced in the first six months of such year; otherwise, based on the next calendar year following announcement);

•	enterprise value as a multiple of LTM EBITDA;

•	industry enterprise value as a multiple of LTM EBITDA (based on an index of selected publicly traded television broadcasting companies on the date of announcement of each such selected transaction); and

•	offer premium (or discount) to industry enterprise value as a multiple of LTM EBITDA as of date of announcement of the transaction.

All multiples for the selected transactions were based on public information available at the time of the announcement of such transaction. Although the selected transactions were used for comparison purposes, none of the selected transactions nor the companies involved in them is either identical or directly comparable to the merger or Liberty and the selected transactions occurred during differing market and other conditions during the 1996-2005 period. Accordingly, UBS’s comparison of the selected transactions to the merger and analysis of the results of such comparisons were not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the analysis of the relative values of the selected transactions and of the merger.

The following table presents the results of this analysis:

	Enterprise Value as a Multiple of:			Industry EV as a Multiple of LTM EBITDA (x)	% Premium (Discount) to Industry EV as a Multiple of LTM EBITDA (x)
	LTM BCF (x)	Forward BCF (x)	LTM EBITDA (x)
Mean	13.6	11.7	14.6	12.9	5.7%
Median	13.4	12.0	15.1	13.3	9.2%
High	15.8	13.4	15.5	13.8	10.9%
Low	10.9	9.5	12.5	14.8	(7.0%)
Liberty at Offer Price	11.2	9.3	13.7	10.0	37.6%

Source: FACTSET, Company SEC filings and Wall Street research. Emmis-Lee and Sinclair-River City transaction multiples from Deutsche Bank Signals report dated March 4, 2004

Premiums Paid Analysis.    UBS analyzed and compared the premium based on the merger consideration to the one-, five- and 30-day spot market trading prices and the five- and 30-day average market trading prices for Liberty common stock to the corresponding premiums paid in 65 transactions from January 1, 2000 through August 23, 2005 where (i) the transaction value was between $750 million and $1,250 million, (ii) the target was a public company and (iii) more than 85% of the target’s shares were acquired in the transaction, excluding transactions involving financial institutions.

The following table presents the results of this analysis:

	Premium to Spot			Premium to Average
All Deals	1 day	5 days	30 days	5 days	30 days
Mean (%)	27.6	31.5	32.3	22.1	31.0
Median (%)	25.0	23.2	23.4	19.2	26.4
Liberty Offer Price (%)	26.3	26.7	25.6	27.5	26.2

Source: SDC

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth herein, without considering the analyses as a whole, could create an incomplete view of the processes underlying the opinion of UBS. In arriving at its fairness determination, UBS considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, UBS made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the analyses described herein as a comparison is directly comparable to Liberty or the contemplated transaction.

UBS prepared the analyses described herein for purposes of providing its opinion to the Liberty board of directors as to the fairness, from a financial point of view, to holders of Liberty common stock of the merger consideration to be received by such holders in the merger, as of the date of UBS’s opinion. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Liberty, UBS or any other person assumes responsibility if future results are materially different from those forecasted.

As described above, the opinion of UBS to the Liberty board of directors was one of many factors taken into consideration by the Liberty board of directors in making its determination to approve the transaction contemplated by the merger agreement. UBS was not asked to recommend, and did not make any recommendation in respect of, the consideration payable in the merger, which consideration was determined through negotiations between Liberty and Raycom. The summary contained herein does not purport to be a complete description of the analyses performed by UBS in connection with its fairness opinion and is qualified in its entirety by reference to the written opinion of UBS, attached as Annex B to this proxy statement.

UBS and its affiliates, as part of their investment banking and financial advisory business, are continuously engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes.

In the past, UBS and its predecessors have provided investment banking services to Liberty and received customary compensation for the rendering of such services. In the ordinary course of business, UBS, its successors and affiliates have traded and may trade, for their own accounts and the accounts of their customers, securities of Liberty and may have traded and may trade, for their own accounts and the accounts of their customers, securities of Raycom and, accordingly, may at any time hold a long or short position in such securities.

Pursuant to a letter agreement, we engaged UBS to act as our financial advisor in connection with the contemplated transaction. Pursuant to the terms of this engagement letter, we paid UBS an opinion fee, which became payable upon delivery of UBS’s fairness opinion. We have agreed to pay UBS a transaction fee payable upon the closing of the merger. We have also agreed to reimburse UBS for its reasonable expenses, including attorneys’ fees and disbursements, and to indemnify UBS and related persons against various liabilities, including certain liabilities under the federal securities laws.

Voting Agreements

As an inducement to Raycom and RL123 entering into the merger agreement, certain of our shareholders holding in the aggregate approximately 19.6% of our common stock outstanding on the record date have entered into voting agreements with Raycom and RL123. Pursuant to the terms of each voting agreement, each such shareholder has agreed, among other things, to vote certain of the shares he or she beneficially owns in favor of the approval and adoption of the merger agreement and the merger, to not vote such shares, or cause such shares to be voted, in favor of any other acquisition proposal, and to not take any action that would prevent or otherwise adversely affect the consummation of the merger and the other transactions contemplated by the merger agreement. The terms of each voting agreement, a form of which is attached as Annex C to this proxy statement and incorporated by reference herein, are identical with the exception of the voting agreement among W. Hayne Hipp, Raycom and RL123, which, in addition to requirements that are identical to those in the other voting agreements, provides that the provision requiring Mr. Hipp not to take any action that would prevent or otherwise adversely affect the consummation of the merger and the transactions contemplated by the merger agreement shall not limit, restrict or restrain his ability to exercise his fiduciary duties as a director of Liberty, so long as he acts in accordance with certain specified provisions of the merger agreement in such capacity. Each voting agreement will terminate on the earlier to occur of (i) the effective time of the merger or (ii) the termination of the merger agreement in accordance with its terms. The total number of shares of common stock subject to the voting agreements is 3,581,599.

In addition, under the terms of the voting agreements, the shareholders have agreed, subject to certain exceptions, not to transfer any shares subject to the voting agreement unless the transferee has executed an irrevocable proxy in form and substance substantially similar to such provision in the voting agreement that governs the voting of the shares and an agreement identical in all material respects to the voting agreement.

The foregoing discussion of the voting agreements is qualified in its entirety by reference to the form of voting agreement attached to this proxy statement as Annex C.

Rights Agreement

Immediately prior to the execution of the merger agreement, we amended our rights agreement on August 25, 2005 (the date the merger agreement was executed) to exempt the execution of the merger agreement and the consummation of the transactions contemplated by the merger agreement and the voting agreements. In particular, the amendment provides that neither Raycom, RL123 or any of their affiliates or associates shall be deemed to be an Acquiring Person (as defined in the rights agreement) solely by virtue of the execution and delivery of the merger agreement or the voting agreements or the consummation of the transactions contemplated by the merger agreement and the voting agreements.

Material United States Federal Income Tax Consequences

The receipt of cash in exchange for each share of our common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. In general, a shareholder will recognize gain or loss equal to the difference between the tax basis of his or her shares and the amount of cash received in exchange therefor. This gain or loss will be capital gain or loss if the shares are capital assets in the hands of the shareholder and will be long-term gain or loss if the shareholder has held the shares for more than one year as of the date of the merger. The foregoing discussion may not apply to shareholders who acquired their shares pursuant to the exercise of any of our stock options or other compensation arrangements or who are not citizens or residents of the United States or who are otherwise subject to special tax treatment under the Internal Revenue Code of 1986, as amended.

The United States federal income tax discussion set forth above is included for general information only and is based upon present law. Due to the individual nature of tax consequences, shareholders are urged to consult their tax advisors as to the specific tax consequences to them of the merger, including the effects of applicable state, local or other tax laws.

Required Regulatory Approvals and Other Matters

Antitrust Authorities.    As a condition to the merger, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (referred to as the HSR Act), requires us and Raycom to observe the HSR Act’s notification and waiting period. The HSR Act provides for a 30-calendar-day waiting period following the necessary filings by the parties to the merger. We and Raycom initially filed the Notification and Report Forms with the Federal Trade Commission and the Antitrust Division of the Department of Justice on September 9, 2005 for review in connection with the merger. Following informal discussions with the Antitrust Division, Raycom, with our consent, voluntarily withdrew and refiled its pre-merger notification form on October 13, 2005. The withdrawal and refiling was made as a procedural step to provide the Antitrust Division with additional time to complete its review of the proposed merger. The 30-day waiting period will expire on November 11, 2005 unless a request is made for additional information or documentary material or the review period is voluntarily extended. If either the Antitrust Division or the Federal Trade Commission makes a request for additional information or documentary materials, the waiting period will expire 30 days after substantial compliance with the request.

The Federal Trade Commission, the Antitrust Division or others could take action under the antitrust laws with respect to the merger, including seeking to enjoin the completion of the merger or seeking certain divestitures by Raycom, or seeking to subject us or Raycom to operating conditions, before or after we complete the merger. We cannot assure you that an antitrust challenge to the merger will not be made and, if such a challenge is made, we cannot predict the result.

FCC.    Under the Communications Act of 1934, as amended (referred to as the Communications Act), the merger may not be consummated until the Federal Communications Commission (referred to as the FCC) grants its consent to the transfer of control of Liberty to Raycom. On September 9, 2005, we and Raycom jointly filed applications with the FCC for such consent. The FCC is required by the Communications Act to determine whether the merger would serve the public interest. In making that determination, the FCC will consider a number of factors, including but not limited to Raycom’s legal and financial qualifications as set forth in the applications. The FCC will also consider any third party objections to the applications. Formal objections to the principal applications (known as “petitions to deny”) was required to be filed by October 14, 2005, but the FCC may consider informal objections filed after that date. As described below, one petition to deny has been filed with respect to the applications. The obligations of Liberty, Raycom and RL123 to consummate the merger are subject to the parties’ having obtained consent from the FCC. In addition, the obligation of Raycom and RL123 to consummate the merger is subject to the FCC consent’s having become a final order, that is, an order that is no longer subject to reconsideration or review by the FCC or a court of competent jurisdiction. We cannot assure you that the FCC will grant its consent to the merger or that such consent, if granted, will become a final order prior to the time when the merger agreement may be terminated.

As part of the FCC applications, Raycom requested six-month waivers, commencing at the consummation of the merger, from the local television ownership rules in the Toledo, Ohio, Wilmington, North Carolina, Columbia, South Carolina and Albany, Georgia markets and a satellite exemption from the local television ownership rules for the Lufkin, Texas station. On October 14, 2005, Free Press filed a petition to deny the FCC applications. Free Press argues that the temporary ownership waivers described above should be denied, or, if granted, should be subject to conditions to ensure that they are not extended. We cannot predict what action the FCC will take in response to the petition to deny or any other objections that may be filed with respect to the applications. In the event that the FCC consent has not been granted as of March 1, 2006 as a result of the application of any local television ownership rules in the above-specified markets, the merger agreement requires Raycom, upon 30 days written notice given by us, to seek consent of the FCC to divest properties necessary to achieve compliance with such rules.

With respect to the Wilmington, North Carolina market, we, Raycom and RL123 entered into an agreement dated September 15, 2005 to permit Raycom, subject to various terms and conditions, to provide evaluation materials to prospective acquirers for the purpose of exploring a potential divestiture of our television station in such market. The agreement does not require us to dispose of or enter into any agreement with respect to the disposal of any asset of our Wilmington station prior to or at the closing of the merger.

See “The Merger Agreement—Efforts to Complete the Merger; Regulatory Matters”.

THE MERGER AGREEMENT

The following is a summary of the material terms of the merger agreement. This summary is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement. We urge you to read carefully the full text of the merger agreement.

The merger agreement contains representations and warranties of Liberty, Raycom and RL123 that they have made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract among Liberty, Raycom and RL123 and may be subject to important qualifications and limitations agreed by and among them in connection with negotiating the terms of the merger agreement. Moreover, certain representations and warranties may not be accurate or complete as of any specified date, because, among other reasons, they are subject to a contractual standard of materiality or were used for the purpose of allocating risk among the parties rather than establishing matters as facts.

General

The merger agreement provides that upon the terms and subject to the conditions of the merger agreement, RL123 will merge with and into Liberty. Following the merger, the separate corporate existence of RL123 will cease, and Liberty will continue as the surviving corporation and will be a wholly owned subsidiary of Raycom.

Effective Time

The merger agreement provides that, subject to the approval of Liberty’s shareholders and the satisfaction or waiver of other conditions, the merger will be consummated by the filing of a certificate of merger with the Delaware Secretary of State and articles of merger with the South Carolina Secretary of State and any other appropriate documents required by Delaware law and South Carolina law. We intend to complete the merger as promptly as practicable following satisfaction or waiver of the conditions to closing set forth in the merger agreement. In this proxy statement, we refer to the time at which the merger is completed as the “effective time”.

Merger Consideration

At the effective time, each share of our outstanding common stock (other than treasury stock or common stock owned by Raycom or any of its subsidiaries, which will be cancelled for no payment) will be converted into the right to receive $47.35 in cash from Raycom. Thereafter, shares of our common stock will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of such shares immediately prior to the effective time will cease to have any rights with respect to such shares, except the right to receive the merger consideration of $47.35 per share.

Treatment of Restricted Stock and Stock Options

As of the effective time of the merger, each share of our restricted common stock granted or issued under our Performance Incentive Compensation Program that would otherwise then be subject to a risk of forfeiture will become fully vested and be converted into the right to receive $47.35 in cash, subject to any required withholding taxes.

At or immediately prior to the effective time, each option to purchase our shares of common stock which is then outstanding and has not been exercised, whether or not vested or exercisable, will be cancelled, and the holder of each such surrendered option will be paid an amount in cash equal to $47.35, less an amount equal to the exercise price for such option, subject to any required withholding taxes. Any option having an exercise price greater than or equal to $47.35 will be fully exercisable prior to the merger in accordance with its terms, and any such option that is not exercised prior to the completion of the merger will be cancelled as part of the merger.

Exchange Procedures

Prior to the effective time, Raycom will appoint an exchange agent reasonably acceptable to us for the purpose of exchanging certificates representing shares of our common stock for the merger consideration. Prior to the effective time, Raycom will deposit, or cause to be deposited, with the exchange agent the aggregate merger consideration to be paid in respect of our shares of common stock.

Each holder of our common stock will be entitled to receive $47.35 per share in cash upon surrender of the holder’s common stock certificate or certificates and a properly executed letter of transmittal and other required documents to the exchange agent. No interest will accrue or be paid with respect to the merger consideration.

Any portion of the aggregate merger consideration deposited with the exchange agent that remains unclaimed by holders of Liberty’s common stock six months after the effective time will be returned to Raycom upon demand. Any holder of Liberty’s common stock who has not exchanged shares prior to such time will look only to Raycom for payment of the applicable merger consideration, without interest, provided that Raycom will not be liable to any holder of Liberty’s common stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of Liberty’s common stock two years after the effective time (or, if earlier, when the amounts would otherwise escheat to or become the property of any governmental authority) will become, to the extent permitted by applicable law, Raycom’s property.

Directors and Officers

The merger agreement provides that the directors and officers of RL123 at the effective time will be the initial directors and officers of the surviving corporation following the merger.

Representations and Warranties

Liberty’s Representations and Warranties.    The merger agreement contains representations and warranties made by Liberty to Raycom and RL123, including representations and warranties relating to:

•	organization, standing and similar corporate matters;

•	authorization, execution, delivery and enforceability of the merger agreement;

•	Liberty’s capitalization and the capitalization of its subsidiaries;

•	necessary consents to or approvals of the merger agreement and the merger;

•	the shareholder vote required in connection with the merger, the unanimous recommendation of the merger agreement and the merger by our board of directors, and the actions taken by us in connection with the merger agreement;

•	no conflicts with organizational documents or contracts and no violations of law;

•	reports filed with the SEC and financial statements;

•	the absence of non-ordinary course changes;

•	the absence of undisclosed liabilities;

•	material contracts;

•	intellectual property;

•	compliance with applicable laws, court orders and permits;

•	litigation;

•	FCC matters;

•	broker’s and finder’s fees with respect to the transactions contemplated by the merger agreement;

•	tax matters;

•	employee arrangements and benefit plans;

•	environmental matters;

•	tangible property and owned and leased real property;

•	insurance matters;

•	transmission towers; and

•	cable and satellite matters.

Raycom’s and RL123’s Representations and Warranties.    The merger agreement also contains representations and warranties made by Raycom and RL123 to Liberty, including representations and warranties relating to:

•	organization, standing and similar corporate matters;

•	authorization, execution, delivery and enforceability of the merger agreement;

•	necessary consents to or approvals of the merger agreement and the merger;

•	no conflicts with organizational documents or contracts and no violations of law;

•	sufficient funds at the effective time of the merger to pay the merger consideration and satisfy all other obligations under the merger agreement;

•	litigation;

•	FCC matters;

•	compliance with applicable laws and court orders; and

•	disclosure documents.

Nonsurvival of representations and warranties.    None of the representations and warranties of the parties will survive beyond the effective time.

Conduct of Our Business Prior to the Effective Time

During the period from the date of the merger agreement until the effective time of the merger, we have generally agreed to conduct our business in the ordinary course of business and to use our reasonable efforts to preserve intact our business organizations and relationships with third parties and keep available the services of our present officers and employees.

Further, we have agreed that, among other things and subject to various exceptions, we will not and will not permit any of our subsidiaries to, from the date of the merger agreement until the effective time of the merger:

•	adopt or propose any changes to charters or bylaws;

•

declare, set aside or pay any dividend or other distribution in respect of our capital stock, other than (i) prior to December 31, 2005, one declaration and payment of a cash dividend on shares of our common stock not in excess of $0.25 per share having customary record and payment dates consistent with past practice, (ii) in the event we reasonably believe that the merger is unlikely to be consummated on or prior to December 31, 2005, one additional declaration and payment of a cash dividend on shares of our common stock not in excess of $0.25 per share (such declaration to be made at any time after December 15, 2005, for payment on or after December 31, 2005 and prior to March 31, 2006) and

(iii) in the event we reasonably believe that the merger is unlikely to be consummated on or prior to March 31, 2006, one additional declaration and payment of a cash dividend on shares of our common stock not in excess of $0.25 per share (such declaration to be made at any time after March 15, 2006, for payment on or after March 31, 2006 and prior to May 31, 2006, subject to a three-month extension if applicable);

•	repurchase, redeem or otherwise acquire any shares of our capital stock or other equity securities;

•	grant any new or, except as otherwise contemplated by the merger agreement, amend any existing stock option, stock appreciation right, performance award, restricted stock award, warrant or other right to purchase shares of capital stock;

•	issue any security convertible into capital stock;

•	reclassify, combine, split or subdivide any shares of capital stock;

•	adopt a plan of complete or partial liquidation, merge or consolidate with any other entity or acquire a material amount of assets or properties of any other person, except pursuant to existing contracts or commitments or in the ordinary course of business;

•	make any capital expenditure in excess of certain agreed amounts;

•	sell, pledge, encumber, lease, license or otherwise dispose of any subsidiary or any material assets, except pursuant to existing contracts and commitments and in the ordinary course of business;

•	assume or guarantee any indebtedness for borrowed money, other than intercompany indebtedness and additional indebtedness of $10,000,000 under our existing credit facility;

•	make any loan, advance or capital contribution to or investment in any person other than pursuant to existing contracts or commitments or in an aggregate amount outstanding at any time not exceeding $1,000,000;

•	amend any material term of any outstanding equity or debt security of us or any of our subsidiaries;

•	except as required by applicable law or the terms of an existing binding agreement in existence as of the date of the merger agreement:

•	increase the compensation, bonus or other benefits payable to any director, officer or employee, except, solely in the case of those employees who are not “named executive officers” as defined in Item 402 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the employees who are not “named executive officers” are referred to as permitted employees), in the ordinary course of business;

•	grant any severance or termination pay to any director, officer or employee, except (x) pursuant to Liberty’s written severance plans existing on the date hereof or (y) solely in the case of the permitted employees, in the ordinary course of business;

•	enter into any new employment, deferred compensation, severance or similar agreement or arrangement (or amend any such existing agreement) with any director, officer or employee, except, with respect to the permitted employees or individuals who would be permitted employees, in the ordinary course of business at reasonable market rates and conditions; or

•	establish, adopt, amend or terminate any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan covering any director, officer or employee;

•	make any material change in any method of accounting or accounting principle or practice, except for any such change required by reason of a concurrent change in generally accepted accounting principles or Regulation S-X under the Securities Exchange Act of 1934, as amended;

•	settle any claim, action or proceeding for an amount payable by us or our subsidiaries in excess of $250,000 individually or $1,500,000 in the aggregate;

•	make any tax election unless such election is not reasonably expected to have a present or future cost in excess of $1,000,000; and

•	agree or commit to do any of the foregoing.

Liberty Board Recommendation

Under the merger agreement, we are required to convene a shareholders meeting to consider and vote upon the approval and adoption of the merger agreement and the merger as promptly as practicable after this proxy statement is cleared by the SEC.

The merger agreement also provides that (i) our board of directors will recommend approval and adoption of the merger agreement and the merger by our shareholders and will not withdraw or modify, or propose publicly to withdraw or modify in a manner adverse to Raycom or RL123 its recommendation, (ii) we will use reasonable efforts to obtain the necessary approval by our shareholders of the merger agreement and the merger and (iii) our board of directors will not approve or recommend, or propose publicly to approve or recommend, any acquisition proposal (as such term is defined below), in each case, unless in connection with a bona fide, unsolicited acquisition proposal that is a superior proposal:

•	after consultation with outside legal counsel, our board of directors concludes in good faith that such action is required in order to comply with its fiduciary duties under applicable law;

•	we have given Raycom three business days prior notice of such action and our board of directors has considered in good faith and consistent with its fiduciary duties any proposed changes to the merger agreement proposed by Raycom during such three business day period;

•	after taking into account any such proposed changes by Raycom, such acquisition proposal remains a superior proposal (as such term is defined below); and

•	we have complied in all material respects with our obligations under the provisions of the merger agreement requiring us to hold a shareholders meeting to consider the approval and adoption of the merger agreement and the merger and to prepare and file with the SEC the proxy statement, as well as the provisions of the merger agreement restricting our ability to solicit or engage in discussions or negotiations with a third party regarding an acquisition proposal.

An “acquisition proposal” means any offer, proposal, inquiry or indication of interest by a third party with respect to:

•	any acquisition or purchase of 15% or more of our consolidated assets or 15% of more of any class of equity or voting securities of us or any of our subsidiaries;

•	any tender offer or exchange offer for 15% or more of any class of equity or voting securities of us or any of our subsidiaries; or

•	a merger, business combination, sale of all or substantially all of our assets, recapitalization or similar transaction involving us or any of our subsidiaries.

A “superior proposal” means a bona fide, unsolicited acquisition proposal to acquire all of the outstanding shares of our common stock or all or substantially all of our consolidated assets that our board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, is more favorable and provides greater value to our shareholders than the merger and is reasonably capable of being, and is reasonably likely to be, consummated.

Non-Solicitation

We have agreed not to, and to cause our subsidiaries and each of our and their respective directors, officers and employees not to, and to use reasonable efforts to cause the agents, consultants, advisors or other representatives of the foregoing persons not to, directly or indirectly:

•	solicit, induce, initiate or otherwise facilitate the making or submission of any acquisition proposal;

•	enter into or participate in any discussions with, enter into or participate in any negotiations with, furnish any confidential information relating to us or any of our subsidiaries to, or knowingly assist, participate in or facilitate any effort by a third party that is seeking to make, or has made, an acquisition proposal; or

•	enter into any agreement with respect to an acquisition proposal.

However, subject to compliance with our agreement to hold a shareholders meeting and the non-solicitation provisions contained in the merger agreement, prior to obtaining the approval of our shareholders of the merger agreement and the merger at the special meeting, we may:

•	if we receive a bona fide, unsolicited proposal from a third party regarding an acquisition proposal, and our board of directors, after consultation with financial advisor and outside legal counsel, has concluded in good faith that pursuing such acquisition proposal is reasonably likely to lead to a superior proposal and that taking the following actions with respect to such acquisition proposal is required for our board of directors to comply with its fiduciary duties under applicable law:

•	enter into or participate in any discussions with, enter into or participate in any negotiations with, and assist, participate in or facilitate the effort of such third party with respect to such acquisition proposal; and

•	furnish confidential information to such third party if we have received an executed confidentiality agreement with terms no less favorable to us than those contained in the confidentiality agreement between us and Raycom;

•	enter into a written agreement with respect to a bona fide, unsolicited acquisition proposal that is a superior proposal if:

•	we terminate the merger agreement and pay Raycom the termination fee and any other amounts required under the merger agreement;

•	we have given Raycom three business days prior notice of such termination;

•	our board of directors has determined that the acquisition proposal is a superior proposal, after taking into account any changes to the merger agreement (if any) proposed by Raycom during such three business day period; and

•	our board of directors, after consultation with outside legal counsel, has concluded in good faith that such activities are required for it to comply with its fiduciary duties under applicable law.

The merger agreement also provides that we will:

•	notify Raycom promptly after we receive any acquisition proposal, and such notice will set forth in reasonable detail the substance and the material terms of such acquisition proposal (including the identity of the person making such acquisition proposal);

•	keep Raycom reasonably apprised of any related material developments, discussions or negotiations on a reasonably current basis;

•	provide to Raycom, as soon as reasonably practicable, a copy of the form of any merger agreement or acquisition agreement in connection with such acquisition proposal, or, to the extent we are prohibited by the person making such acquisition proposal from doing so, written summaries of the material terms of such acquisition proposal; and

•	cease immediately and terminate any and all existing activities, discussions or negotiations with any third party conducted prior to the date of the merger agreement with respect to any acquisition proposal, use reasonable efforts to enforce the confidentiality agreements with third parties, and cause our subsidiaries and our representatives to do so.

Efforts to Complete the Merger; Regulatory Matters

The parties have agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable under applicable law and regulations to consummate the merger and the other transactions contemplated by the merger agreement, including:

•	preparing and filing as promptly as practicable with any governmental authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents; and

•	obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any governmental authority or other third party that are necessary, proper or advisable to consummate the transactions contemplated by the merger agreement.

In addition, Liberty and Raycom have agreed that, as promptly as practicable and in any event within ten business days of the date of the merger agreement:

•	Liberty and Raycom will make an appropriate filing pursuant to the HSR Act with respect to the merger and the other transactions contemplated by the merger agreement and thereafter will supply any additional information and documentary material and take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable; and

•	Liberty and Raycom and holders of the relevant FCC licenses will file applications with the FCC requesting that the FCC consent to the transfer of control of Liberty as contemplated by the merger agreement. In addition:

•	Liberty and Raycom will cooperate in the preparation of the FCC applications, will diligently take and cooperate in the taking of all reasonable steps necessary to prosecute expeditiously the FCC applications and will use reasonable best efforts to promptly obtain the FCC’s consent; and

•	Liberty and Raycom will use their commercially reasonable best efforts to oppose any petition to deny or other objections filed with respect to the FCC applications and any requests for reconsideration or judicial review of the FCC consent.

As part of the FCC applications, Raycom is required to request (i) temporary waivers from the local television ownership rules in the Toledo, Wilmington, Columbia and Albany markets to provide not more than six months from the effective time within which to come into compliance with such rules and (ii) a satellite exemption from the local television ownership rule for the Lufkin station, and will use its reasonable best efforts to obtain the temporary waivers and the exemption at the earliest practicable time. Furthermore, in the event the FCC’s consent has not been granted as of March 1, 2006 and the failure to obtain the FCC consent reasonably could be attributed, in whole or in part, to the application of the local television ownership rules in the Albany, Columbia, Toledo or Wilmington markets, Raycom will, on not less than 30 days written notice given by Liberty at any time following March 1, 2006, file one or more applications with the FCC seeking consent to divest properties necessary to achieve compliance with the local television ownership rules in such markets, such divestiture to be to either a qualified buyer or an independent trustee, subject to terms and conditions that will preclude the television stations that are the subject of divestiture from being “attributable” to Raycom subsequent to divestiture under applicable FCC rules.

In order to avoid disruption or delay in the processing of the FCC applications, Raycom has agreed, as part of the FCC applications, to request that the FCC apply its policy permitting license transfers in transactions involving multiple markets to proceed, notwithstanding the pendency of one or more license renewal applications. Raycom has agreed to make such representations and undertakings as are necessary or appropriate to invoke such policy, including (without limitation) undertakings to assume the position of applicant with respect to any pending license renewal applications and to assume the risks relating to such applications. Each of Liberty and Raycom agrees not to, and agrees not to permit any of its subsidiaries to, take any action that would reasonably be expected to materially delay, materially impede or prevent receipt of the FCC consent.

To the extent reasonably necessary to expedite grant of an FCC license renewal application, and thereby facilitate grant of the FCC applications, we are permitted to enter into tolling agreements with the FCC with respect to any such station to extend, for a period of up to three years following the date of renewal, the statute of limitations for the FCC to determine or impose a forfeiture penalty against such station in connection with any pending complaints that such station aired programming that contained obscene, indecent or profane material.

Other than with respect to Raycom’s agreement to divest properties necessary to achieve compliance with local television ownership rules described above, the reasonable best efforts of any party will not require any entry into a settlement, undertaking, consent, decree, stipulation or agreement with any governmental authority in connection with the transactions contemplated by the merger agreement or any divestiture or holding separate (including by establishing a trust or otherwise), or taking of any other material action with respect to the surviving corporation’s or any party’s, or their respective subsidiaries’ or affiliates’, businesses, assets or properties.

Raycom will not directly or indirectly control, supervise or direct the operations of our television stations prior to the consummation of the merger. These stations will continue to be operated under the control, supervision and direction of Liberty and its subsidiaries until that time.

Employee Matters

The merger agreement provides that, subject to applicable law, Raycom will, and will cause its affiliates to, for one year following the effective time, provide to each of our employees at the effective time of the merger base salary or wage rates that are no less than those provided by us as of immediately prior to the effective time. In addition, from and after the effective time:

•	our employees will generally be eligible to participate in the employee benefit plans and programs (including any annual incentive plan) of Raycom or certain of its affiliates on the same basis as similarly situated employees of Raycom, with the exception of union employees and to the extent separate severance benefits are provided or described below;

•	each such employee will receive service credit for all periods of employment with us or any predecessor prior to the merger for purposes of vesting, eligibility and benefit levels under any employee benefit plan in which such employee participates after the merger, to the extent that such service was recognized under any analogous plans maintained by us or our subsidiaries and in effect immediately prior to the merger;

•	our former employees who as of the time of the merger are receiving benefits under our post-retirement medical and dental plans, as well as our employees who at the time of the merger have a credited retiree medical eligibility date prior to January 1, 1993 or who are fully eligible as of the effective time to receive benefits under such plans, together with their covered dependents, will continue to receive, remain eligible to receive or receive at some future time benefits under such plans that are no less than those as of the date of the merger agreement;

•	our former employees who as of such time are receiving post-retirement life insurance benefits will continue to receive such benefits on the same terms and conditions as were applicable as of the date of the merger agreement; and

•	if our employees become covered under any Raycom benefit plan providing medical, dental, health, pharmaceutical or vision benefits, any such plan shall not include any restrictions or limitations with respect to any pre-existing condition exclusions and actively-at-work requirements (except to the extent such exclusions or requirements were applicable under Liberty’s plans), and any eligible expenses incurred by such employee and his or her covered dependents during the calendar year in which such employee becomes covered under any such Raycom plan shall be taken into account for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements, to the extent that such expenses were incurred during a period in which such employee or covered dependent was covered under a corresponding Liberty plan.

For one year following the merger, Raycom will also maintain our severance plan as in effect as of the date of the merger agreement with respect to previously identified station level employees, and will, and will cause its affiliates to, provide to certain of our employees, including our executive officers, with certain enhanced severance benefits. For a discussion of potential severance benefits and other payments to be made to our executive officers, see “The Merger—Interests of Our Directors and Executive Officers in the Merger”.

Indemnification and Insurance

The merger agreement provides that Raycom will cause the surviving corporation, for six years after the effective time, to:

•	indemnify and hold harmless our present and former officers and directors in respect of acts or omissions occurring at or prior to the effective time to the fullest extent permitted by Delaware law, South Carolina law or any other applicable law or provided under our charter and bylaws or other organization documents in effect as of the date of the merger agreement; and

•	provide officers’ and directors’ liability insurance, fiduciary liability insurance and employment practices liability insurance in respect of acts or omissions occurring prior to the effective time covering each such present and former officer or director currently covered by our insurance policies on terms with respect to coverage and amount no less favorable than those of such policies in effect on the date of the merger agreement; provided that such policies can be obtained for premiums not exceeding 250% of the amount per annum we paid in our fiscal year 2004, and, if not, on such terms with respect to coverage and amount as favorable as possible relative to the terms of such policy in effect on the date of the merger agreement as can be obtained for premiums of 250% of such amount.

The rights to indemnification and liability insurance described above are in addition to any rights our officers and directors may have under our charter or bylaws or other organization documents, or under Delaware law, South Carolina law or any other applicable law or under any agreement of such person with us.

Additional Covenants

The merger agreement also contains the following additional agreements of Liberty, Raycom and RL123, subject to certain conditions and exceptions:

•	Liberty will take, and will cause its subsidiaries to take, the following actions with respect to broadcast industry matters:

•	cause material license renewal applications for its television stations to be timely filed and prosecuted with all reasonable diligence and use commercially reasonable efforts to obtain prompt grant of the material license renewal applications;

•	continue to operate and control its television stations in all material respects in compliance with the FCC licenses relating to such stations, the FCC rules and the Communications Act of 1934, as amended;

•	refrain from modifying any of the FCC licenses in any materially adverse manner;

•	take all actions reasonably necessary or appropriate to preserve each of its television stations’ right and ability to operate digital television facilities after the cessation of analog broadcasting; and

•	after good faith consultation with Raycom, timely provide notice by October 1, 2005, in accordance with applicable FCC rules, to cable systems and DBS systems in each of the stations’ local television markets of such station’s election of either mandatory carriage or retransmission consent for the carriage election cycle commencing on January 1, 2006.

•	Raycom will vote all shares of Liberty’s common stock beneficially owned by it or any of its subsidiaries in favor of adoption of the merger agreement and the merger at the shareholders meeting.

•	Liberty and Raycom will cooperate with each other in connection with determining whether any governmental action or filing or any third party action, consent, approval or waiver relating to material contracts is required in connection with the transactions contemplated by the merger agreement and in taking such actions or making such filings or seeking to obtain such consents, approvals or waivers.

•	Liberty and Raycom will consult with each other before issuing any press release, making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to the merger agreement or the other transactions contemplated by the merger agreement.

•	Liberty and Raycom will promptly notify each other of:

•	any notice or other communication from any third party alleging that its consent is or may be required in connection with the transactions contemplated by the merger agreement;

•	any notice or other communication from any governmental authority in connection with the transactions contemplated by the merger agreement;

•	any fact or condition that would make any of the conditions to closing not reasonably likely to be fulfilled; and

•	any actions, suits, claims, investigations or proceedings commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting Liberty or Raycom or their respective subsidiaries, that, if pending on the date of the merger agreement, would have been required to have been disclosed pursuant to the representations and warranties or that relate to the consummation of the transactions contemplated by the merger agreement.

•	Liberty will, from the date of the merger agreement through the closing of the merger, maintain in force (including necessary renewals) its insurance policies.

Conditions to the Merger

Mutual Conditions.    The obligations of Liberty, Raycom and RL123 to complete the merger are subject to the satisfaction or mutual waiver of the following conditions:

•	approval and adoption of the merger agreement and the merger by shareholders holding at least 66 2/3% of Liberty’s issued and outstanding shares of common stock;

•	the absence of any law prohibiting the consummation of the merger;

•	the expiration or termination of the waiting period under the HSR Act; and

•	the consent of the FCC with respect to the transfer of the main licenses relating to Liberty’s television stations has been obtained.

Raycom’s and RL123’s Conditions.    The obligations of Raycom and RL123 to complete the merger are also subject to the satisfaction or waiver of the following additional conditions:

•	Liberty having performed in all material respects all of its obligations contained in the merger agreement required to be performed by it at or prior to the closing of the merger;

•	Liberty’s representations and warranties contained in the merger agreement and any certificate delivered pursuant to the merger agreement (without giving effect to any qualifications as to materiality or material adverse effect contained therein) being true at and as of the effective time as if made at or as of such time (except that representations and warranties that are made as of a specific date must be true as of that specific date), with only such exceptions that would not in the aggregate reasonably be expected to have a material adverse effect;

•	receipt of consent of certain third parties; and

•	the consent of the FCC with respect to the transfer of the main licenses relating to Liberty’s television stations has become a final order and is in full force and effect.

Liberty’s Conditions.    Liberty’s obligation to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

•	each of Raycom and RL123 having performed in all material respects all of its obligations contained in the merger agreement required to be performed by it at or prior to the closing of the merger; and

•	the representations and warranties of Raycom and RL123 contained in the merger agreement and any certificate delivered pursuant to the merger agreement (without giving effect to any qualifications as to materiality or material adverse effect contained therein), being true at and as of the effective time of the merger as if made at or as of such time (except that representations and warranties that are made as of a specific date must be true as of that specific date), with only such exceptions that would not reasonably be expected to materially impair Raycom’s or RL123’s ability to timely consummate the merger and the other transactions contemplated by the merger agreement.

Material Adverse Effect Definition

The phrase “material adverse effect”, with respect to Liberty, means (x) a material adverse effect on the business, assets, properties, financial condition, operations or results of operations of Liberty and its subsidiaries, taken as whole, or (y) a material adverse effect that would prevent the consummation of the merger and the other transactions contemplated by the merger agreement. However, a material adverse effect does not include any such effect resulting from or arising in connection with any of the following events so long as, with respect to the last three bullets, it is not specific to Liberty or any of its subsidiaries and does not have an effect on Liberty or any of its subsidiaries, taken as a whole, that is substantially more adverse than the effect on broadcast television companies generally:

•	the merger agreement or the transactions contemplated by the merger agreement or any announcement thereof;

•	changes or conditions generally affecting the broadcast television industry;

•	changes in economic (including financial, banking and/or securities markets), regulatory or political conditions generally; or

•	the announcement, commencement or escalation of any war or armed hostilities or the occurrence of any act or acts of terrorism.

Termination

Termination by Mutual Agreement.    The merger agreement may be terminated at any time prior to the effective time, regardless of any approval of the merger agreement by Liberty’s shareholders, by mutual written agreement of the parties.

Termination by Either Liberty or Raycom.    Either Liberty or Raycom may terminate the merger agreement at any time prior to the effective time, regardless of any approval of the merger agreement by Liberty’s shareholders, if:

•	the merger has not been consummated by May 31, 2006, subject to a three-month automatic extension (such deadline, as extended, is referred to as the termination date) if (i) the FCC consent has not been obtained or has not become a final order or any of the other required third party consents has not been received, (ii) each of the other conditions to closing has been satisfied or waived or remains capable of satisfaction and (iii) the FCC consent and any other required third party consent not obtained are being pursued diligently and in good faith;

•	any governmental authority has issued a final non-appealable order or action prohibiting the merger; or

•	Liberty’s shareholders do not approve and adopt the merger agreement and the merger at the special meeting or any adjournment or postponement thereof.

However, the right to terminate the merger agreement described above in the first and second bullets will not be available to a party whose breach of any provision of the merger agreement has proximately contributed to the failure of the merger to be completed.

Termination by Liberty.    Liberty may also terminate the merger agreement at any time prior to the effective time, regardless of any approval of the merger agreement by Liberty’s shareholders, if:

•	prior to shareholders approving the merger, Liberty’s board of directors authorizes Liberty to enter into a binding written agreement concerning a superior proposal, so long as such action is in compliance with the merger agreement and Liberty has paid the termination fee or other amounts required by the merger agreement in accordance with the terms thereof;

•	Raycom has breached any representation or warranty or failed to perform any covenant or agreement set forth in the merger agreement and such breach would result in the failure to satisfy the related condition to closing by the termination date; or

•	Raycom has materially breached a provision of the merger agreement and such breach has not been cured within fifteen business days following the receipt of notice by Liberty of such breach.

Termination by Raycom.    Raycom may also terminate the merger agreement at any time prior to the effective time, regardless of any approval of the merger agreement by Liberty’s shareholders, if:

•	Liberty’s board of directors fails to make, withdraws or modifies, or publicly proposes to withdraw or modify in any manner adverse to Raycom its recommendation of the merger agreement and the merger, fails to reconfirm its recommendation of the merger agreement within five business days after Raycom’s written request to do so, or recommends an alternative acquisition proposal;

•	Liberty enters into a binding written agreement with respect to a superior proposal;

•	Liberty has breached any representation or warranty or failed to perform any covenant or agreement set forth in the merger agreement that would result in the failure to satisfy the related condition to closing by the termination date; or

•	Liberty has materially breached a provision of the merger agreement and such breach has not been cured within fifteen business days following our receipt of notice by Raycom of such breach.

Termination Fee and Expenses

We have agreed to pay Raycom a termination fee of $29,350,000 in the following circumstances:

•	if we terminate the merger agreement prior to our shareholders approving the merger and our board of directors authorizes us to enter into a binding written agreement relating to a superior proposal;

•	if Raycom terminates the merger agreement because our board of directors withdraws or modifies, or publicly proposes to withdraw or modify in any manner adverse to Raycom, or fails to reconfirm its recommendation of the merger agreement and the merger or we have entered into a binding written agreement relating to a superior proposal; or

•	if, after an acquisition proposal has been made and publicly disclosed or certain related events have occurred, the merger agreement is terminated for any of the reasons set forth below and, within one year after such termination, we are acquired by merger or otherwise by a third party, or a third party acquires all or substantially all of our assets or more than 50% of the outstanding shares of our common stock, in each case where the consideration per share received by our shareholders is greater than $36.95:

•	the merger agreement is terminated by either Raycom or us because the termination date has passed or because our shareholders did not approve the merger;

•	the merger agreement is terminated by Raycom because of our breach of any representation or warranty or failure to perform any covenant or agreement set forth in the merger agreement that would result in the failure to satisfy the related condition to closing by the termination date; or

•	the merger agreement is terminated by Raycom because we have materially breached a provision of the merger agreement and such breach has not been waived or cured within fifteen business days following our receipt of notice by Raycom of such breach.

We have also agreed to reimburse Raycom for up to $5,000,000 of its actual out-of-pocket expenses if the merger agreement is terminated because our shareholders did not approve the merger, provided that such amount will be credited toward any termination fee that is otherwise payable as described above.

Amendment and Waiver

The provisions of the merger agreement may be amended or waived, prior to the effective time of the merger, by a writing signed, in case of an amendment, by each party of the merger agreement or, in case of a waiver, subject to certain exceptions, by each party against whom the waiver is to be effective, provided that, after the approval or adoption by our shareholders, the merger agreement may not be amended or waived to reduce the amount or change the kind of consideration to be received in exchange for shares of our common stock.

Third Party Beneficiaries

Except with respect to the provisions of the merger agreement obligating Raycom to cause the surviving corporation of the merger to indemnify and provide liability insurance to our present and former officers and directors, who are expressly authorized to enforce those provisions, no provision of the merger agreement is intended to confer any rights, benefits or remedies to any person other than Liberty, Raycom and RL123 and their respective successors and assigns.

MARKET PRICE OF OUR COMMON STOCK

Our common stock is listed on the New York Stock Exchange under the trading symbol “LC”. The following table shows the high and low closing sale price of our common stock as reported on the New York Stock Exchange and of dividends paid for each quarterly period since the beginning of our fiscal year ended December 31, 2002:

	High	Low	Dividend
2002
First Quarter	$42.51	$39.75	$0.22
Second Quarter	$44.65	$39.50	$0.22
Third Quarter	$40.05	$29.90	$0.22
Fourth Quarter	$40.05	$32.80	$0.22
2003
First Quarter	$43.60	$37.85	$0.24
Second Quarter	$45.00	$41.10	$0.24
Third Quarter	$44.85	$41.30	$0.24
Fourth Quarter	$47.00	$42.26	$0.24
2004
First Quarter	$51.24	$45.75	$0.25
Second Quarter	$47.65	$43.70	$4.25	*
Third Quarter	$46.36	$39.24	$0.25
Fourth Quarter	$44.50	$39.06	$0.25
2005
First Quarter	$45.57	$39.42	$0.25
Second Quarter	$41.54	$35.40	$4.25	**
Third Quarter	$47.99	$36.20	$0.25
Fourth Quarter (through October 28, 2005)	$47.05	$46.43	—

*	Includes a special dividend of $4.00 per share announced on February 3, 2004 and paid on April 2, 2004 to shareholders of record on March 15, 2004.
**	Includes a special dividend of $4.00 per share announced on February 8, 2005 and paid on April 4, 2005 to shareholders of record on March 15, 2005.

The closing sale price of our common stock on the New York Stock Exchange on August 24, 2005, one trading day prior to the announcement of the merger, was $36.75. On October 28, 2005, which is the latest practicable trading day before this proxy statement was printed, the closing price for our common stock on the New York Stock Exchange was $46.43.

Liberty expects to continue its policy of paying regular cash dividends, subject to the provisions of the merger agreement, although there is no assurance as to future dividends, as they are dependent on future earnings, capital requirements, and our financial condition. See “The Merger Agreement—Conduct of Our Business Prior to the Effective Time” for a summary of the restrictions imposed by the merger agreement on our ability to pay dividends.

As of October 27, 2005, there were 18,301,958 shares of our common stock outstanding held by approximately 877 holders of record.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows as of October 27, 2005, the shares of our common stock beneficially owned (as that term is defined by Rule 13d-3 issued by the SEC under the Securities Exchange Act of 1934) by each director, and by all our executive officers and directors as a group, and by the only entity known to us to beneficially own more than 5% of the shares of our common stock.

	Nature and Amount of Beneficial Ownership						Percentage of Outstanding Common Stock
Name (1)	Sole Voting and/or Investment Power		Shared Voting and/or Investment Power (2)		Total Shares Beneficially Owned
Edward E. Crutchfield	22,780	(3)	0		22,780	(3)	.12%
John R. Farmer	25,780	(4)	0		25,780	(4)	.14%
Hayne Hipp	496,444	(5)	1,584,958	(6)	2,081,402		11.37%
James M. Keelor	194,637	(7)	31,959	(8)	226,596		1.24%
William O. McCoy	23,180	(4)	0		23,180.13%
Frank E. Melton	22,750	(4)	0		22,750.12%
John H. Mullin, III	22,780	(9)	0		22,780.12%
Jonathan W. Norwood	15,422	(10)	0		15,422.08%
J. Thurston Roach	22,780	(4)	0		22,780.12%
Howard L. Schrott	124,622	(11)	0		124,622.68%
Eugene E. Stone, IV	12,780	(12)	0		12,780.07%
William B. Timmerman	20,780	(4)	0		20,780.11%
Martha G. Williams	246,370	(13)	0		246,370		1.35%
All Directors, Nominees for Director and Executive Officers as a Group (13 persons)	1,251,105	(14)	1,616,917		2,868,022		15.67%
Gabelli Funds, Inc.	3,685,350	(15)	0		3,685,350		20.14%

Notes:

1.	None of the directors and executive officers is the beneficial owner of any equity securities of any of Liberty’s subsidiaries. Except as otherwise indicated in these Notes, each of the individuals named above has sole voting and investment power with respect to the shares listed for such person. The number of shares includes shares that may be acquired currently or within 60 days after October 27, 2005 through the exercise of stock options.
2.	Except as otherwise indicated in these Notes, both voting and investment power are shared with respect to the shares designated in this column.
3.	Includes 4,350 restricted shares as to which he has sole voting power but no investment power, options to purchase 12,000 shares currently exercisable under Liberty’s Performance Incentive Compensation Program and 5,530 shares held by a charitable foundation of which Mr. Crutchfield is a Trustee. Mr. Crutchfield disclaims beneficial ownership of the 5,530 shares held by the charitable foundation.
4.	Includes 4,350 restricted shares as to which he has sole voting power but no investment power and options to purchase 12,000 shares currently exercisable under Liberty’s Performance Incentive Compensation Program.
5.	Hayne Hipp, PO Box 502, Greenville, SC 29602-0502. Includes 60,000 restricted shares as to which he has sole voting power but no investment power and 21,591 shares held in trust for the benefit of charity and/or family and non-family members of which Hayne Hipp serves as sole Trustee.
6.	Includes 12,045 shares held of record by his wife and 301,220 shares held in trust for the benefit of his children and/or charity of which his wife serves as Co-Trustee.
7.	Includes 47,800 restricted shares as to which he has sole voting power but no investment power and options to purchase 90,000 shares currently exercisable under Liberty’s Performance Incentive Compensation Program.

8.	Includes 25,860 shares held of record by his wife.
9.	Includes 4,350 restricted shares as to which he has sole voting power but no investment power and options to purchase 6,000 shares currently exercisable under Liberty’s Performance Incentive Compensation Program.
10.	Includes 8,200 restricted shares as to which he has sole voting power but no investment power and options to purchase 5,025 shares currently exercisable under Liberty’s Performance Incentive Compensation Program.
11.	Includes 50,000 restricted shares as to which he has sole voting power but no investment power and options to purchase 49,600 shares currently exercisable under Liberty’s Performance Incentive Compensation Program.
12.	Includes 4,350 restricted shares as to which he has sole voting power but no investment power and options to purchase 3,000 shares currently exercisable under Liberty’s Performance Incentive Compensation Program.
13.	Includes 32,500 restricted shares as to which she has sole voting power but no investment power and options to purchase 71,505 shares currently exercisable under Liberty’s Performance Incentive Compensation Program.
14.	Includes 233,300 restricted shares as to which they have sole voting but no investment power and options to purchase 297,130 shares currently exercisable under Liberty’s Performance Incentive Compensation Program.
15.	Gabelli Funds, Inc., One Corporate Center, Rye, NY 10580-1434. Amendment No. 36 to Schedule 13D filed with the SEC on November 29, 2004, reflects that Gabelli Funds, Inc. is the ultimate parent of a variety of companies engaged in the securities business and is the beneficial owner of the above shares, including 3,625,750 shares for which sole voting power is held and 3,685,350 shares for which sole investment power is held.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

If the merger is not completed by March 3, 2006, we plan to hold a 2006 annual meeting of shareholders. To be considered for inclusion in the proxy materials for our 2006 annual meeting, a shareholder proposal must be received by our Corporate Secretary at our address stated on page 1 on or before November 27, 2005. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the SEC proxy rules and must contain certain information specified in our bylaws.

To have a nomination or item of business brought before our 2006 annual meeting, but not included in the company’s proxy material for that meeting, a shareholder must deliver the required notice of such nomination or item, together with any information specified by our bylaws, to our Corporate Secretary at our address stated on page 1 between October 28, 2005 and November 27, 2005.

Our bylaws set forth certain procedures that a shareholder must follow and specific information which must be provided to nominate persons for election as directors or to introduce an item of business at any annual meeting, even if such item is not to be included in the company’s proxy material. A copy of our bylaws, containing such procedural requirements and information, may be obtained without charge by any shareholder by written request addressed to our Corporate Secretary at our address stated on page 1. A copy of our bylaws can also be viewed at our website www.libertycorp.com.

If the merger is completed by March 3, 2006, there will be no public shareholders of Liberty and no public participation in any future meetings of our shareholders.

MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS

The SEC rules permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports and proxy statements sent to two or more shareholders residing at the same address by delivering a single annual report and proxy statement to that address. This practice, known as “householding,” is designed to reduce printing and postage costs for companies.

A number of brokers with accountholders who are our shareholders utilize householding for delivery of proxy materials. A single annual report and proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions are received from one or more of the shareholders. Once shareholders receive a notice from their broker that householding will be used for delivery of communications to their address, householding will continue until further notification or until their consent is revoked. If any shareholders residing at such an address wish to receive a separate annual report and proxy statement in the future, they should notify their broker or telephone our Corporate Secretary, Sophia G. Vergas, at (864) 241-5496 or write to her at 135 South Main Street, Greenville, South Carolina 29601.

Shareholders who currently receive multiple copies of Liberty’s annual report and proxy statement at their address may request householding by contacting their broker; or, if the shareholder is a shareholder of record, a written request should be sent to Liberty’s transfer agent, American Stock Transfer & Trust Company, at 6201 15th Avenue, Floor 3L, Brooklyn, New York 11219, Attention: Isaac J. Kagan.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the following location of the SEC:

Public Reference Room

450 Fifth Street, N.W.

Room 1024

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Our public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as amended by our Form 10-K/A dated March 17, 2005 and further amended by our Form 10-K/A dated October 25, 2005, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005, and our Current Reports on Forms 8-K filed on January 28, 2005, February 8, 2005, March 2, 2005, May 3, 2005, August 2, 2005, August 25, 2006 and August 26, 2005, each filed by us with the SEC (Commission File No. 001-11853), are incorporated by reference in this proxy statement.

All documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this proxy statement and prior to the date of the special meeting shall be deemed to be incorporated by reference in this proxy statement and to be a part of this proxy statement from the respective dates of filing of these documents. Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference in this proxy statement shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference in this proxy statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement. Any references to Private Securities Litigation Reform Act in our publicly filed documents which are incorporated by reference in this proxy statement are specifically not incorporated by reference in this proxy statement. All documents incorporated by reference in this proxy statement are available, without exhibits (unless the exhibits are specifically incorporated by reference into the information this proxy statement incorporates) to any person, including any beneficial owner, to whom this proxy statement is delivered, without charge, upon written or telephonic request directed to us at The Liberty Corporation, Attn: Investor Relations, 135 South Main Street, Greenville, South Carolina 29601 or (864) 241-5400.

No persons have been authorized to give any information or to make any representations other than those contained, or incorporated by reference, in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. We have supplied all information contained in this proxy statement relating to us and our affiliates. Raycom has supplied all information contained in this proxy statement relating to Raycom, RL123 and their respective affiliates.

ANNEX A

AGREEMENT AND PLAN OF MERGER

dated as of

August 25, 2005

among

THE LIBERTY CORPORATION,

RAYCOM MEDIA, INC.

and

RL123, INC.

TABLE OF CONTENTS1

[1]	The Table of Contents is not a part of this Agreement.

i

ii

iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of August 25, 2005 among The Liberty Corporation, a South Carolina corporation (the “Company”), Raycom Media, Inc., a Delaware corporation (“Parent”), and RL123, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary”).

W I T N E S S E T H :

WHEREAS, the respective Boards of Directors of the Company, Parent and Merger Subsidiary have approved, and determined that it is advisable and in the best interests of their respective shareholders to approve and adopt, this Agreement pursuant to which, among other things, Parent would acquire the Company by means of a merger of Merger Subsidiary with and into the Company on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, as a condition to and inducement to Parent’s willingness to enter into this Agreement, simultaneously with the execution of this Agreement, certain shareholders of the Company are entering into shareholder voting agreements with Parent (the “Voting Agreements”);

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Definitions.

(a)    As used herein, the following terms have the following meanings:

“Acquisition Proposal” means, other than the transactions contemplated by this Agreement and other than in the Ordinary Course of Business, any offer, proposal or inquiry relating to, or any Third Party indication of interest in, (A) any acquisition or purchase, direct or indirect, of 15% or more of the consolidated assets of the Company and its Subsidiaries or 15% or more of any class of equity or voting securities of the Company or any of its Subsidiaries, (B) any tender offer (including a self-tender offer) or exchange offer with respect to 15% or more of any class of equity or voting securities of the Company or any of its Subsidiaries or (C) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization or other similar transaction involving the Company or any of its Subsidiaries.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For the purposes of this definition, the term “control” (including its correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by applicable Law to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, no par value, of the Company.

“Communications Act” means the Communications Act of 1934, as amended.

“Company Balance Sheet” means the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2004 and the footnotes thereto set forth in the Company 10-K.

“Company Balance Sheet Date” means December 31, 2004.

“Company Rights Agreement” means the Rights Agreement dated as of August 7, 1990, as amended as of June 1, 1999 (replacing The Bank of New York with American Stock Transfer & Trust Company), and as further amended as of May 2, 2000 and June 20, 2000, between the Company and American Stock Transfer & Trust Company, as Rights Agent.

“Company 10-K” means the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2004, as amended by Amendment No. 1 on Form 10-K/A dated March 17, 2005.

“Delaware Law” means the General Corporation Law of the State of Delaware.

“Environmental Laws” means any and all common law, statutes, laws, regulations, rules, policies, guidance documents, orders, judgments or consent decrees relating to pollution, protection of the environment or to Hazardous Substances.

“Environmental Permits” means all permits, licenses, franchises, certificates, approvals and other similar authorizations of Governmental Authorities relating to or required by Environmental Laws and affecting, or relating to, the business of the Company or any of its Subsidiaries as currently conducted.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

“FCC” means the Federal Communications Commission.

“FCC Consent” means the consent of the FCC to the transfer of control of the Company as contemplated by this Agreement.

“Final Order” means an action by the FCC (a) with respect to which action no timely request for stay, motion or petition for reconsideration or rehearing, application or request for review or notice of appeal or other judicial petition for review is pending and (b) as to which the time for filing any such request, motion, petition, application, appeal or notice and for the entry of orders staying, reconsidering or reviewing on the FCC’s own motion has expired.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local, governmental authority, department, court, agency, arbitrator or official, including any political subdivision thereof.

“Hazardous Substances” means (i) petroleum and petroleum products, by-products or breakdown products, (ii) asbestos or asbestos-containing materials; (iii) polychlorinated bi-phenyls, (iv) solid wastes, hazardous substances, hazardous wastes, hazardous materials, or any other substances regulated as toxic or hazardous or pollutants, as contaminants or as waste.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Intellectual Property” means any trademark, service mark, trade name, mask work, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right.

“knowledge” of any Person that is not an individual means the actual knowledge of such Person’s executive officers, after reasonable inquiry.

“Law” means any foreign or domestic federal, state or local law, statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree, arbitration award or finding, in each case, of any Governmental Authority.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.

“Material Adverse Effect” means (x) a material adverse effect on the business, assets, properties, financial condition, operations or results of operations of the Company and its Subsidiaries, taken as whole, or (y) a material adverse effect that would prevent the consummation of the Merger and the other transactions contemplated by this Agreement; provided that a Material Adverse Effect shall not include any such effect resulting from or arising in connection with (i) this Agreement or the transactions contemplated hereby or any announcement hereof or thereof, (ii) changes or conditions generally affecting the broadcast television industry, (iii) changes in economic (including financial, banking and/or securities markets), regulatory or political conditions generally, or (iv) the announcement, commencement or escalation of any war or armed hostilities or the occurrence of any act or acts of terrorism, in each case of clauses (ii), (iii) and (iv) not specific to the Company or any of its Subsidiaries and not having an effect on the Company and its Subsidiaries, taken as a whole, that is substantially more adverse than the effect on broadcast television companies generally.

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Recent Company SEC Documents” means (i) the Company 10-K, (ii) the Company’s quarterly reports on Form 10-Q for its fiscal quarters ended March 31, 2005 and June 30, 2005, and (iii) the Company’s proxy statement related to its 2005 annual meeting of its shareholders.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Schedules” means the Schedules to this Agreement dated as of the date hereof.

“SEC” means the United States Securities and Exchange Commission.

“South Carolina Law” means the South Carolina Business Corporation Act of 1988, as amended.

“Stations” means the following television stations: WSFA(TV)-DT, Montgomery, Alabama; KAIT-TV-DT, Jonesboro, Arkansas; WALB-TV-DT, Albany, Georgia; WAVE(TV)-DT, Louisville, Kentucky; WFIE-TV-DT, Evansville, Indiana; KPLC-TV-DT, Lake Charles, Louisiana; WLOX-TV-DT, Biloxi, Mississippi; WLBT-TV-DT, Jackson, Mississippi; WWAY(TV)-DT, Wilmington, North Carolina; WTOL-TV-DT, Toledo, Ohio; WIS(TV)-DT, Columbia, South Carolina; KGBT-TV-DT, Harlingen, Texas; KCBD-TV-DT, Lubbock, Texas; KTRE(TV)-DT, Lufkin, Texas; and KLTV(TV)-DT, Tyler, Texas.

“Subsidiary” means, with respect to any Person, any entity (i) of which a majority of the outstanding voting securities are directly or indirectly owned by such Person or (ii) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person and, in the case of the Company, shall also include Tall Tower.

“Tall Tower” means Tall Tower Company, a Texas general partnership.

“Third Party” means any Person, including as defined in Section 13(d) of the 1934 Act, other than Parent or any of its Affiliates.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Acquisition Event	11.04(d)(i)
Acquisition Transaction	11.04(d)(ii)
Agreement	Preamble
Certificates	2.04
Closing	2.02
Company	Preamble
Company Board Recommendation	4.02(b)
Company Confidential Information	7.01
Company Employee	7.04(a)
Company Proxy Statement	4.09
Company Representatives	6.04(a)
Company SEC Documents	4.07(a)
Company Securities	4.05(b)
Company Shareholder Approval	4.02(a)
Company Shareholder Meeting	6.03(a)
Company Stock Option	2.05(b)
Confidentiality Agreement	6.04(b)(ii)
DBS	4.26(a)(ii)
Designated Employees	7.04(c)
Designated Plans	7.04(c)
DOJ	8.01(b)
DTV	6.07(d)
Effective Time	2.01(b)
Employee Plans	4.20(a)
End Date	10.01(b)(i)
Exchange Agent	2.04(a)
FCC Licenses	4.16
FCC Rules	4.16
FTC	8.01(b)
Incentive Plan	2.05(a)
Indemnified Person	7.05(a)
Licensee	4.16
Local Television Ownership Rule	8.02(a)
Material Contract	4.12
Merger	2.01(a)
Merger Consideration	2.03(c)
Merger Subsidiary	Preamble
MVPD	4.26(a)(i)

Term	Section
Ordinary Course of Business	4.10
Parent	Preamble
Permitted Employees	6.01(i)
Preferred Stock	4.05(a)
Prior Plan	7.04(e)
Qualifying Transaction	11.04(d)(iii)
Renewal Application	8.02(d)
Renewal Station(s)	8.02(d)
Required Consents	9.02(b)
Required FCC Consent	9.01(d)
Restricted Stock	2.05(a)
Rights	4.05(a)
Subsidiary Securities	4.06(b)
Successor Plan	7.04(e)
Superior Proposal	6.04(c)
Surviving Corporation	2.01(a)
Takeover Laws	4.02(c)
Takeover Provisions	4.02(c)
Tax	4.19(j)
Tax Return	4.19(j)
Taxing Authority	4.19(j)
Termination Fee	11.04(b)
Tolling Agreement	8.02(d)
Transfer Application	8.02(a)
Transmission Structures	4.25
United States Bank	2.04(a)
Voting Agreements	Recitals

Section 3.02    Other Definitional and Interpretative Provisions.    The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Any and all representations and warranties contained in this Agreement with respect to Tall Tower are made to the knowledge of the Company, except with respect to the first sentence of Section 4.06(b).

ARTICLE II

THE MERGER

Section 2.01    The Merger.

(a) Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Subsidiary shall be merged (the “Merger”) with and into the Company in accordance with Delaware Law and South Carolina Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the “Surviving Corporation”).

(b) At the Closing, the Company and Merger Subsidiary shall file a properly executed certificate of merger with the Delaware Secretary of State, properly executed articles of merger with the South Carolina Secretary of State and make all other filings or recordings required by Delaware Law and South Carolina Law in connection with the Merger. The Merger shall become effective at (i) the later of (A) the date and time of the filing of the certificate of merger with the Delaware Secretary of State, or (B) the date and time of the filing of the articles of merger with the South Carolina Secretary of State, or (ii) such later time as may be specified in the certificate of merger and the articles of merger (such date and time being hereinafter referred to as the “Effective Time”).

(c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under Delaware Law and South Carolina Law (including, without limitation, Section 259 of Title 8 of Delaware Law and Section 33-11-106 of South Carolina Law).

Section 2.02    Consummation.    Unless this Agreement shall have been terminated pursuant to ARTICLE X, and subject to the satisfaction or waiver of the conditions set forth in ARTICLE IX (other than those that by their terms are satisfied at the Closing), the consummation of the Merger (the “Closing”) shall take place at the offices of Robinson, Bradshaw & Hinson, P.A., 101 N. Tryon Street, Suite 1900, Charlotte, North Carolina, as soon as possible, but in no event later than 5 Business Days after the satisfaction or waiver of the conditions set forth in ARTICLE IX, or at such other time or place as Parent and the Company may mutually agree.

Section 2.03    Conversion of Shares.    At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, the Company, Merger Subsidiary or any holder of the capital stock thereof:

(a) each share of Common Stock held as treasury stock or owned by the Company, Parent or any Subsidiary of the Company or Parent immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

(b) each share of common stock, par value $0.01 per share, of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, no par value, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted; and

(c) each share of Common Stock outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 2.03(a), be converted into the right to receive in cash an amount equal to $47.35 (the “Merger Consideration”), payable, without interest, to the holder thereof upon surrender of the Certificate therefor in the manner provided in Section 2.04.

Section 2.04    Surrender and Payment.

(a) Prior to the Effective Time, Parent shall appoint an agent reasonably acceptable to the Company (the “Exchange Agent”) for the purpose of exchanging certificates representing shares of Common Stock (the “Certificates”) for the applicable Merger Consideration, and Parent and Exchange Agent shall enter into an exchange agreement which shall, in form and substance, be reasonably acceptable to the Company. Prior to the Effective Time, Parent shall deposit or cause to be deposited with the Exchange Agent in a separate fund established for the benefit of the holders of shares of Common Stock, cash sufficient to pay the aggregate Merger Consideration required to be paid for all of the Certificates at the Effective Time. Any cash deposited with the Exchange Agent shall not be used for any purpose other than as set forth in this ARTICLE II (until released as described herein) and shall be invested by the Exchange Agent as directed by Parent or the Surviving Corporation in: (A) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining term at the time of acquisition thereof not in excess of 90 days, (B) money market accounts or certificates of deposit maturing within 90 days of the acquisition thereof and issued by a bank or trust company organized under the laws of the United States of America or a State thereof having a combined capital surplus in excess of $500,000,000 (a “United States Bank”), (C) commercial paper issued by a domestic corporation and given a rating of no lower than A1 by Standard & Poor’s Corporation and P1 by Moody’s Investors Service, Inc. with a remaining term at the time of acquisition thereof not in excess of 90 days or (D) demand deposits with any United States Bank. The earnings and interest thereon shall be paid to Parent or as Parent directs. Promptly after the Effective Time, Parent shall send, or shall cause the Exchange Agent to send, to each holder of record of shares of Common Stock at the Effective Time, a letter of transmittal and instructions for use in effecting the surrender of a Certificate in exchange for payment of the applicable Merger Consideration (which shall (i) be in a form reasonably acceptable to each of Parent and the Company and (ii) specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) for use in such exchange.

(b) Each holder of shares of Common Stock that have been converted into the right to receive the applicable Merger Consideration shall be entitled to receive, upon surrender to the Exchange Agent of a Certificate, together with a properly completed and validly executed letter of transmittal in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the applicable Merger Consideration in respect of the Common Stock represented by a Certificate. Such payment of the applicable Merger Consideration shall be sent to such holder of shares of Common Stock promptly after receipt of such Certificate and letter of transmittal by the Exchange Agent. Until so surrendered or transferred, as the case may be, each such Certificate shall represent after the Effective Time for all purposes only the right to receive such applicable Merger Consideration. No interest shall be paid or accrued for the benefit of holders of the Certificates on the Merger Consideration payable upon surrender of the Certificates.

(c) If any portion of the applicable Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation and the Exchange Agent that such tax has been paid or is not payable.

(d) After the Effective Time, there shall be no further registration of transfers of shares of Common Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the applicable Merger Consideration provided for, and in accordance with the procedures set forth, in this ARTICLE II. From and after the Effective Time, the holders of Certificates evidencing ownership of the Common Stock shall cease to have any rights with respect to such Common Stock except as otherwise provided herein.

(e) Any portion of the aggregate Merger Consideration deposited with the Exchange Agent pursuant to Section 2.04(a) and any earnings and interest thereon that remains unclaimed by the holders of shares of Common Stock six months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Common Stock for the applicable Merger Consideration in accordance with this Section 2.04 prior to that time shall thereafter look only to Parent for payment of the applicable Merger Consideration without any interest thereon. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any amounts remaining unclaimed by holders of shares of Common Stock two years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall become, to the extent permitted by applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

Section 2.05    Restricted Stock; Company Stock Options.

(a) Each holder of shares of Common Stock granted or issued under the Company’s Performance Incentive Compensation Program (Amended and Restated—2000) (the “Incentive Plan”) that would otherwise be subject to a risk of forfeiture at the Effective Time (“Restricted Stock”) shall become fully vested in any such shares of Restricted Stock as of the Effective Time. Shares of Restricted Stock as of the Effective Time shall be converted into the right to receive the Merger Consideration in accordance with Section 2.03 hereof.

(b) At or immediately prior to the Effective Time, each unexercised, outstanding option to purchase shares of Common Stock granted under the Incentive Plan (each, a “Company Stock Option”), whether or not then exercisable or vested, shall be canceled, and Parent shall pay or shall cause the Surviving Corporation to pay each holder at or promptly after the Effective Time for each such Company Stock Option surrendered for cancellation an amount in cash determined by multiplying (i) the excess of the Merger Consideration over the applicable exercise price per share of such Company Stock Option by (ii) the number of shares of Common Stock such holder could have purchased under such Company Stock Option (assuming full vesting) had such holder exercised such Company Stock Option in full immediately prior to the Effective Time. The Company represents and warrants to Parent and Merger Subsidiary that the Compensation Committee of the Board of Directors of the Company has adopted a resolution providing that each outstanding Company Stock Option shall, at the Effective Time, be adjusted, as provided in Section 3(D) of the Incentive Plan, to be exercisable to acquire the Merger Consideration, without any interest, for each share of Common Stock for which such Company Stock Option could have been exercised immediately prior to the Effective Time and shall not be exercisable to acquire any Common Stock at or after the Effective Time or any equity interest in the Surviving Corporation, which resolution has not been modified or rescinded, and the Company agrees that such resolution shall not be modified or rescinded during the term of this Agreement.

(c) Prior to the Effective Time, the Company shall use its commercially reasonable efforts to obtain consents from holders of Company Stock Options in the form agreed by Parent and the Company prior to the date hereof. Any such consent, once obtained, shall not be amended or modified by the Company without Parent’s prior consent.

Section 2.06    Adjustments.    If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, but excluding any change that results from any exercise of Company Stock Options outstanding as of the date hereof, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

Section 2.07    Withholding Rights.    Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this ARTICLE II such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax Law. If the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Common Stock in respect of which the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

Section 2.08    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the shares of Common Stock represented by such Certificate, as contemplated by this ARTICLE II.

ARTICLE III

THE SURVIVING CORPORATION

Section 3.01    Articles of Incorporation.    The articles of incorporation of the Company in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation, until amended in accordance with applicable Law.

Section 3.02    Bylaws.    The bylaws of the Company in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable Law.

Section 3.03    Directors and Officers.    From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of Merger Subsidiary at the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in the Recent Company SEC Documents and the Schedules, the Company represents and warrants to Parent and Merger Subsidiary that:

Section 4.01    Corporate Existence and Power.    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of South Carolina and, except as would not reasonably be expected to have a Material Adverse Effect, has all corporate power and authority to own or use the properties or assets that it purports to own or use and to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. The Company has delivered or made available to Parent copies of the articles of incorporation and bylaws of the Company. Such articles of incorporation and bylaws are complete and correct and in full force and effect, and the Company is not in violation in any material respect of any of the provisions of its articles of incorporation or bylaws.

Section 4.02    Corporate Authorization.

(a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company’s corporate powers and, except for the required approval of the Company’s shareholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock is the only vote of the holders of any of the Company’s capital stock necessary in connection with the consummation of the Merger (the “Company Shareholder Approval”). This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally or (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

(b) The Company’s Board of Directors has unanimously (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company’s shareholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby and (iii) resolved (subject to Section 6.03(c)) to recommend approval and adoption of this Agreement and the Merger by its shareholders (such recommendation, the “Company Board Recommendation”).

(c) The Company has taken all action required to be taken by it in order to exempt this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby from, and this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby are exempt from, the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “business combination” or other antitakeover Laws of the State of South Carolina, including, without limitation, Sections 35-2-101 through 35-2-111 of South Carolina law and Sections 35-2-201 through 35-2-226 of South Carolina Law (collectively, “Takeover Laws”). The Company has taken all action required to be taken by it in order to make this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby comply with, and this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby do comply with, the requirements of any articles, sections or provisions of its articles of incorporation and bylaws concerning “business combination”, “fair price”, “voting requirement”, “constituency requirement” or other related provisions (collectively, “Takeover Provisions”). The provisions of Article 9 of the articles of incorporation of the Company do not apply to the transactions contemplated by this Agreement. The transactions contemplated by this Agreement have been approved by two-thirds of the continuing directors then in office (as defined in Article 9 of the articles of incorporation of the Company).

Section 4.03    Governmental Authorization.    The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, or notice, report or submission to, or consent, registration, approval, declaration, permit, authorization or expiration of any waiting period from or with, any Governmental Authority other than (i) the filing of a certificate of merger with the Delaware Secretary of State, the articles of merger with the South Carolina Secretary of State and appropriate documents evidencing the Merger with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act, (iii) compliance with any applicable requirements of the 1934 Act, (iv) the FCC Consent and (v) any such action, filing, notice, report, submission, consent, registration, approval, declaration, permit, authorization or waiting period expiration as to which the failure to make, obtain or occur would not reasonably be expected to have a Material Adverse Effect.

Section 4.04    Non-contravention.    The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) assuming receipt of the Company Shareholder Approval, violate, breach, contravene or conflict with, the articles of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 4.03, violate, breach, contravene or conflict with any applicable Law, (iii) require any consent or other action by, or notice to, any Person under, constitute a breach or default (with or without notice or lapse of time or both) under, contravene or conflict with, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or any of its Subsidiaries under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, with such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have a Material Adverse Effect.

Section 4.05    Capitalization.

(a) The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, no par value (“Preferred Stock”), of the Company. As of August 17, 2005, there were outstanding 18,297,938 shares of Common Stock (which number includes 441,833 shares of Restricted Stock, which constitutes all outstanding shares of Restricted Stock as of the date hereof), no shares of Preferred Stock, Company Stock Options to purchase an aggregate of 887,420 shares of Common Stock (with no additional Company Stock Options having been granted from August 17, 2005 through the date hereof) and rights (“Rights”) to acquire up to a maximum of 10,000,000 shares of Preferred Stock pursuant to the Company Rights Agreement. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. No Subsidiary of the Company owns any shares of capital stock of the Company.

(b) Except as set forth in this Section 4.05 and for changes since August 17, 2005 resulting from the exercise of Company Stock Options outstanding on such date, there are no authorized, issued or outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options, warrants, calls, preemptive rights, subscriptions or other rights, agreements or arrangements to acquire from the Company, or other obligations of the Company to issue, sell or transfer, or to cause to be issued, sold or transferred, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, subscription, other right, agreement, arrangement or commitment (the items in clauses (i), (ii) and (iii) being referred to collectively as the “Company Securities”), or (iv) obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities or to make a material investment in any Person other than a wholly-owned Subsidiary.

(c) There are no outstanding stock appreciation rights or similar derivative securities of the Company or any of its Subsidiaries. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. There are no voting trusts, irrevocable proxies or other agreements or understandings to which the Company or any Subsidiary of the Company is a party with respect to the voting of any shares of the Common Stock. The Company has not agreed to register any securities under the 1933 Act or under any state securities law or granted registration rights to any Person or entity (except agreements or rights which have terminated or expired). Neither the Company nor any of its Subsidiaries has any outstanding obligations in respect of prior acquisitions of businesses to pay (i) any portion of the consideration payable to the seller or sellers in such transaction in equity securities of the Company or any of its Subsidiaries or (ii) any material portion of the consideration payable to the seller or sellers in such transaction in the form of any other securities or in cash or other property.

(d) The Company has previously made available to Parent complete and correct copies of the Incentive Plan, including all amendments thereto, which constitutes the only plan pursuant to which restricted stock, options, warrants or other obligations of the Company to issue capital stock are currently outstanding. The Company has previously made available to Parent a complete and correct list setting forth as of August 17, 2005 (i) the number of Company Stock Options outstanding (listing grantee, exercise price and vesting timetable) and (ii) the exercise price for all outstanding Company Stock Options, and complete and correct copies of the relevant written agreements, including amendments thereto, evidencing the grant of outstanding Company Stock Options and Restricted Stock.

Section 4.06    Subsidiaries.

(a) Each Subsidiary of the Company is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization and, except as would not reasonably be expected to have a Material Adverse Effect, has all corporate or limited liability company power and authority to own or use the properties or assets that it purports to own and use and to carry on its business as now conducted. Each such Subsidiary is duly qualified to do business as a foreign corporation or limited liability company and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. All Subsidiaries of the Company and their respective jurisdictions of incorporation or organization are identified on Schedule 4.06(a). The Company has delivered or made available to Parent copies of the articles or certificate of incorporation or organization and the bylaws or operating agreement of each Subsidiary of the Company. Such organizational documents are in full force and effect, and no Subsidiary of the Company is in violation in any material respect of any of the provisions thereof.

(b) All of the outstanding capital stock or other voting securities of each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable and are owned by the Company, directly or indirectly, free and clear of any Lien (except that only fifty (50) percent of the partnership interests of Tall Tower are owned by the Company). There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of any such Subsidiary, (ii) options, warrants, calls, preemptive rights, subscriptions or other rights, agreements or arrangements to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any such Subsidiary to issue or sell or transfer or cause to be issued, sold or transferred, any capital stock, voting securities or securities convertible into or exchangeable for any capital stock or voting securities of any such Subsidiary or obligating the Company or any such Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment (the items in clauses (i) and (ii) being referred to collectively as the “Subsidiary Securities”), or (iii) obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Subsidiary Securities or to make a material investment in any Person other than a wholly-owned Subsidiary.

Section 4.07    SEC Filings.

(a) The Company has made available to Parent (directly or on the SEC’s website) (i) the Company’s annual reports on Form 10-K for its fiscal years ended December 31, 2004, 2003 and 2002, as amended, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended March 31, 2005 and June 30, 2005, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of the Company held since December 31, 2004, and (iv) all of its other filings, exhibits, reports, statements, schedules and registration statements filed with the SEC since December 31, 2004 (the documents referred to in this Section 4.07(a), collectively, the “Company SEC Documents”). As of the date of this Agreement, no Subsidiary of the Company is subject to the periodic reporting requirements of the 1934 Act.

(b) As of its filing date, each Company SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and the rules and regulations thereunder.

(c) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(d) Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 4.08    Financial Statements.    The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents, including the notes and schedules thereto, fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its Subsidiaries (and Tall Tower) as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements that would not be material in amount or effect).

Section 4.09    Disclosure Documents.    The proxy statement of the Company to be filed with the SEC in connection with the Merger (the “Company Proxy Statement”) and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act and the rules and regulations thereunder. At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of the Company, and at the time such shareholders vote on adoption of this Agreement, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09 will not apply to statements or omissions included in the Company Proxy Statement based upon information furnished to the Company by Parent specifically for use therein.

Section 4.10    Absence of Certain Changes.    Except as may be affected by acts after the date hereof permitted under Section 6.01 hereof, since the Company Balance Sheet Date, the business of the Company and its Subsidiaries has been conducted in the ordinary and usual course in a manner consistent with past practices (“Ordinary Course of Business”) and there has not been:

(a) any event, occurrence or development which has had, does have, or would reasonably be expected to have, a Material Adverse Effect;

(b) any (i) declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company (other than quarterly cash dividends on the shares of Common Stock not in excess of $0.25 per share per quarter), (ii) any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of the Company or any of its Subsidiaries, (iii) any grant of any new or amendment of any existing stock option, stock appreciation right, performance award, restricted stock award, warrant or other right to purchase shares of capital stock of the Company or any Subsidiary thereof, other than grants of Company Stock Options and Restricted Stock prior to August 17, 2005 under the Incentive Plan, (iv) issuance of any security convertible into the capital stock of the Company or any Subsidiary thereof or (v) reclassification, combination, split or subdivision by the Company or its Subsidiaries of any shares of the capital stock of the Company or its Subsidiaries;

(c) any amendment of any term of any outstanding equity or debt security of the Company or any of its Subsidiaries or any amendment or change in the organizational documents of the Company or its Subsidiaries;

(d) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money other than in the Ordinary Course of Business;

(e) any making of any material loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments made in the Ordinary Course of Business;

(f) any transaction or commitment made, or any contract or agreement entered into, by the Company or any of its Subsidiaries relating to its assets or business, in either case, material to the Company and its Subsidiaries, taken as a whole, other than transactions and commitments in the Ordinary Course of Business and those contemplated by this Agreement;

(g) any merger or consolidation of the Company or any of its Subsidiaries with any other Person or any acquisition by the Company or any of its Subsidiaries of equity or material assets of any other Person except in the Ordinary Course of Business;

(h) any sale, pledge, encumbrance, lease, license, or other disposition of any Subsidiary of the Company or any material assets, securities, or property except in the Ordinary Course of Business;

(i) any material change in any method of accounting or accounting principles or practice by the Company or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the 1934 Act;

(j) any (i) grant of any severance or termination pay to (or amendment to any existing arrangement with) any director, officer or employee of the Company or any of its Subsidiaries, (ii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iii) entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries, (iv) establishment, adoption or amendment (except as required by applicable Law) of any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of the Company or any of its Subsidiaries or (v) increase in compensation, bonus or other benefits payable to any director, officer or employee of the Company or any of its Subsidiaries, in each case, other than in the Ordinary Course of Business;

(k) any material labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, which employees were not subject to a collective bargaining agreement at the Company Balance Sheet Date, or any material lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees; or

(l) any material Tax election made or changed, any annual tax accounting period changed, any method of tax accounting adopted or changed, any material amended Tax Returns or claims for material Tax refunds filed, any material closing agreement entered into, any material Tax claim, audit or assessment settled, or any right to claim a material Tax refund, offset or other reduction in Tax liability surrendered.

Section 4.11    No Undisclosed Material Liabilities.    Except as set forth on Schedule 4.11, there are no liabilities or obligations of the Company or any of its Subsidiaries (and to the knowledge of the Company, there are no manifest facts or circumstances that would reasonably be expected to result in liabilities or obligations), other than:

(a) liabilities provided for in the Company Balance Sheet or disclosed in the notes thereto;

(b) liabilities incurred in the Ordinary Course of Business since the Company Balance Sheet Date or in connection with this Agreement and the transactions contemplated hereby; and

(c) other undisclosed liabilities which would not reasonably be expected to have a Material Adverse Effect.

Section 4.12    Compliance with Contracts.    Each contract or agreement to which the Company or any of its Subsidiaries is a party which is material to the Company and its Subsidiaries, taken as a whole, and that is to be performed in whole or part after the date hereof (a “Material Contract”) is a valid and binding agreement of the Company or a Subsidiary of the Company, as the case may be, and is in full force and effect. No condition or state of facts exists that, with notice or the passage of time, or both, would constitute a default by the Company or any of its Subsidiaries or, to the knowledge of the Company, any third party under such Material Contracts, in each case, except as would not reasonably be expected to have a Material Adverse Effect. The Company or its applicable Subsidiary has duly complied with the provisions of each Material Contract to which it is a party, except as would not reasonably be expected to have a Material Adverse Effect. Each other agreement, contract, plan, lease, arrangement or commitment of the Company and its Subsidiaries is a valid and binding agreement of the Company or a Subsidiary of the Company, as the case may be, and is in full force and effect, and none of the Company, any of its Subsidiaries or, to the knowledge of the Company, any other party thereto, is in default or breach in any respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment, in each case, except as would not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 4.12 is a list of all agreements that contain covenants or agreements not to compete (other than, for the avoidance of doubt, exclusivity arrangements) restricting the activities of the Company or any of its Subsidiaries.

Section 4.13    Intellectual Property.    (i) The Company owns or has the legally enforceable right to use pursuant to license, sublicense, agreement or otherwise all material Intellectual Property used in the operation of the business of the Company, (ii) the operation of the business of the Company does not interfere with, infringe upon or misappropriate the Intellectual Property of any other Person and no facts or circumstances exist that, with or without the passing of time or the giving of notice or both, would reasonably be expected to serve as the basis for any such claim; (iii) no Person has, since January 1, 2003, asserted in writing against the Company a demand or claim that the Company is interfering with, infringing upon, violating or misappropriating the Intellectual Property of such Person, and (iv) to the Company’s knowledge, no Person is interfering with, infringing upon, violating or misappropriating any material Intellectual Property owned by the Company, except in the case of clauses (ii), (iii) and (iv) to the extent such interference, infringement or misappropriation would not reasonably be expected to have a Material Adverse Effect.

Section 4.14    Compliance with Laws and Court Orders; Permits.

(a) Neither the Company nor any of its Subsidiaries is in violation of, and has not since January 1, 2003 violated, any applicable Law, except for violations that would not reasonably be expected to have a Material Adverse Effect. The Stations are, and as of immediately prior to the Closing will be, owned and operated by Company and its Subsidiaries in compliance with (i) the terms of the FCC Licenses and (ii) the Communications Act and the FCC Rules, in each case, except as would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have (x) filed or made all applications, reports and other disclosures required by the FCC to be made in respect of the Stations and (y) have or will have timely paid all FCC regulatory fees in respect thereof, in each case, except as would not reasonably be expected to have a Material Adverse Effect.

(b) The Company and each Subsidiary of the Company has obtained all permits, licenses, franchises, certificates, approvals and similar authorizations of Governmental Authorities necessary to conduct their respective businesses in accordance with past practice, except for failures that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Such permits, licenses, franchises, certificates, approvals and authorizations are valid and in full force and effect, and no such licenses or permits will be terminated or materially impaired or become terminable as a result of the transactions contemplated by this Agreement (assuming receipt of the consents and approvals referred to in Sections 4.03 and 4.04), except for those that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 4.15    Litigation.    There is no claim, action, suit, investigation or proceeding pending against, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its Subsidiaries or any of their respective properties before any Governmental Authority that would reasonably be expected to have a Material Adverse Effect or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated hereby, nor are there, to the knowledge of the Company, any facts or circumstances that would reasonably be expected to give rise to any such claim, action, suit or investigation.

Section 4.16    FCC Matters.    Set forth on Schedule 4.16 is a complete and accurate list of all of the material licenses, permits and authorizations issued by the FCC for the operation of the Stations and of the pending FCC application for a new television station construction permit to serve Myrtle Beach, South Carolina (BPCT-19960920WV) (collectively, the “FCC Licenses”) and the holder of each such FCC License (each a “Licensee”), noting the expiration dates. Except as set forth on Schedule 4.16, the FCC Licenses are in full force and effect, either in accordance with their terms or by operation of Section 307(c) of the Communications Act, and have not been revoked, suspended, canceled, rescinded or terminated and have not expired, and are not subject to any conditions except for conditions applicable to television licenses generally or as otherwise disclosed on the face of the FCC Licenses, in each case, except as would not reasonably be expected to have a Material Adverse Effect. The FCC Licenses constitute all the FCC authorizations necessary to own and operate the Stations in substantially the same manner as they are being operated in all material respects. Except as set forth in Schedule 4.16, (i) there is not any pending, or to the Company’s knowledge, threatened, action by or before the FCC to revoke, suspend, cancel, rescind or materially adversely modify any of the FCC Licenses (other than proceedings to amend FCC Rules of general applicability) and (ii) there is not issued or outstanding by or before the FCC, or to the Company’s knowledge, threatened, any order to show cause, cease and desist order, investigation, notice of violation, notice of apparent liability, or order of forfeiture against the Stations or the Company that would reasonably be expected to result in any such action, in each case, except as would not reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 4.16, there is not pending any petition to deny or other objection against any license renewal or other pending application of the Stations. Except as set forth in Schedule 4.16, the Stations are operating in compliance with the FCC Licenses, the Communications Act and the rules, regulations and policies of the FCC (the “FCC Rules”), except as would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are, and as of the Closing shall be, legally and otherwise qualified under the Communications Act and the FCC Rules to own and operate the Stations, except as would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in Schedule 4.16, (i) there are no facts or circumstances pertaining to the Company and its Subsidiaries which, under the Communications Act or the FCC Rules, would reasonably be expected to (x) result in the FCC’s refusal to grant the FCC Consent or (y) materially delay obtaining the FCC Consent.

Section 4.17    Finders’ Fees.    Except for UBS Securities LLC, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Subsidiaries or the Surviving Corporation in connection with the transactions contemplated by this Agreement (including, without limitation, in connection with any fairness opinion). The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and UBS Securities LLC pursuant to which such firm would be entitled to any payment from the Company or its Subsidiaries related to the transactions contemplated by this Agreement.

Section 4.18    Opinion of Financial Advisor.    The Company has received the opinion of UBS Securities LLC, financial advisor to the Company, to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the Company’s shareholders from a financial point of view.

Section 4.19    Taxes.

(a) All material Tax Returns required by applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due in accordance with all applicable Law, and all such Tax Returns are, or shall be at the time of filing, true and complete in all material respects.

(b) The Company and each of its Subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority all Taxes due and payable, or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate accrual for all Taxes through the end of the last period for which the Company and its Subsidiaries ordinarily record items on their respective books.

(c) All of the income and franchise Tax Returns of the Company and its Subsidiaries, through the Tax years and in the jurisdictions set forth on Schedule 4.19(c), have been examined and closed or are Returns with respect to which the applicable period for assessment under applicable Law, after giving effect to extensions or waivers, has expired.

(d) There is no claim, audit, action, suit, proceeding or investigation now pending or, to the Company’s knowledge, threatened against or with respect to the Company or its Subsidiaries in respect of any Tax or Tax asset.

(e) During the five-year period ending on the date hereof, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(f) There are no known Liens with respect to Taxes (except for Liens for Taxes, assessments or other governmental charges not yet delinquent) upon any of the properties or assets, real, personal or mixed, tangible or intangible, of the Company or the Subsidiaries.

(g) Neither the Company nor the Subsidiaries have ever engaged in a “listed transaction” as such term is defined in Treasury Regulation § 1.6011-4(b)(2).

(h) The Company has not been a United States real property holding company corporation within the meaning of Code § 897(c)(2) during the applicable period specified in Code § 897(c)(1)(A)(ii).

(i) Neither the Company nor any Subsidiary (i) is a party to any agreement providing for the allocation, sharing or indemnification of Taxes for which the applicable statute of limitations has not expired, (ii) has been a member of an affiliate group (as defined by the Code) filing a consolidated federal income Tax Return (other than as a member of a group of which the Company is the common parent) or (iii) has any liability for the Taxes of any other Person under Treas. Reg. § 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise, for which the applicable statute of limitations has not expired.

(j) “Tax” means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority (a “Taxing Authority”) responsible for the imposition of any such tax (domestic or foreign), and any liability for any of the foregoing as transferee, (ii) in the case of the Company or any of its Subsidiaries, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Effective Time a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Company or any of its Subsidiaries to a Taxing Authority is determined or taken into account with reference to the activities of any other Person, and (iii) liability of the Company or any of its Subsidiaries for the payment of any amount as a result of being party to any tax sharing agreement or with respect to the payment of any amount imposed on any person of the type described in (i) or (ii) as a result of any existing express or implied agreement or arrangement (including an indemnification agreement or arrangement). “Tax Return” means any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

Section 4.20    Employee Benefit Plans.

(a) Schedule 4.20(a) contains a correct and complete list identifying each material “employee benefit plan,” as defined in Section 3(3) of ERISA, each employment, severance or similar contract, plan, arrangement or policy and each other material plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company or any ERISA Affiliate of the Company and covers any current or former employee of the Company or its Subsidiaries, or with respect to which the Company or its Subsidiaries has any liability. Copies of such plans (and, if applicable, related trust or funding agreements or insurance policies) and all amendments thereto and written interpretations thereof have been made available to Parent together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and tax return (Form 990) prepared in connection with any such plan or trust. Such plans are referred to collectively herein as the “Employee Plans.”

(b) Neither the Company nor any ERISA Affiliate of the Company nor any predecessor thereof sponsors, maintains or contributes to, or has in the past six years sponsored, maintained or contributed to, any Employee Plan subject to Title IV of ERISA.

(c) Neither the Company nor any ERISA Affiliate of the Company nor any predecessor thereof contributes to, or has in the past six years contributed to, any multiemployer plan, as defined in Section 3(37) of ERISA.

(d) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter, or has pending an application for such determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked or not be reissued. The Company has made available to Parent copies of the most recent Internal Revenue Service determination letters with respect to each such Employee Plan. Each Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including ERISA and the Code, which are applicable to such Employee Plan. No events have occurred with respect to any Employee Plan that could result in payment or assessment by or against the Company of any material excise taxes under Sections 4972, 4975, 4976, 4977, 4979, 4980B, 4980D, 4980E or 5000 of the Code. All contributions required to be made under the terms of any Employee Plan have been timely made.

(e) Except as provided in Section 2.05 or as disclosed in Schedule 4.20(e), the consummation of the transactions contemplated by this Agreement will not (either alone or together with any other event) entitle any employee or director of the Company or any of its Subsidiaries to any bonus, retirement, severance, job security or similar benefit or to an enhancement of any such benefit or accelerate the time of payment or vesting or trigger any payment of funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Employee Plan. There is no contract, plan or arrangement (written or otherwise) covering any employee of the Company or any of its Subsidiaries that, individually or collectively, would entitle any employee to any severance or other payment solely as a result of the transactions contemplated hereby and/or any termination of employment related thereto, or could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G, without regard to subsection (b)(4) thereof, or 162(m) of the Code.

(f) Except as disclosed in Schedule 4.20(f), neither the Company nor any of its Subsidiaries has any liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of the Company or any of its Subsidiaries except as required to avoid excise tax under Section 4980B of the Code.

(g) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its Affiliates relating to, or change in employee participation or coverage under, an Employee Plan which would increase materially the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2004.

(h) Except as disclosed in Schedule 4.20(h), neither the Company nor any of its Subsidiaries is a party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement or other contract or understanding with a labor union or organization. Except as would not, individually or in the aggregate, be reasonably expected to be material, (i) there are no unfair labor practice charges or complaints against the Company or any of its Subsidiaries pending before the National Labor Relations Board, (ii) there are no labor strikes, slowdowns or stoppages actually pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries and (iii) neither the Company nor any of its Subsidiaries has breached or otherwise failed to comply with any provision of any collective bargaining agreement or other labor union contract applicable to individuals employed by the Company or any such

Subsidiary and, to the knowledge of the Company, there are no grievances outstanding against the Company or any of its Subsidiaries under any such agreement or contract. No union contracts or collective bargaining agreements are currently scheduled for renewal prior to January 2006, and with respect to all such contracts currently scheduled for renewal, the Company has no knowledge of any facts or circumstances that would reasonably be expected to make the renewal of any such contract unlikely.

(i) There is no material action, suit, investigation, audit or proceeding pending against or involving or, to the knowledge of the Company, threatened against or involving, any Employee Plan before any Governmental Authority.

(j) The Company and its Subsidiaries are in compliance with all currently applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, except for failures to comply that would not reasonably be expected to have a Material Adverse Effect.

Section 4.21    Environmental Matters.    Except as would not reasonably be expected to have a Material Adverse Effect:

(i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review (or any basis therefor) is pending or, to the knowledge of the Company, is threatened by any Governmental Authority or other Person relating to the Company or any of its Subsidiaries and relating to or arising out of any Environmental Law and, to the knowledge of the Company, there are no facts or circumstances that could reasonably be expected to give rise to such a claim, notice or proceeding;

(ii) the Company and its Subsidiaries are and have been in compliance with all Environmental Laws and all Environmental Permits;

(iii) there are no liabilities or obligations of the Company or any of its Subsidiaries arising under any Environmental Law, nor has the Company or any of its Subsidiaries assumed or undertaken, or agreed to assume or undertake, any liabilities or obligations of any other person arising under or relating to any Environmental Law;

(iv) the Stations and the equipment at the Stations are free of asbestos, asbestos-containing substances, polychlorinated biphenyls, and underground storage tanks; and

(v) no Hazardous Substance has ever been manufactured, discharged, spilled, leaked, emitted or relocated at, on or from any real property now or formerly owned, operated, leased or used by the Company or any Subsidiary.

Section 4.22    Rights Agreement.    The Company and the Board of Directors of the Company have taken all necessary action to (i) render the Company Rights Agreement inapplicable to this Agreement, the Voting Agreements, the Merger and the other transactions contemplated hereby and thereby and (ii) provide that (A) neither Parent nor any Subsidiary of Parent, including Merger Subsidiary, nor any other party to a Voting Agreement, shall be an “Acquiring Person” (as defined in the Company Rights Agreement) as a result of the execution, delivery and performance of this Agreement or any of the transactions contemplated hereby or thereby, and (B) no “Distribution Date” (as defined in the Company Rights Agreement) shall be deemed to have occurred as a result of this Agreement, the Voting Agreements or any of the transactions contemplated hereby and thereby.

Section 4.23    Tangible Property; Real Property and Leases.

(a) The Company and its Subsidiaries have sufficient title to all their tangible properties and assets to conduct their respective businesses as currently conducted, with only such exceptions as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b) No material parcel of real property owned or leased by the Company or its Subsidiaries is subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the Company, is any such condemnation, expropriation or taking being proposed.

(c) All material leases of real property leased for the use or benefit of the Company or any Subsidiary to which the Company or any Subsidiary is a party and all amendments and modifications thereto are in full force and effect, and there exists no default under any such lease by the Company or any Subsidiary, nor, to the knowledge of the Company, any event which with notice or lapse of time or both would constitute a default thereunder by the Company or any Subsidiary, except in each case as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 4.24    Insurance.    All material insurance policies carried by or covering the Company and its Subsidiaries with respect to their respective businesses, assets and properties are in full force and effect, and, to the Company’s knowledge, no notice of cancellation has been given with respect to any such policy. Neither the Company nor any of its Subsidiaries has assigned, pledged or transferred any material rights under any such insurance policies. There are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause (other than a customary reservation of rights clause).

Section 4.25    Transmission Towers.    The towers, buildings (including transmitter buildings) and other structures and improvements owned by the Company or any of its Subsidiaries and used in connection with the operation of the Stations (collectively, “Transmission Structures”) are registered to the extent required by Law and all such Transmission Structures have been constructed, and are operated and maintained, in compliance with the FCC Licenses and all applicable Laws, including the Communications Act and those promulgated by the Federal Aviation Administration (and including, to the extent applicable, all such Laws concerning the marking, painting, lighting, height and registration of the Transmission Structures), in each case, except as would not reasonably be expected to have Material Adverse Effect.

Section 4.26    Cable and Satellite Matters.

(a) The Company has previously made available to the Parent a list of:

(i) all multichannel video programming distributors (collectively, “MVPDs” and each individually, a “MVPD”) that carry a Station’s signal, and the channel on which each Station’s signal is carried;

(ii) (A) all MVPDs in each Station’s market to which the Company or a Subsidiary thereof has provided a must-carry notice or retransmission consent notice in accordance with the provisions of the Communications Act for the cable and direct broadcast satellite (“DBS”) must-carry/retransmission consent election cycles ending December 31, 2005, and for the cable and DBS must-carry/retransmission consent election cycle commencing January 1, 2006, including a description of the disposition and current status of each such must-carry or retransmission consent notice, and (B) all MVPDs in each Station’s market to which the Company and its Subsidiaries have not provided any such must-carry or retransmission consent notice;

(iii) all retransmission consent or copyright indemnification contracts entered into with respect to a Station with any MVPD in any Station’s market, and the expiration date for each such contract;

(iv) all retransmission consent or copyright indemnification contracts entered into with respect to a Station as of the date hereof with any MVPD other than an MVPD in a Station’s market and the expiration date for each such contract;

(v) all modifications to the geographic area in which a Station is eligible for must-carry or retransmission consent rights under FCC Rules that are pending with or have been approved by the FCC, including any appeals of such modifications to the FCC or a reviewing court; and

(vi) all notifications to a Station from a DBS system indicating such DBS system’s intent to import “significantly viewed” television stations into such Station’s market.

(b) No MVPD has advised the Company of any signal quality or copyright indemnity or other material obstacle to carriage of a Station’s signal that is still outstanding, and no MVPD has declined or threatened to decline such carriage or failed to respond to a request for carriage or sought any form of relief from carriage from the FCC.

(c) The Company has made available to Parent true and complete copies of all material notices, contracts, correspondence and other items described in subsections (a)(i) – (vi) above.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent and Merger Subsidiary jointly and severally represent and warrant to the Company that:

Section 5.01    Corporate Existence and Power.    Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to prevent, materially delay or materially impede the consummation by Parent or Merger Subsidiary of the transactions contemplated by this Agreement. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement.

Section 5.02    Corporate Authorization.    The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Parent and Merger Subsidiary and have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Parent and Merger Subsidiary and constitutes a valid and binding agreement of each of Parent and Merger Subsidiary enforceable against each of Parent and Merger Subsidiary in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally or (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

Section 5.03    Governmental Authorization.    The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or filing with, or notice, report or submission to, or consent, regulation, approval, declaration, permit, authorization or expiration of any waiting period from or with, any Governmental Authority, other than (i) the filing of a certificate of merger with the Delaware Secretary of State, the articles of merger with the South Carolina Secretary of State and appropriate documents evidencing the Merger with the relevant authorities of other states in which Parent is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act, (iii) compliance with any applicable requirements of the 1934 Act, (iv) the FCC Consent and (v) any such action or filing as to which the failure to make or obtain would not reasonably be expected to prevent, materially delay or impede the consummation by Parent or Merger Subsidiary of the transactions contemplated hereby.

Section 5.04    Non-contravention.    The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby do not and will not (i) violate, breach, contravene or conflict with the certificate of incorporation or bylaws of Parent or Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 5.03, violate, breach, contravene or conflict with any applicable Law, (iii) require any consent or other action by, or notice to, any Person under, constitute a breach or default under (with or without notice or lapse of time or both), contravene or conflict with, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Parent or Merger Subsidiary under any provision of any agreement or other instrument binding upon Parent or Merger Subsidiary or any of their assets, or (iv) result in the creation or imposition of any material Lien on any asset of Parent or Merger Subsidiary, with such exceptions, in the case of clauses (ii) through (iv), as would not reasonably be expected to prevent, materially delay or materially impede the consummation by Parent or Merger Subsidiary of the transactions contemplated hereby.

Section 5.05    Available Funds.    Parent and Merger Subsidiary will have at the Effective Time sufficient funds available to enable them to pay the aggregate Merger Consideration and satisfy all of their obligations under this Agreement.

Section 5.06    Litigation.    There is no claim, action, suit, investigation or proceeding (or any basis therefor) pending against, or, to the knowledge of Parent, threatened against or affecting, Parent or Merger Subsidiary before any Governmental Authority that would reasonably be expected to have a material adverse effect on Parent or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated hereby.

Section 5.07    FCC Matters.    Except as set forth in Schedule 5.07, Parent is legally, financially and otherwise qualified under the Communications Act and the FCC Rules to acquire control of, and operate, the Stations. Except as set forth in Schedule 5.07, (i) there are no facts or circumstances pertaining to Parent or any Affiliate of Parent which, under the Communications Act or the FCC Rules, would reasonably be expected to (x) result in the FCC’s refusal to grant the FCC Consent or (y) materially delay obtaining the FCC Consent and (ii) no waiver of, or exemption from, any provision of the Communications Act or the FCC Rules is necessary to obtain the FCC Consent.

Section 5.08    Compliance with Laws and Court Orders.    Neither Parent nor Merger Subsidiary is in violation of, and has not violated, any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations that would not reasonably be expected to have a material adverse effect on Parent or Merger Subsidiary, or prevent, materially delay or impede the consummation by Parent or Merger Subsidiary of the transactions contemplated hereby.

Section 5.09    Disclosure Documents.    None of the information provided or to be provided by Parent for inclusion in the Company Proxy Statement or any amendment or supplement thereto, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of the Company and at the time the shareholders vote on adoption of this Agreement, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

Section 5.10    Inspections; No Other Representations.    Parent is an informed and sophisticated purchaser, and has engaged advisors, experienced in the evaluation and purchase of companies such as the Company and its Subsidiaries as contemplated hereunder. Parent has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Parent will undertake prior to the Effective Time such further investigation and request such additional documents and information as it deems necessary. Parent agrees to accept the Company and its Subsidiaries in the condition they are in at the Effective Time based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to the Company or any other Person, except as expressly set forth in this Agreement. Without limiting the generality of the foregoing, Parent acknowledges that the Company has not made and does not make any representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to Parent of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company and its Subsidiaries or the future business and operations of the Company and its Subsidiaries or (ii) any other information or documents made available to Parent or its counsel, accountants or advisors with respect to the Company or its Subsidiaries or their respective businesses or operations, except as expressly set forth in this Agreement. The agreements, acknowledgements and representations made by Parent pursuant to this Section are made for and on behalf of itself and Merger Subsidiary.

ARTICLE VI

COVENANTS OF THE COMPANY

The Company agrees that:

Section 6.01    Conduct of the Company.    From the date hereof until the Effective Time, except as disclosed on Schedule 6.01, the Company and its Subsidiaries shall conduct their business in the Ordinary Course of Business and shall use their reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, except as disclosed on Schedule 6.01 or expressly contemplated by this Agreement, from the date hereof until the Effective Time:

(a)    the Company shall not, and shall not permit any of its Subsidiaries to, adopt or propose any change to its articles of incorporation or bylaws or similar organizational documents;

(b)    the Company shall not, and shall not permit any of its Subsidiaries to, (i) declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of the Company other than (A)(I) prior to December 31, 2005, one declaration and payment of a cash dividend on the shares of Common Stock not in excess of $0.25 per share of Common Stock having customary record and payment dates consistent with past practice, (II) in the event that the Company reasonably believes that the Merger is unlikely to be consummated on or prior to December 31, 2005, one additional declaration and payment of a cash dividend on the shares of Common Stock not in excess of $0.25 per share of Common Stock (such declaration to be made at any time after December 15, 2005, for payment on or after December 31, 2005 and prior to March 31, 2006), and (III) in the event that the Company reasonably believes that the Merger is unlikely to be consummated on or prior to March 31, 2006, one additional declaration and payment of a cash dividend on the shares of Common Stock not in excess of $0.25 per share of Common Stock (such declaration to be made at any time after March 15, 2006, for payment on or after March 31, 2006 and prior to the End Date), and (B) dividends paid by any Subsidiary of the Company to the Company or any other Subsidiary of the Company), (ii) repurchase, redeem or otherwise acquire any shares of capital stock or other equity securities of the Company or its Subsidiaries, (iii) grant any new or, except as contemplated by Section 2.05(b), amend any existing stock option, stock appreciation right, performance award, restricted stock award, warrant or other right to purchase shares of capital stock of the Company or any Subsidiary thereof, (iv) issue any security convertible into capital stock of the Company or any Subsidiary thereof, or (v) reclassify, combine, split or subdivide any shares of capital stock of the Company or any Subsidiary thereof;

(c)    the Company shall not, and shall not permit any of its Subsidiaries to, adopt a plan of complete or partial liquidation (or resolutions authorizing the same), merge or consolidate with any other Person or acquire a material amount of assets or properties of any other Person except (i) pursuant to existing contracts or commitments or (ii) in the Ordinary Course of Business;

(d)    the Company shall not, and shall not permit any of its Subsidiaries to, make capital expenditures in excess of the amounts set forth on Schedule 6.01(d);

(e)    the Company shall not, and shall not permit any of its Subsidiaries to, sell, pledge, encumber, lease, license or otherwise dispose of any Subsidiary of the Company or any material amount of assets, securities or property except (i) pursuant to existing contracts or commitments and (ii) in the Ordinary Course of Business;

(f)    the Company shall not, and shall not permit any of its Subsidiaries to, incur, assume or guarantee any indebtedness for borrowed money other than (i) intercompany indebtedness among the Company and its wholly owned Subsidiaries and (ii) $10,000,000 of additional indebtedness under the Company’s existing credit facility;

(g)    the Company shall not, and shall not permit any of its Subsidiaries to, make any loan, advance or capital contribution to or investment in any Person other than (i) pursuant to existing contracts or commitments and (ii) other loans, advances, capital contributions or investments not exceeding $1,000,000 in the aggregate at any one time outstanding;

(h)    the Company shall not, and shall not permit any of its Subsidiaries to, amend any material term of any outstanding equity or debt security of the Company or any of its Subsidiaries;

(i)    except as required by applicable Law or the terms of an existing, binding agreement in existence as of the date hereof and made available to Parent prior to the date hereof, the Company shall not, and shall not permit any of its Subsidiaries to, (i) increase the compensation, bonus or other benefits payable to any director, officer or employee of the Company or its Subsidiaries, except, solely in the case of those employees who are not “named executive officers” as defined in Item 402 of Regulation S-K under the 1934 Act (such employees, the “Permitted Employees”), in the Ordinary Course of Business, (ii) grant any severance or termination pay to any director, officer or employee of the Company or its Subsidiaries, except (x) pursuant to the Company’s written severance plans existing on the date hereof or (y) solely in the case of the Permitted Employees, in the Ordinary Course of Business, (iii) enter into any new employment, deferred compensation, severance or similar agreement or arrangement (or amend any such existing agreement) with any director, officer or employee of the Company or its Subsidiaries, except with respect to Permitted Employees or individuals who would be Permitted Employees, in the Ordinary Course of Business at reasonable market rates and conditions, or (iv) establish, adopt, amend or terminate any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan covering any director, officer or employee of the Company or any of its Subsidiaries or any Employee Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Employee Plan if it were in existence as of the date of this Agreement;

(j)    the Company shall not make any material change in any method of accounting or accounting principle or practice by the Company or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the 1934 Act;

(k)    the Company shall not, nor shall it permit any of its Subsidiaries to, (i) settle any claim, action or proceeding for an amount payable by the Company or its Subsidiaries in excess of $250,000 individually or $1,500,000 in the aggregate or (ii) make any Tax election unless such election is not reasonably expected to have a present or future cost to the Company or the Surviving Corporation in excess of $1,000,000; and

(l)    the Company shall not, and shall not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

Section 6.02    Access to Information.    From the date hereof until the Effective Time and subject to applicable Law and the Confidentiality Agreement, the Company shall (i) give to Parent, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of the Company and its Subsidiaries, (ii) furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request, (iii) give Parent and other authorized representatives access to the facilities of the Company and its Subsidiaries for the purpose of conducting Phase I environmental site assessments and, to the extent such site assessments reasonably recommend further environmental investigations, such further environmental investigations, including Phase II environmental site assessments (in the case of such further environmental investigations, to the extent reasonably necessary in connection with any financing of the transactions contemplated by this Agreement and to the extent permitted by the terms of any lease agreement relating to any such facility), and (iv) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with Parent in its investigation. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. Notwithstanding the foregoing, no such Person shall have access to personnel records of the Company and its Subsidiaries relating to individual performance or evaluation records, medical histories or other employee information which, in the Company’s good faith opinion, the disclosure of which would subject the Company or any of its Subsidiaries to liability. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by any party hereunder.

Section 6.03     Shareholder Meeting; Proxy Material.

(a)    The Company shall take, in accordance with South Carolina Law and the articles of incorporation and bylaws of the Company, all action necessary to convene a meeting of shareholders of the Company to consider and vote upon the approval of this Agreement and the Merger (including any adjournment or postponement thereof, the “Company Shareholder Meeting”) as promptly as practicable after the Company Proxy Statement is cleared by the SEC.

(b)    Except as expressly permitted by Section 6.03(c), (i) the Company’s Board of Directors shall recommend approval and adoption of this Agreement and the Merger by the Company’s shareholders and shall not withdraw or modify or propose publicly to withdraw or modify in a manner adverse to Parent or Merger Subsidiary the Company Board Recommendation, (ii) the Company shall use its reasonable efforts to obtain the necessary approvals by its shareholders of this Agreement and the Merger and (iii) the Company’s Board of Directors shall not approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal.

(c)    In connection with a bona fide, unsolicited Acquisition Proposal that is a Superior Proposal, the Company’s Board of Directors and the Company shall be excused from their respective obligations under clauses (i) to (iii) of Section 6.03(b), and the Company’s Board of Directors shall be permitted to withdraw or modify, or propose publicly to withdraw or modify, the Company Board Recommendation and/or to approve or recommend, or propose publicly to approve or recommend, such Acquisition Proposal, if, but only if, (A) after consultation with outside legal counsel, the Company’s Board of Directors concludes in good faith that such action is required in order for the Company’s Board of Directors to comply with its fiduciary duties under applicable Law, (B) the Company has given Parent three (3) Business Days’ prior notice of such action and the Company’s Board of Directors has considered in good faith and consistent with its fiduciary duties any proposed changes to this Agreement (if any) proposed by Parent or Merger Subsidiary during such three (3) Business Day period, (C) after taking into account any such proposed changes by Parent and Merger Subsidiary, such Acquisition Proposal remains a Superior Proposal, and (D) the Company has complied in all material respects with its obligations under Section 6.03(a), Section 6.04 and the first sentence of Section 6.03(d) hereof; provided that nothing contained in this Section 6.03(c) shall permit the Company’s Board of Directors to withdraw the proposal of this Agreement to the shareholders of the Company or fail to hold the Company Shareholder Meeting.

(d)    In connection with the Company Shareholder Meeting, the Company shall promptly prepare and file with the SEC, use its reasonable efforts to have cleared by the SEC, and as promptly as practicable after clearance thereof by the SEC, mail the Proxy Statement and all other proxy materials for the Company Shareholder Meeting to the shareholders of the Company entitled to vote at the Company Shareholder Meeting. Subject to Section 6.03(c), the Company Proxy Statement shall include the Company Board Recommendation.

Section 6.04    No Solicitation; Other Offers.

(a)    Subject to Section 6.04(b), the Company agrees that it shall not, and shall cause its Subsidiaries and each of its and their respective directors, officers, employees, not to, and shall use its reasonable efforts to cause the agents, consultants, advisors, or other representatives of such Person, including legal counsel, accountants and financial advisors (collectively, “Company Representatives”) not to, directly or indirectly, (i) solicit, induce, initiate or otherwise facilitate the making or submission of any Acquisition Proposal, (ii) (A) enter into or participate in any discussions with, (B) enter into or participate in any negotiations with, (C) furnish any confidential information relating to the Company or any of its Subsidiaries to, or (D) knowingly assist, participate in or facilitate any effort by a Third Party that is seeking to make, or has made, an Acquisition Proposal, or (iii) enter into any agreement with respect to an Acquisition Proposal.

(b) At any time prior to the time its shareholders shall have approved this Agreement and the Merger at the Company Shareholder Meeting, if the Company is not otherwise in breach of Section 6.03 hereof and of this Section 6.04, the Company may:

(i) if it receives a bona fide, unsolicited proposal from a Third Party regarding an Acquisition Proposal, engage in the activities specified in Subsection 6.04(a)(ii)(A), (B) and (D) with respect to such Third Party and such Acquisition Proposal if the Company’s Board of Directors, after consultation with its financial advisor and outside legal counsel, has concluded in good faith that pursuing such Acquisition Proposal is reasonably likely to lead to a Superior Proposal and that such activities are required for the Company’s Board of Directors to comply with its fiduciary duties under applicable Law;

(ii) in the event that the conditions set forth in clause (b)(i) above are satisfied, further engage in the activities specified in Subsection 6.04(a)(ii)(C) with respect to such Third Party if the Company has received from such Third Party an executed confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement dated as of July 19, 2005 between the Company and Parent (the “Confidentiality Agreement”); and

(iii) enter into a written agreement with respect to a bona fide, unsolicited Acquisition Proposal that is a Superior Proposal if the Company terminates this Agreement pursuant to Section 10.01(d)(i) hereof and complies with its obligations under Section 11.04(b) hereof, the Company has given Parent three (3) Business Days’ prior notice of such termination, the Company’s Board of Directors has determined that such Acquisition Proposal is a Superior Proposal, after taking into account any proposed changes to this Agreement (if any) proposed by Parent or Merger Subsidiary during such three (3) Business Day period, and the Company’s Board of Directors, after consultation with outside legal counsel, has concluded in good faith that such activities are required for the Company’s Board of Directors to comply with its fiduciary duties under applicable Law.

(c) The Company shall notify Parent promptly after receipt by the Company of any Acquisition Proposal. The Company shall provide such notice orally and in writing. Such notice shall set forth in reasonable detail the substance and material terms of such Acquisition Proposal (including the identity of the Person making such Acquisition Proposal). The Company will (i) keep Parent reasonably apprised of any related material developments, discussions and negotiations (including any material changes or modifications to the terms and conditions of the Acquisition Proposal) on a reasonably current basis and (ii) provide to Parent, as soon as reasonably practicable, a copy of the form of any merger agreement or acquisition agreement, as the case may be, in connection with any such Acquisition Proposal, or, to the extent the Company is prohibited by the Person making such Acquisition Proposal from doing so, written summaries of the material terms thereof. The Company shall, and shall cause its Subsidiaries and the Company Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the date hereof with respect to any Acquisition Proposal and shall use its reasonable efforts to enforce confidentiality agreements with Third Parties, including causing any such Third Party (or its agents or advisors) in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information.

A “Superior Proposal” is a bona fide, unsolicited Acquisition Proposal to acquire all of the outstanding shares of Common Stock (whether by merger, tender offer or otherwise) or all or substantially all of the consolidated assets of the Company and its Subsidiaries, in each case that the Company’s Board of Directors determines in good faith after consultation with its financial advisor and outside legal counsel, and taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees or similar devices, expense reimbursement provisions and conditions to consummation (i) is more favorable and provides greater value to the Company’s shareholders than this Agreement and the Merger and (ii) is reasonably capable of being, and is reasonably likely to be, consummated.

Section 6.05    Takeover Laws and Rights Plan.

(a) The Company shall not take any action that would cause the transactions contemplated by this Agreement or the Voting Agreements to be subject to requirements imposed by any Takeover Law, and the Company shall take all reasonable steps within its control to exempt (or ensure the continued exemption of) those transactions from, or if reasonably necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect. The Company shall not take any action that would cause the transactions contemplated by this Agreement not to comply with any Takeover Provisions, and the Company shall take all reasonably necessary steps within its control to make those transactions comply with (or continue to comply with) the Takeover Provisions.

(b) Except as contemplated by Section 4.22 and Section 6.04, the Company shall not, without the prior written consent of Parent, (i) amend the Company Rights Agreement, (ii) take any action to, or make any determination under, the Company Rights Agreement, including a redemption of the Company Rights or (iii) fail to enforce the provisions of any existing standstill agreement to which the Company is a party.

Section 6.06    Maintenance of Insurance; Risk of Loss.    From the date hereof through the Closing Date, the Company will, with respect to the Company and each of its Subsidiaries, maintain in force (including necessary renewals thereof) the insurance obtained directly in its name or otherwise covering the Company, its Subsidiaries and their respective officers and directors on the date hereof, except to the extent that such insurance may be replaced with materially equivalent policies appropriate to insure the assets, properties and business of the Company and its Subsidiaries to the same extent as currently insured in all material respects.

Section 6.07    Certain Broadcast Industry Matters.    The Company will and will cause its Subsidiaries to:

(a) cause material license renewal applications for the Stations to be timely filed and prosecuted with all reasonable diligence, keeping the information reported therein accurate and current in all material respects and shall otherwise use its commercially reasonable efforts to obtain prompt grant of the material license renewal applications;

(b) continue to operate and control the Stations in all material respects in compliance with the FCC Licenses, FCC Rules and the Communications Act;

(c) refrain from modifying any of the FCC Licenses in any manner materially adverse to the Company and its Subsidiaries;

(d) take all actions reasonably necessary or appropriate to preserve each of the Stations’ right and ability to operate digital television (“DTV”) facilities after the cessation of analog broadcasting that are consistent with the FCC Form 381 pre-election certification form filed with respect to each Station pursuant to the FCC’s Second Periodic Review of the Commission’s Rules and Policies Affecting the Conversion to Digital Television, Report and Order, MB Docket No. 03-15 (rel. Sept. 7, 2004), including without limitation (i) timely filing any requests for extensions of time to construct DTV facilities or to meet applicable “use-it-or-lose-it” deadlines for DTV construction and (ii) taking actions to protect each Station’s DTV tentative channel designations from objectionable interference from other television stations; and

(e) after good faith consultation with Parent, timely provide notice by October 1, 2005, in accordance with applicable FCC Rules, to cable systems and DBS systems in each of the Stations’ local television markets of such Station’s election of either mandatory carriage or retransmission consent for the carriage election cycle commencing on January 1, 2006.

ARTICLE VII

COVENANTS OF PARENT

Parent agrees that:

Section 7.01    Confidentiality.    Prior to the Effective Time and after any termination of this Agreement, Parent and its Affiliates shall hold, and shall use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, pursuant to and subject to the terms of the Confidentiality Agreement, all confidential documents and information concerning the Company or any of its Subsidiaries furnished to, or prepared by, Parent or its Affiliates in connection with the transactions contemplated by this Agreement (“Company Confidential Information”). Notwithstanding the foregoing, the Parent may disclose Company Confidential Information that would otherwise not be subject to disclosure under the Confidentiality Agreement to its lenders, provided that the Parent agrees to (x) inform such Persons of the nonpublic nature of such information, (y) to direct such Persons to treat such Company Confidential Information in accordance with the terms of the Confidentiality Agreement and (z) to be responsible for any breach of such terms by such Persons. If this Agreement is terminated, Parent and its Affiliates shall, and shall use its reasonable best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the Company, upon request, all documents and other materials, and all copies thereof, prepared or obtained by Parent or its Affiliates or on their behalf from the Company or any of its Subsidiaries in connection with this Agreement that are subject to such confidence.

Section 7.02    Obligations of Merger Subsidiary and Surviving Corporation.    Parent shall take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. From and after the Effective Time, Parent agrees to cause the Surviving Corporation to perform its obligations under this Agreement.

Section 7.03    Voting of Shares.    Parent shall vote all shares of Common Stock beneficially owned by it or any of its Subsidiaries in favor of adoption of this Agreement at the Company Shareholder Meeting.

Section 7.04    Employee Matters.

(a) Subject to applicable Law, Parent shall and shall cause its Affiliates (including the Company) to for one year following the Effective Time provide to each employee of the Company or its Subsidiaries who is an employee thereof as of the Effective Time (a “Company Employee”) base salary or wage rates that are no less than those provided by the Company and its Subsidiaries as of immediately prior to the Effective Time; provided, however, that if a Company Employee is paid on a commission basis, no commission shall be paid unless the Company Employee meets the terms of the relevant commission agreement or arrangement. Except with respect to severance to the extent separate severance benefits are provided for in Section 7.04(d), from and after the Effective Time, Company Employees shall be eligible to participate in the employee benefit plans and programs sponsored, maintained or contributed to by Parent or its ERISA Affiliates, including, without limitation, any annual incentive plan, on the same basis as similarly situated employees of Parent and its Subsidiaries; provided that this Section 7.04(a) shall not apply to any employees represented by a union or employee association for purposes of collective bargaining.

(b) Each Company Employee will receive service credit for all periods of employment with the Company or any of its Subsidiaries or any predecessor thereof prior to the Effective Time for purposes of vesting, eligibility and benefit levels under any employee benefit plan in which such employee participates after the Effective Time, to the extent that such service was recognized under any analogous plan of the Company or its Subsidiaries in effect immediately prior to the Effective Time; provided that no such service credit shall be given if it would result in a duplication of benefits.

(c) (i) From and after the Effective Time, (x) those former employees of the Company or its Subsidiaries who as of such time are receiving benefits under the post-retirement medical and dental plans sponsored or maintained by the Company or its Subsidiaries (the “Designated Plans”) and (y) those Company Employees who have a credited retiree medical eligibility date prior to January 1, 1993 or who are fully eligible to receive benefits under such Designated Plans as of the Effective Time, together, in each case, with the covered dependents of each such employee (collectively, the “Designated Employees”) shall continue to receive, remain eligible to receive or receive at some future time, as the case may be, benefits under the Designated Plans in accordance with the terms of such plans as in effect as of the date hereof, or as may be amended by Parent in accordance with the terms of the Designated Plans; provided, however, that no such amendment shall reduce benefits under any Designated Plan or otherwise impair the rights of any Designated Employee. Employees who are not Designated Employees will not be eligible or have the right or ability to become eligible to receive such benefits after the Effective Time and the Designated Plans shall be amended by Parent to implement the provisions of this Section 7.04(c).

(ii) From and after the Effective Time, those former employees of the Company and its Subsidiaries who as of such time are receiving post-retirement life insurance benefits shall continue to receive such benefits on the same terms and conditions (including, without limitation, the payment by the Company of any related premiums, if applicable) as were applicable as of the date hereof. Following the Effective Time, neither Parent nor any of its Subsidiaries shall be obligated to provide retiree life insurance benefits, except as set forth herein.

(d) Parent shall and shall cause its Affiliates (including the Company) to for one year following the Effective Time provide to those employees of the Company or its Subsidiaries described on Schedule 7.04(d) the severance benefits set forth on such schedule.

(e) If on or after the Effective Time, any Company Employee becomes covered under any benefit plan providing medical, dental, health, pharmaceutical or vision benefits (a “Successor Plan”), other than the plan in which he or she participated immediately prior to the Effective Time (a “Prior Plan”), any such Successor Plan shall not include any restrictions or limitations with respect to any pre-existing condition exclusions and actively-at-work requirements (except to the extent such exclusions or requirements were applicable under the corresponding Prior Plan), and any eligible expenses incurred by such Company Employee and his or her covered dependents during the calendar year in which the Company Employee becomes covered under any Successor Plan shall be taken into account under any such Successor Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and/or his or her covered dependents for that year, to the extent that such expenses were incurred during a period in which the Company Employee or covered dependent was covered under a corresponding Prior Plan.

(f) Except as otherwise specifically set forth above, nothing contained herein shall be construed as requiring the Surviving Corporation, Parent, its Affiliates, the Company or any of its Subsidiaries to continue any specific Employee Plan. Nothing contained herein shall be construed as requiring the Surviving Corporation, Parent, its Affiliates, the Company or any of its Subsidiaries to continue the employment of any specific person. No Company Employee shall have any third party beneficiary rights or rights to any specific levels of compensation or benefits as a result of the application of this Section 7.04.

Section 7.05    Director and Officer Liability.    Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:

(a) For six years after the Effective Time, the Surviving Corporation shall indemnify and hold harmless the present and former officers and directors of the Company and its Subsidiaries (each an “Indemnified Person”) in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by Delaware Law, South Carolina Law or any other applicable Law or provided under the Company’s and its Subsidiaries’ articles of incorporation and bylaws or other organization documents in effect on the date hereof.

(b) For six years after the Effective Time, the Surviving Corporation shall provide officers’ and directors’ liability insurance, fiduciary liability insurance and employment practices liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Indemnified Person currently covered by such insurance policies carried by the Company and its Subsidiaries on terms with respect to coverage and amount no less favorable than those of such policies in effect on the date hereof; provided that such policies can be obtained for premiums not exceeding 250% of the amount per annum that the Company and its Subsidiaries paid in its last full fiscal year, and, if not, on such terms with respect to coverage and amount as favorable as possible relative to the terms of such policy in effect on the date hereof as can be obtained for premiums of 250% of such amount.

(c) If Parent, the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.05.

(d) The rights of each Indemnified Person under this Section 7.05 shall be in addition to any rights such Person may have under the articles of incorporation or bylaws or other organization documents of the Company or any of its Subsidiaries, or under Delaware Law, South Carolina Law or any other applicable Law or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

ARTICLE VIII

COVENANTS OF PARENT, MERGER SUBSIDIARY AND THE COMPANY

The parties hereto agree that:

Section 8.01    Reasonable Best Efforts.

(a) Subject to the terms and conditions of this Agreement, Parent, Merger Subsidiary and the Company shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement, including (i) preparing and filing as promptly as practicable with any Governmental Authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other third party that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Required Consents). Each of Parent, Merger Subsidiary and the Company agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the Merger and the transactions contemplated by this Agreement. Notwithstanding any other provision of this Agreement, the parties hereto understand and agree that the reasonable best efforts of any party hereto shall be deemed to include compliance with the requirements of Section 8.02(b) hereof, but shall not otherwise require any entry into a settlement, undertaking, consent, decree, stipulation or agreement with any Governmental Authority in connection with the transactions contemplated hereby or any divestiture or holding separate (including by establishing a trust or otherwise), or taking of any other material action (or otherwise agreeing to do any of the foregoing) with respect to its or the Surviving Corporation’s or any of their respective Subsidiaries’ or Affiliates’ businesses, assets or properties.

(b) In furtherance and not in limitation of the foregoing, each of Parent and the Company shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within 10 Business Days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. In connection with the foregoing, the parties agree to (a) cooperate with each other in preparing and submitting such HSR Act filings, which cooperation shall include furnishing the other with any information or documents in such party’s possession that may be reasonably required in connection with such filings; (b) furnish each other with correspondence from or to, and notify each other of any other communications with, the Federal Trade Commission (“FTC”) and the United States Department of Justice (“DOJ”) which correspondence relates to the transactions contemplated hereby; and (c) to the extent practicable, permit each other to participate in any conferences with the FTC or the DOJ.

Section 8.02    FCC Consent and FCC License Renewals.

(a) As promptly as practicable after the date of this Agreement, but in any event no later than ten Business Days thereafter, the Company, the Licensees and Parent shall file with the FCC applications requesting the FCC Consent (the “Transfer Applications”). The Company and Parent will cooperate in the preparation of the Transfer Applications, will diligently take and will cooperate in the taking of all reasonable steps necessary to prosecute expeditiously the Transfer Applications, and will use reasonable best efforts to obtain promptly the FCC Consent. The Company will diligently take all reasonable steps to ensure that all of the FCC permits, licenses and authorizations held by the Company are included in the Transfer Applications and, in the event that either Parent or the Company identifies an FCC permit, license or authorization that has not been included in the Transfer Applications subsequent to the filing of the Transfer Applications, then the Company and Parent will cooperate to take such reasonable actions as are necessary to remedy the omission of such FCC permit, license or authorization from the Transfer Applications. As part of the Transfer Applications, Parent will request (i) temporary waivers of Section 73.3555(b) (the “Local Television Ownership Rule”) in the Toledo, Wilmington, Columbia and Albany markets to provide not more than six months from the Effective Time within which to come into compliance with such rule and (ii) a satellite exemption from the Local Television Ownership Rule for the Lufkin station. Such requests will include all factual information, representations and undertakings that are customary, and Parent shall promptly provide such additional information, representations or undertakings as the FCC may reasonably request. Without limitation of the foregoing, Parent shall use its reasonable best efforts to obtain the temporary waivers and the exemption at the earliest practicable time. The parties will use their commercially reasonable best efforts to oppose any petition to deny or other objections filed with respect to the Transfer Applications and any requests for reconsideration or judicial review of the FCC Consent.

(b) In the event that the FCC Consent has not been granted as of March 1, 2006 and the failure to obtain such FCC Consent reasonably could be attributed, in whole or in part, to the application of the Local Television Ownership Rule in the Albany, Columbia, Toledo or Wilmington markets, Parent shall, on not less than 30 days written notice given by the Company at any time following March 1, 2006, file one or more applications with the FCC seeking consent to divestiture of properties necessary to achieve compliance with the Local Television Ownership Rule in such markets, such divestiture to be to either a qualified buyer or an independent trustee, subject to terms and conditions that will preclude the Stations that are the subject of divestiture from being “attributable” to Parent subsequent to divestiture under applicable FCC Rules. Parent shall use its reasonable best efforts to obtain grant of any such applications at the earliest practicable time.

(c) In order to avoid disruption or delay in the processing of the Transfer Applications, Parent agrees, as part of the Transfer Applications, to request that the FCC apply its policy permitting license transfers in transactions involving multiple markets to proceed, notwithstanding the pendency of one or more license renewal applications. Parent agrees to make such representations and undertakings as are necessary or appropriate to invoke such policy, including (without limitation) undertakings to assume the position of applicant with respect to any pending license renewal applications, and to assume the risks relating to such applications. Each of the Company and Parent agrees not to, and shall not permit any of its Subsidiaries to, take any action that would reasonably be expected to materially delay, materially impede or prevent receipt of the FCC Consent.

(d) Parent acknowledges that, as of the date of this Agreement, license renewal applications are pending before the FCC with respect to each of the Stations other than KGBT-TV-DT (Harlingen, Texas), KCBD-TV-DT (Lubbock, Texas), KTRE(TV)-DT (Lufkin, Texas) and KLTV(TV)-DT (Tyler, Texas) (each such Station the license for which is subject to a renewal application, a “Renewal Station” and each such pending license renewal application a “Renewal Application”). To the extent reasonably necessary to expedite grant of a Renewal Application, and thereby facilitate grant of the Transfer Applications, the Company shall be permitted to enter into tolling agreements with the FCC with respect to the relevant Renewal Station to extend, for a period of up to three (3) years following the date of renewal, the statute of limitations for the FCC to determine or impose a forfeiture penalty against such Renewal Station in connection with any pending complaints that such Renewal Station aired programming that contained obscene, indecent or profane material (a “Tolling Agreement”). The Company shall consult in good faith with Parent prior to entering into any such Tolling Agreement and shall furnish a copy of such Tolling Agreement to Parent prior to entering into such Tolling Agreement.

Section 8.03    Certain Filings.

(a) The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Company Proxy Statement, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

(b) Parent and its counsel shall be given a reasonable opportunity to review and comment on the Company Proxy Statement each time before such document (or any amendment thereto) is filed with the SEC. In addition, Parent shall have the right to review to approve all of the information relating to Parent and any of its Subsidiaries proposed to appear in the Proxy Statement or any amendment or supplement thereto submitted to the SEC in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, Parent shall act reasonably and promptly. The Company shall provide Parent and its counsel with a copy of any written comments that the Company may receive from time to time from the SEC or its staff with respect to the Company Proxy Statement promptly after receipt of those comments or other communications.

Section 8.04    Public Announcements.    Parent and the Company shall consult with each other before issuing any press release, making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with or rule of any national securities exchange or association, shall not issue any such press release, make any such other public statement or schedule any such press conference or conference call before such consultation.

Section 8.05    Further Assurances.    At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or

Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 8.06    Notices of Certain Events.    Each of the Company and Parent shall promptly notify the other of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

(c) any fact or condition that would make any of the conditions in ARTICLE IX hereof not reasonably likely to be fulfilled; and

(d) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.15 or Section 5.06, as the case may be, or that relate to the consummation of the transactions contemplated by this Agreement.

Section 8.07    Control of Stations.    Parent shall not directly or indirectly control, supervise or direct the operations of the Stations prior to Closing. Consistent with the Communications Act and the FCC Rules, the control, supervision and direction of the operation of the Stations prior to Closing will remain the responsibility of the Company and its Subsidiaries as the holders of the FCC Licenses.

ARTICLE IX

CONDITIONS TO THE MERGER

Section 9.01    Conditions to the Obligations of Each Party.    The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions (other than any such conditions that are waived by Parent, Merger Subsidiary and the Company):

(a) the Company Shareholder Approval shall have been obtained in accordance with South Carolina Law;

(b) no provision of any applicable Law shall prohibit the consummation of the Merger;

(c) any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated; and

(d) the FCC Consent shall have been obtained with respect to the FCC Licenses set forth on Schedule 9.01(d) (the “Required FCC Consent”);

Section 9.02    Conditions to the Obligations of Parent and Merger Subsidiary.    The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following further conditions (other than any such conditions that are waived by Parent and Merger Subsidiary):

(a) (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto

(without giving effect to any qualifications as to materiality or Material Adverse Effect contained herein or therein) shall be true and correct at and as of the Effective Time as if made at and as of such time (except for representations and warranties that are made as of a specific date, which shall be true at and as of such specific date), with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect, and (iii) Parent shall have received a certificate signed by an appropriate officer of the Company to the foregoing effect; provided that if, as of any time after the date hereof, all of the conditions set forth in this ARTICLE IX (including this Section 9.02(a)), other than the condition set forth in Section 9.02(c), shall have been satisfied or waived, the condition set forth in clause (ii) of this Section 9.02(a) shall be deemed to be satisfied from and after such time through to and at the Effective Time, except with respect to any representation or warranty of the Company contained in this Agreement or in any certificate or other writing delivered by the Company pursuant hereto that is not true and correct at and as of the Effective Time as the result of any subsequent willful breach by the Company of such representation or warranty.

(b) the Company shall have obtained the consents and approvals set forth in Schedule 9.02(b) hereto (the “Required Consents”); and

(c) the Required FCC Consent shall have become a Final Order in full force and effect; and

(d) the Company shall have delivered a certification in the form set forth in Schedule 9.02(d) that the Company is not a “United States real property holding corporation” within the meaning of Section 897 of the Code.

Section 9.03    Conditions to the Obligations of the Company.    The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further condition (unless such condition is waived by the Company):

(a) (i) each of Parent and Merger Subsidiary shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of Parent and Merger Subsidiary contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto (without giving effect to any qualifications as to materiality or material adverse effect contained herein or therein) shall be true at and as of the Effective Time as if made at and as of such time (except for representations and warranties that are made as of a specific date which shall be true at and as of such specific date), with only such exceptions that would not reasonably be expected to materially impair Parent’s or Merger Subsidiary’s ability to timely consummate the Merger and the other transactions contemplated hereby and (iii) the Company shall have received a certificate signed by an appropriate officer of Parent to the foregoing effect.

ARTICLE X

TERMINATION

Section 10.01    Termination.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the shareholders of the Company):

(a) by mutual written agreement of the Company and Parent;

(b) by either the Company or Parent, if:

(i) the Merger has not been consummated on or before May 31, 2006 (the “End Date”); provided that the End Date shall be automatically extended for three months if, on May 31, 2006, (i)(A) the Required FCC Consent has not been obtained or has not become a Final Order or (B) any of the Required Consents described in Section 9.02(b) have not been obtained or waived, (ii) each of the other conditions to the consummation of the Merger has been satisfied or waived or remains capable of satisfaction and (iii) the Required FCC Consent (and the Final Order related thereto) or any such Required Consent to the extent not yet obtained is being pursued diligently and in good faith; provided further that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement shall have proximately contributed to the failure of the Merger to have been consummated by such time; or

(ii) if any Governmental Authority shall have issued, enacted, entered, promulgated or enforced any order, or taken any other action restraining, enjoining, disapproving, denying or otherwise prohibiting the Merger, and such order or other action shall have become final and non-appealable, provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(ii) shall not be available to any party that has failed to comply with its obligations hereunder in any manner that shall have proximately contributed to the occurrence of such order or other action; or

(iii) at the Company Shareholder Meeting (including any adjournment or postponement thereof) upon a vote of the shareholders of the Company whether to approve this Agreement, the Company Shareholder Approval shall not have been obtained; or

(c) by Parent, if:

(i) the Board of Directors of the Company fails to make, withdraws or modifies, or publicly proposes to withdraw or modify, in a manner adverse to Parent the Company Board Recommendation or fails to reconfirm the Company Board Recommendation within five (5) Business Days after a written request by Parent to do so or recommends an Acquisition Proposal;

(ii) the Company shall have entered into a binding written agreement with respect to a Superior Proposal; or

(iii) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.02(a) not to be satisfied, and such condition is incapable of being satisfied by the End Date; provided, that termination pursuant to this Section 10.01(c)(iii) shall not relieve the Company of liability for any such willful breach or failure; or

(iv) a material breach of any provision of this Agreement has been committed by the Company, such breach has not been waived and, if such breach is capable of being cured, the Company has not cured such breach within fifteen (15) Business Days following receipt of notice of such breach from Parent; provided, that termination pursuant to this Section 10.01(c)(iv) shall not relieve the Company of liability for any such willful breach; or

(d) by the Company, if:

(i) prior to the time the Company’s shareholders shall have approved this Agreement and the Merger at the Company Shareholder Meeting, the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a Superior Proposal; provided that the Company is not in breach of Section 6.03 or Section 6.04 hereof and shall have paid any amounts due pursuant to Section 11.04(b)(i) in accordance with the terms, and at the times, specified therein; or

(ii) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Parent or Merger Subsidiary set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.03(a) not to be satisfied, and such condition is incapable of being satisfied by the End Date, provided, that termination pursuant to this Section 10.01(d)(ii) shall not relieve the Parent or Merger Subsidiary of liability for any such willful breach or failure; or

(iii) a material breach of any provision of this Agreement has been committed by the Parent or Merger Subsidiary, such breach has not been waived and, if such breach is capable of being cured, Parent or Merger Subsidiary has not cured such breach within fifteen (15) Business Days following receipt of notice of such breach from the Company; provided, that termination pursuant to this Section 10.01(d)(iii) shall not relieve Parent or Merger Subsidiary of liability for any such willful breach.

The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give notice of such termination to the other party.

Section 10.02    Effect of Termination.    Except as provided in Section 10.01 and this Section 10.02, if this Agreement is terminated pursuant to Section 10.01, such termination shall be effective as against all parties hereto and this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties hereto. The provisions of this Section 10.02, Section 7.01 and ARTICLE XI shall survive any termination hereof pursuant to Section 10.01.

ARTICLE XI

MISCELLANEOUS

Section 11.01    Notices.    All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to Parent or Merger Subsidiary, to:

Raycom Media, Inc.

RSA Tower, 20th Floor

201 Monroe Street

Montgomery, Alabama 36104

Attention: Paul McTear

Fax: (334) 223-5550

with a copy to:

Belmoro Corporate Advisors, LLC

Attention: Thomas B. Henson

6100 Fairview Road, Suite 650

Charlotte, North Carolina 28210

Fax: (704) 643-4482

and with a copy to:

Robinson, Bradshaw & Hinson, P.A.

101 North Tryon Street, Suite 1900

Charlotte, North Carolina 28246

Attention: Stephen M. Lynch

Fax: (704) 373-3955

if to the Company, to:

The Liberty Corporation

135 South Main Street

Greenville, South Carolina 29601

Attention: Martha G. Williams

Fax: (864) 241-5429

with a copy to:

Davis Polk & Wardwell

450 Lexington Avenue

New York, New York 10017

Attention: Dennis S. Hersch

Fax: (212) 450-3800

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 11.02    Survival of Representations and Warranties.    The representations, warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except for the agreements to be performed after the Effective Time which shall survive in accordance with their respective terms.

Section 11.03    Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, except as expressly set forth in ARTICLE IX, by each party against whom the waiver is to be effective; provided that, after the Company Shareholder Approval and without their further approval, no such amendment or waiver shall reduce the amount or change the kind of consideration to be received in exchange for the shares of Common Stock.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 11.04    Expenses.

(a) Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

(b) The Company shall pay Parent a fee of $29,350,000 (the “Termination Fee”) by wire transfer of immediately available funds (i) simultaneously upon the termination of this Agreement pursuant to Section 10.01(c)(i), 10.01(c)(ii) or 10.01(d)(i) and (ii) within two (2) Business Days after the consummation of a Qualifying Transaction (as defined below), if after an Acquisition Proposal has been made and publicly disclosed or an Acquisition Event has occurred, this Agreement is terminated pursuant to Section 10.01(b)(i), 10.01(b)(iii), 10.01(c)(iii) or 10.01(c)(iv) and the Qualifying Transaction occurs within one year after such termination. It is understood that the Company shall not be required to pay Parent under more than one of Section 11.04(b)(i) or (ii).

(c) The Company will also reimburse Parent for the actual out-of-pocket expenses incurred by Parent and/or Merger Subsidiary in connection with this Agreement and the transactions contemplated hereby upon receipt of reasonable supporting documentation, up to a maximum of $5,000,000, if this Agreement is terminated pursuant to Section 10.01(b)(iii). The amount of reimbursement will be credited against any Termination Fee that becomes payable pursuant to Section 11.04(b).

(d) For purposes of this Section 11.04, the following definitions apply:

(i) “Acquisition Event” means:

(A) The Company or one of its Subsidiaries without having received Parent’s prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction with any Person other than Parent or any of Parent’s Affiliates or the Company’s Board of Directors shall have recommended that the Company’s shareholders approve, accept or tender their shares in response to any Acquisition Transaction or Acquisition Proposal with any Person other than Parent or any of Parent’s Affiliates.

(B) Any Person (other than Parent or any of Parent’s Subsidiaries) shall have publicly made a bona fide proposal to engage in an Acquisition Transaction (including, without limitation, any situation in which any Person other than Parent or any of Parent’s Affiliates shall have commenced, or shall have filed a registration statement under the 1933 Act with respect to, a tender offer or exchange offer to purchase any issued and outstanding shares of Common Stock such that, upon consummation of such offer, such Person would own or control twenty (20) percent or more of the then outstanding shares of Common Stock).

(ii) “Acquisition Transaction” means any transaction or series of related transactions described or referred to in the definition of “Acquisition Proposal.”

(iii) “Qualifying Transaction” means (A) the Company merges with or into, or is acquired, directly or indirectly, by merger or otherwise by, a Third Party, (B) a Third Party, directly or indirectly, acquires all or substantially all of the assets of the Company and its Subsidiaries or (C) a Third Party, directly or indirectly, acquires more than 50% of the outstanding shares of Common Stock; provided that no such transaction shall be a Qualifying Transaction unless in connection with such transaction the stockholders of the Company shall have received cash, securities or other consideration having an aggregate value, when taken together with the value of any securities of the Company or its Subsidiaries otherwise held by such stockholders, in excess of $36.95 per share of Common Stock.

Section 11.05    Binding Effect; Benefit; Assignment.

(a) The provisions of this Agreement shall be binding upon and, except as provided in Section 7.05, shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as provided in Section 7.05, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

Section 11.06    Governing Law.    This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the conflicts of law rules of such state, except to the extent that the Merger shall also be governed in accordance with the Laws of the State of South Carolina.

Section 11.07    Jurisdiction.    The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.

SECTION 11.08    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.09    Counterparts; Effectiveness.    This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 11.10    Entire Agreement.    This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 11.11    Severability.    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 11.12    Specific Performance.    The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE LIBERTY CORPORATION

By:		/S/ HAYNE HIPP
	Name: Title:	Hayne Hipp CEO

RAYCOM MEDIA, INC.

By:		/S/ PAUL H. MCTEAR, JR.
	Name: Title:	Paul H. McTear, Jr. President and CEO

RL123, INC.

By:		/S/ PAUL H. MCTEAR, JR.
	Name: Title:	Paul H. McTear, Jr. President and CEO

ANNEX B

[Letterhead of UBS Securities LLC]

August 25, 2005

The Board of Directors

The Liberty Corporation

135 South Main Street

Greenville, South Carolina 29601

Dear Members of the Board:

We understand that The Liberty Corporation, a South Carolina corporation (“Liberty” or the “Company”), is considering a transaction whereby the Company will be acquired by Raycom Media, Inc., a Delaware corporation (“Raycom”). You have advised us that pursuant to the terms of a draft Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Raycom and RL123, Inc., a Delaware corporation and wholly owned subsidiary of Raycom (“Merger Sub”), (i) Merger Sub will be merged with and into the Company (the “Transaction”) with the Company becoming a wholly owned subsidiary of Raycom and (ii) each share of common stock, no par value, of the Company (“Company Common Stock”) will be converted into the right to receive $47.35 in cash (the “Merger Consideration”). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to holders of Company Common Stock of the Merger Consideration to be received by such holders in the Transaction.

UBS Securities LLC (“UBS”) has acted as financial advisor to the Board of Directors of the Company in connection with the Transaction and will receive a fee for its services, a portion of which is payable upon consummation of the Transaction. UBS will also receive a fee upon delivery of this opinion. In the past, UBS and its predecessors have provided investment banking services to the Company and received customary compensation for the rendering of such services. In the ordinary course of business, UBS, its successors and affiliates have traded and may trade, for their own accounts and the accounts of their customers, securities of the Company and may have traded and may trade, for their own accounts and the accounts of their customers, securities of Raycom and, accordingly, may at any time hold a long or short position in such securities.

Our opinion does not address the relative merits of the Transaction as compared to other business strategies or transactions that might be available with respect to Company or the underlying business decision of the Company to effect the Transaction. Our opinion is addressed to, and is for the benefit of the Board of Directors of the Company, and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction. At your direction, we have not been asked to, nor do we, offer any opinion as to the material terms of the Merger Agreement, the form of the Transaction, or the likelihood that the Transaction will be consummated. In rendering this opinion, we have assumed, with your consent, that (i) the final executed form of the Merger Agreement does not differ in any material respect from the draft that we have examined, (ii) the representations and warranties of the Company, Raycom and Merger Sub contained in the Merger Agreement are true and correct in all material respects, (iii) the Company, Raycom and Merger Sub will comply with all the material terms of the Merger Agreement and (iv) all conditions to the obligations of each of the Company, Raycom and Merger Sub to consummate the Transaction will be satisfied without any waiver thereof.

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and historical financial information relating to the Company; (ii) reviewed certain internal financial information and other data relating to the business and financial prospects of the Company, including estimates and financial

B-1

forecasts prepared by management of the Company, that were provided to us by the Company and not publicly available; (iii) conducted discussions with members of the senior management of the Company concerning the business and financial prospects of the Company; (iv) reviewed publicly available financial and stock market data with respect to certain other companies we believe to be generally relevant; (v) compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions which we believe to be generally relevant; (vi) reviewed a draft dated August 23, 2005 of the Merger Agreement; and (vii) conducted such other financial studies, analyses, and investigations and considered such other information, as we deemed necessary or appropriate. We understand that Raycom and Merger Sub have represented in the Merger Agreement that they will have at the Effective Time (as defined in the Merger Agreement) sufficient funds available to enable them to pay the aggregate Merger Consideration and satisfy all of their obligations under the Merger Agreement. However, with your consent, we have not obtained or reviewed any current financial information regarding Raycom, or otherwise assessed its ability to obtain the financing necessary to consummate the Transaction.

In connection with our review, with your consent, we have not assumed any responsibility for independent verification for any of the information reviewed by us for the purpose of this opinion and have, with your consent, relied on such information being complete and accurate in all material respects. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates of the Company referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of management of the Company as to the future performance the Company. We have also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on the Company and the Transaction. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Our opinion does not address any legal, tax or accounting matters, as to which we understand that the Company obtained such advice as it deemed necessary from qualified professionals.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by holders of Company Common Stock in the Transaction is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ UBS Securities LLC

UBS SECURITIES LLC

B-2

ANNEX C

SHAREHOLDER VOTING AGREEMENT

SHAREHOLDER VOTING AGREEMENT dated as of August 25, 2005 (this “Agreement”) by and among Raycom Media, Inc., a Delaware corporation (“Parent”), RL123, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Subsidiary”), and the shareholder of The Liberty Corporation (the “Company”) identified as the signatory hereto (the “Shareholder”).

WHEREAS, in connection with the execution of this Agreement, Parent, Merger Subsidiary and the Company are entering into an Agreement and Plan of Merger dated as of the date hereof (the “Merger Agreement”) pursuant to which Parent would acquire the Company by means of a merger of Merger Subsidiary with and into the Company (the “Merger”) on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, neither Parent nor Merger Subsidiary would enter into the Merger Agreement unless the Shareholder were to enter into this Agreement; and

WHEREAS, as a shareholder of the Company, the Shareholder will benefit from the Merger Agreement.

NOW, THEREFORE, in consideration of Parent’s and Merger Subsidiary’s entry into the Merger Agreement, the Shareholder agrees with Parent and Merger Subsidiary as follows:

1. The Shareholder represents and warrants that (a) he, she or it beneficially owns (as defined, for purposes of this Agreement, in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) the number of shares of common stock of the Company set forth on Schedule A attached hereto (the “Owned Shares”), free from any lien, encumbrance or restriction whatsoever (other than liens, encumbrances or restrictions existing prior to the date hereof and set forth on Schedule A attached hereto) and with full power to vote the Owned Shares without the consent or approval of any other person or entity, in each case except as otherwise indicated on Schedule A attached hereto, and (b) this Agreement constitutes the valid and legally binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except to the extent that (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditor’s rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability. For all purposes of this Agreement, Owned Shares shall include any shares of the Company as to which beneficial ownership is acquired by the Shareholder after the execution hereof.

2. The Shareholder irrevocably and unconditionally agrees that he, she or it will (a) vote, or cause to be voted, all of the Owned Shares in favor of the Merger Agreement and the Merger at any meeting or meetings of the Company’s shareholders called to vote upon the Merger Agreement and the Merger and (b) will not vote, or cause to be voted, such shares (or otherwise provide a proxy or consent or enter into another voting agreement with respect thereto) in favor of any other Acquisition Proposal (as defined in the Merger Agreement).

3. The Shareholder agrees that he, she or it will not, without the prior written consent of Parent, (a) directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Owned Shares, unless he, she or it receives (i) an irrevocable proxy, in form and substance substantially similar to the provisions of Section 2 hereof, to vote such Owned Shares with respect to the Merger Agreement and the Merger and (ii) an agreement identical in all material respects to this Agreement executed by the buyer of the Owned Shares the subject thereof or (b) take any action that would prohibit, prevent or preclude the Shareholder from performing its obligations under this Agreement; provided that nothing contained in this Agreement (including, without limitation, the provisions of Section 3(b)) shall in any way prohibit, restrict or otherwise restrain the ability of the Shareholder to take, in one or more transactions, any of the actions identified in Section 3(a): (i) with respect to up to 10% in the aggregate of the total Owned Shares set forth under the heading “Number of Shares Beneficially Owned in Shareholder’s Individual Capacity” on Schedule A attached hereto and (ii) with respect to any Owned Shares held by a trust as to which the Shareholder exercises voting control and which trust is identified on Schedule A, up to 10% in the aggregate of the total Owned Shares held by such trust, as listed on Schedule A (it being understood that the calculation of the number of shares entitled to this exception must take into account any actions identified in Section 3(a) taken by any other person who is authorized to take such actions with respect to shares held by the trust).

4. The Shareholder agrees not to take any action that would prevent or otherwise adversely affect the consummation of the Merger and the other transactions contemplated by the Merger Agreement[; provided that this Section 4 shall in no way limit, restrict or restrain the ability of the Shareholder to exercise his fiduciary duties as a director of the Company, so long as the Shareholder acts in accordance with Sections 6.03 and 6.04 of the Merger Agreement in such capacity].

5. The Shareholder agrees that irreparable damage to Parent and Merger Subsidiary would occur in the event that any of the provisions of this Agreement were not performed by it in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent and Merger Subsidiary shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Shareholder and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity, and that the Shareholder waives the posting of any bond or security in connection with any proceeding related thereto.

6. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original. This Agreement shall become effective when one counterpart signature page has been signed by each party hereto and delivered to the other party (which delivery may be by facsimile).

7. The Shareholder agrees to execute and deliver all such further documents, certificates and instruments and take all such further reasonable action as may be necessary or appropriate in order to consummate the transactions contemplated hereby.

8. This Agreement shall terminate upon the earlier to occur of (a) the Effective Time (as defined in the Merger Agreement) and (b) the date of termination of the Merger Agreement in accordance with its terms.

9. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to the conflict of law rules of such state.

IN WITNESS WHEREOF, Parent, Merger Subsidiary and the Shareholder have duly executed this Agreement as of the date first above written.

RAYCOM MEDIA, INC.

By:
Name: Title:

RL123, INC.

By:
Name: Title:

[SHAREHOLDER]

■

THE LIBERTY CORPORATION

This Proxy is solicited on behalf of the Board of Directors of the Corporation for the Special Meeting of Shareholders to be held on December 6, 2005.

The undersigned hereby appoints Sophia G. Vergas and Mark D. Wesson, or either of them, as proxies, with the full power of substitution, to represent the undersigned at the Special Meeting of Shareholders of The Liberty Corporation (“Liberty”) to be held at 10:30 a.m. local time on December 6, 2005, at the Westin Poinsett Hotel located at 120 South Main Street, Greenville, South Carolina, and at any adjournment or postponement thereof, and to vote all the shares of Liberty stock which the undersigned would be entitled to vote if personally present.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH INSTRUCTIONS CONTAINED HEREIN. IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED “FOR” ITEM 1 AND IN THE PROXIES’ DISCRETION UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)

COMMENTS:

■	■

SPECIAL MEETING OF SHAREHOLDERS OF

THE LIBERTY CORPORATION

December 6, 2005

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
- OR - TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER
ACCOUNT NUMBER
- OR - INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. If you vote by Telephone or the Internet, please DO NOT mail this proxy card.

ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

■

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL
	FOR	AGAINST	ABSTAIN

1.      Proposal to approve and adopt the Agreement and Plan of Merger, dated August 25, 2005, as amended (the “Merger Agreement”), among The Liberty Corporation (“Liberty”), Raycom Media, Inc., a Delaware corporation (“Raycom”), and RL123, Inc., a Delaware corporation and a wholly owned subsidiary of Raycom (“Merger Sub”), pursuant to which, among other things, (i) Merger Sub will be merged with and into Liberty (the “Merger”), with Liberty continuing as the surviving corporation and a wholly owned subsidiary of Raycom and (ii) each share of common stock, no par value, of Liberty issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive $47.35 in cash, without interest.

	☐	☐	☐

2.      In their discretion, the proxies are authorized to act upon any other matter as may properly come before the special meeting, including the approval of any proposal to postpone or adjourn the special meeting to a later date to solicit additional proxies in favor of Proposal 1 in the event there are not sufficient votes for approval of Proposal 1 at the special meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■